Exhibit 10.17

CONFORMED COPY

DATED 13 July 2009

KOSMOS ENERGY FINANCE

as Borrower

- and -

KOSMOS ENERGY GHANA HC

as Guarantor

- and -

KOSMOS ENERGY DEVELOPMENT

as Guarantor

- and -

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 2

as Original Lenders

- and -

Others

COMMON TERMS AGREEMENT

(as amended by letters dated 11 September

2009, 18 September 2009, 29 October 2009 and 24 December 2009)

Slaughter and May

One Bunhill Row

London

EC1Y 8YY

(SRG/JRR)

CF093570087

19.	Forecasts and Calculations	53

PART 7 BANKS ACCOUNTS, CASH MANAGEMENT AND RESERVE EQUITY		58

20.	Bank Accounts and Cash Management	58

21.	Operation of the Offshore Proceeds Accounts	63

22.	Debt Service Reserve Account	67

23.	Authorised Investments	68

PART 8 FINANCIAL AND PROJECT INFORMATION		71

24.	Information Undertakings	71

PART 9 GUARANTEE		79

25.	Guarantee and Indemnity	79

PART 10 REPRESENTATIONS, COVENANTS, EVENTS OF DEFAULT		82

26.	Representations	82

27.	Financial Covenants	86

28.	General Undertakings	86

29.	Events of Default	96

PART 11 CHANGES TO LENDERS AND OBLIGORS AND ROLES		105

30.	Changes to-the Lenders	105

31.	Changes to the Obligors	109

32.	Role of the Agents and the Arranger	111

33.	Consultants	117

PART 12 ADMINISTRATION, COSTS AND EXPENSES		119

34.	Payment Mechanics	119

35.	Set-Off	122

36.	Costs and Expenses	122

37.	Notices	123

38.	Calculations and Certificates	126

39.	Partial Invalidity	126

40.	Remedies and Waivers	126

41.	Amendments and Waivers	127

42.	Counterparts	129

PART 13 GOVERNING LAW AND ENFORCEMENT		130

43.	Governing Law	130

44.	Jurisdiction	130

45.	Service of Process	130

Schedule 1 The Initial Obligors		132

Schedule 2 The Original Lenders		133

Schedule 3 Conditions Precedent		135

Schedule 4 Form of Facility Increase Request Notice		144

Schedule 5 Utilisation Requests		146

Schedule 6 Amortisation Schedule		151

Schedule 7 Mandatory Cost Formulae		152

Schedule 8 Form of Transfer Certificate		155

Schedule 9 Form of S1 Lender Accession Notice		157

Schedule 10 Form of Accession Letter		161

Schedule 11 Form of Resignation Letter		162

Schedule 12 Form of Compliance Certificate		163

Schedule 13 Form of Letter of Credit		165

Schedule 14 Form of Confidentiality Undertaking		169

Schedule 15 Form of Deed of Subordination		174

Schedule 16 Lenders’ Reliability Test		190

THIS AGREEMENT is dated 13 July 2009 (as amended on 11 September 2009, 18 September 2009, 29 October 2009 and 24 December 2009) and made between:

(1)      KOSMOS ENERGY FINANCE a company incorporated under the laws of the Cayman Islands with registered number 225882 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands (the “Original Borrower”);

(2)      KOSMOS ENERGY GHANA HC a company incorporated under the laws of the Cayman Islands with registered number 135710 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands (“KEG”);

(3)      KOSMOS ENERGY DEVELOPMENT a company incorporated under the laws of the Cayman Islands with registered number 225879 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands (“KED”);

(4)      STANDARD CHARTERED BANK as global co-ordinator (the “Global Co-ordinator”);

(5)      STANDARD CHARTERED BANK, BNP PARIBAS SA, SOCIETE GENERALE, CALYON, ABSA BANK LIMITED, AFRICA FINANCE CORPORATION, INTERNATIONAL FINANCE CORPORATION and CORDIANT EMERGING LOAN FUND III, L.P. as mandated lead arrangers of the Senior Facilities (each a “Senior Mandated Lead Arranger” and together, the “Senior Mandated Lead Arrangers”);

(6)      STANDARD CHARTERED BANK, BNP PARIBAS, INTERNATIONAL FINANCE CORPORATION and AFRICA FINANCE CORPORATION as mandated lead arrangers of the Junior Facilities (each a “Junior Mandated Lead Arranger” and together, the “Junior Mandated Lead Arrangers”);

(7)      THE FINANCIAL INSTITUTIONS listed in Schedule 2 as original senior lenders (the “Original Senior Lenders”);

(8)      INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including Ghana (the “IFC”), as lender under the Senior IFC Facility Agreement;

(9)      THE FINANCIAL INSTITUTIONS listed in Schedule 2 as original junior lenders (the “Original Junior Lenders”);

(10)    INTERNATIONAL FINANCE CORPORATION, as lender under the Junior IFC Facility Agreement;

(11)    SOCIETE GENERALE as the lead technical and modelling bank (the “Lead Technical and Modelling Bank”);

(12)    STANDARD CHARTERED BANK as the co-technical and modelling bank (the “Co-Technical and Modelling Bank”);

(13)    STANDARD CHARTERED BANK as onshore account bank on the terms and conditions set out in the Onshore Project Accounts Agreement (the “Onshore Account Bank”);

(14)    STANDARD CHARTERED BANK as offshore account bank on the terms and conditions set out in the Offshore Project Accounts Agreement (the “Offshore Account Bank”);

(15)    STANDARD CHARTERED BANK as agent of the Senior Finance Parties (other than IFC) under this Agreement and under the Senior Bank Facility Agreement (the “Senior Facility Agent”);

(16)    BNP PARIBAS SA as agent of the Junior Finance Parties (other than IFC) under this Agreement and under the Junior Bank Facility Agreement (the “Junior Facility Agent”); and

(17)    BNP PARIBAS SA in its capacity as Security Trustee for the Secured Parties on the terms and conditions set out in the Intercreditor Agreement (the “Security Trustee” which expression includes its successors in title and assigns or any person appointed as an additional trustee for the purpose of and in accordance with the Intercreditor Agreement).

INTRODUCTION

(1)       The Original Lenders and IFC have agreed to provide the following individual Facilities in accordance with the terms of the Finance Documents under which that Party is a Lender:

(i)       a secured Senior Bank Facility for loans of up to USD 550 million, including a letter of credit facility ranking pari passu with the Senior IFC Facility;

(ii)       a secured Senior IFC Facility for loans of up to USD 50 million, including a letter of credit facility ranking pari passu with the Senior Bank Facility;

(iii)      a secured Junior Bank Facility, for loans of up to USD 100 million subordinated both in right of payment and as to rights under the Security Documents to the Senior Facilities and ranking pari passu with the Junior IFC Facility; and

(iv)     a secured Junior IFC Facility, for loans of up to USD 50 million subordinated both in right of payment and as to rights under the Security Documents to the Senior Facilities and ranking pari passu with the Junior Bank Facility.

(2)       The parties have agreed to enter into this Agreement for the purpose of setting out the provisions which are common to each of the Facilities.

PART 1

INTERPRETATION

1.            DEFINITIONS AND INTERPRETATION

1.1          Definitions

Terms defined in clause 1 (Definitions) of the definitions agreement made on or about the date of this Agreement (the “Definitions Agreement”) by, inter alios, the parties to this Agreement shall have the same meaning and construction when used herein.

1.2          Construction

The rules of construction and interpretation set out in clause 2 (Interpretation and Construction) of the Definitions Agreement shall apply to this Agreement as if expressly set out herein.

1.3          Third Party Rights

(A)     Each Hedging Counterparty may enforce the terms of clause 21.2 (Withdrawals — No Default Outstanding), clause 25 (Guarantee and Indemnity) and paragraph (F) of clause 41.2 (Exceptions) of this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”). This clause 1.3(A) confers a benefit on each Hedging Counterparty and the Sponsor, and, subject to the remaining provisions of this clause 1.3, is intended to be enforceable by each Hedging Counterparty and the Sponsor by virtue of the Third Parties Act.

(B)      Subject to paragraph (A) above, a person who is not a party to this Agreement has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this Agreement.

(C)      Notwithstanding any term of any Finance Document, this Agreement may be rescinded or varied without the consent of any person who is not a Party hereto.

PART 2

CONDITIONS PRECEDENT

2.        CONDITIONS PRECEDENT

2.1      Conditions Precedent to first Utilisation

Kosmos may not deliver a Utilisation Request unless the Facility Agents and IFC have each received (except for any documents or evidence to be delivered as a Condition Subsequent) all of the documents and other evidence listed in Part I of Schedule 3 (Conditions Precedent) in form and substance satisfactory to the relevant Facility Agent and IFC acting reasonably, or their delivery has otherwise been waived in accordance with clause 2.4 (Waivers of Conditions Precedent). The Facility Agents and IFC (each acting reasonably) shall each notify Kosmos and the Lenders promptly upon each being so satisfied. As between the Lenders and the relevant Facility Agent and IFC, the Facility Agent and IFC shall, in relation to the acceptance of a Condition Precedent, seek the instructions of the relevant Lenders as required by the terms of the Waiver Agreement.

2.2      Conditions Precedent to first Utilisation under the Facilities (other than Tranche S1)

Kosmos may not deliver a Utilisation Request under any Facility Agreement (other than in respect of a Utilisation of Tranche S1) unless the Facility Agents and IFC have each received in respect of each Condition Subsequent all of the documents and other evidence listed in Part II of Schedule 3 (Conditions Precedent) for such Condition Subsequent in form and substance satisfactory to the relevant Facility Agent and IFC acting reasonably, or their delivery has otherwise been waived in accordance with clause 2.4 (Waivers of Conditions Precedent). The Facility Agents and IFC (each acting reasonably) shall each notify Kosmos and the Lenders promptly upon each being so satisfied. As between the Lenders and the relevant Facility Agent and IFC, the Facility Agent and IFC shall, in relation to the acceptance of a Condition Subsequent, seek the instructions of the relevant Lenders as required by the terms of the Waiver Agreement. Further, as regards the Conditions Subsequent listed in paragraph 10 of Part II of Schedule 3, only IFC in the manner prescribed by the Waiver Agreement (acting reasonably) will be entitled to certify that these have been satisfied or waived.

2.3      Conditions Precedent to each Utilisation

Except for drawings which can be made under the Junior Facility during the Deficiency Funded Period, the Lenders will only be obliged to comply with clause 6.5 (First Utilisation on the Satisfaction Date) if, on the proposed Utilisation Date:

(A)     no Default or Event of Default is continuing (except in the case of a first Utilisation of Tranche S2) or will result from the proposed Loan; and

(B)      an Authorised Signatory of Kosmos certifies that:

(i)        save for the application within 6 Business Days of the Satisfaction Date of (a) USD 50 million to the Reserve Equity Account pursuant to paragraph 8 of Part II (Conditions Subsequent) of Schedule 3 (b) USD 9 million to the Stamp Duty Reserve Sub-Account pursuant paragraph 2 of Part II (Conditions Subsequent) of Schedule 3 and (c) an amount equal to any Funding Shortfall in respect of a FPSO Construction Financing to the Reserve Equity Account, in each case (a), (b) or (c) either by Kosmos or the Account Bank directly, the funds from that Utilisation are expected to be applied in payment of amounts subject to and in accordance with the Cash Waterfall within 90 days of the relevant Utilisation Date or are otherwise required for Kosmos to comply with clause 20.1(E) (Project Accounts); and

(ii)       if the drawing occurs after the Satisfaction Date but before Project Completion (but not otherwise), save for any Funding Shortfall in respect of the FPSO Construction Financing notified to the Facility Agent on or before the date of delivery of the first Utilisation Request in respect of Tranche S2 and which Funding Shortfall is rectified by Kosmos making a direct payment into the Reserve Equity Account upon such Utilisation, the Funding Sufficiency Ratio is greater than 1:1 and the Borrower has no reasonable expectation that a Funding Sufficiency Ratio of less than 1:1 will arise in the future;

(C)      in respect of a Utilisation of the Senior Facilities after the Satisfaction Date only, the aggregate principal amount outstanding under the Senior Facilities does not exceed the Borrowing Base Amount, and the making of the Utilisation would not result in the aggregate principal amount outstanding under the Senior Facilities exceeding the Borrowing Base Amount;

(D)      the Repeating Representations to be made by each Obligor are, in the light of the facts and circumstances then existing, true and correct in all material respects (or, in the case of a Repeating Representation that contains a materiality concept, true and correct in all respects);

(E)      in respect of a Utilisation of Tranche J2 only:

(i)        the Total Available Senior Facility Amount at that time is equal to zero, or the Senior Facilities are fully drawn, or the outstandings under the Senior Facilities exceed the Borrowing Base Amount;

(ii)       Tranche J1 is fully drawn;

(iii)      the balance of the J1 Reserve Account at that time is equal to zero; and

(iv)     such Utilisation is made in accordance with the Deficiency Funding Criteria.

(F)      in respect of a Utilisation of the Senior IFC Facility or Junior IFC Facility only (and to the satisfaction of IFC only):

(i)        the Borrower has demonstrated, having used reasonable endeavours by exercising its rights under the Project Agreements and/or influencing or procuring the co-operation of the Unit Operator to ensure (as far as it is able):

(a)      that the design, construction, operation, maintenance, management and monitoring of the Project’s sites, plants, equipment, operations and facilities are undertaken in compliance with (i) the Action Plan, (ii) the applicable requirements of the Performance Standards and (iii) the EHS Guidelines;

(b)      the continuing implementation and operation of the S&E Management System to assess and manage the social and environmental performance of the Project in a manner consistent with the Performance Standards in all material respects; and

(c)      that the environmental mitigation and management measures in the Action Plan have been implemented and maintained; and

(ii)       the Borrower has demonstrated, having used reasonable endeavours by exercising its rights under the Project Agreements and/or influencing or procuring the co-operation of the Unit Operator, to ensure (as far as it is able), that all action items in the Action Plan have been completed within the timetabled dates prior to the date of the relevant Utilisation Request.

2.4      Waivers of Conditions Precedent

(A)     The Facility Agents as applicable, acting in accordance with the instructions of the Lenders obtained in accordance with the Waiver Agreement, may waive the requirement under clauses 2.1 (Conditions Precedent to first Utilisation) or 2.2 (Conditions Precedent to first Utilisation under the Facilities (other than Tranche S1)) to deliver any one or more of the documents and other evidence listed in Schedule 3 (Conditions Precedent to each Utilisation), as applicable. Any waiver effected by the Senior Facility Agent or the Junior Facility Agent in accordance with this paragraph (A) shall be binding on the Senior Finance Parties or, as the case may be, the Junior Finance Parties.

(B)      Satisfaction of any of the conditions set out in clause 2.3 (Conditions Precedent) may be waived by:

(i)        the Senior Facility Agent acting in accordance with the instructions of the Majority Senior Lenders if the Utilisation is under the Senior Facilities; or

(ii)       the Junior Facility Agent acting in accordance with the instructions of the Majority Junior Lenders if the Utilisation is under the Junior Facilities.

(C)      Any waiver effected by the Facility Agents in accordance with this clause shall be binding on all Parties.

(D)      For avoidance of doubt, no Utilisation may be made under any Facility, until the Facility Agents and IFC have confirmed all relevant Conditions Precedent (for the avoidance of doubt, no Conditions Subsequent shall be required to be satisfied for a Utilisation of Tranche S1) have been satisfied (acting reasonably) or waived in accordance with this clause 2 (Conditions Precedent). Further, as regards those Conditions Subsequent listed in paragraphs 10 and 11 of Part II of Schedule 3 Conditions Precedent), only IFC in the manner prescribed by the Waiver Agreement (acting reasonably) will be entitled to certify that these have been satisfied or waived.

(E)      Each of the Lenders agree, in good faith, if able, to assist Kosmos in satisfying the Condition Precedent set out in paragraph 19 of Part 1 of Schedule 3 including, without limitation, considering alternative structures or proposals which provide the Lenders, in their absolute discretion, with adequate security for the purposes of making any Loans.

PART 3

OPERATION OF THE FACILITIES

3.        THE FACILITIES

3.1      Facility Commitment amounts

(A)     Subject to the terms of this Agreement and each Facility Agreement, the Lenders have agreed to make available to the Borrower under the relevant Facility Agreements pursuant to which they are a party as Lender, the following:

(i)        a secured senior bank facility, under which the Senior Commitments are USD 625 million;

(ii)       a secured senior IFC facility, under which the Senior Commitments are USD 50 million;

(iii)      a secured junior bank facility, under which the Junior Commitments are USD 100 million; and

(iv)     a secured junior IFC facility, under which the Junior Commitments are USD 50 million.

(B)      The Senior Bank Facility, prior to the Satisfaction Date, is made available by way of Tranche S1 only. Tranche S1 may be utilised from and including Financial Close. Tranche S2 may be utilised from and including the Satisfaction Date.

(C)      Each of the Facilities may be utilised by way of Loans and, following the Satisfaction Date, in the case of the Senior Bank Facility and the Senior IFC Facility, the Senior Commitments under such Senior Bank Facility and Senior IFC Facility may be utilised up to an aggregate amount not exceeding USD 75 million by way of the issue of Letters of Credit in accordance with the terms of this Agreement and the Senior Facility Agreements.

3.2      Total Available Senior Facilities Amount

(A)     The Total Available Senior Facilities Amount shall be computed in accordance with this Clause 3.2.

(B)      Prior to the Satisfaction Date, the Available Commitment under Tranche S1 shall be USD 285 million less the amount of Senior Loans made under Tranche S1.

(C)      Following the Satisfaction Date, if at any time the aggregate amount of all Senior Loans exceeds the Borrowing Base Amount, the Total Available Senior Facilities Amount shall be zero.

(D)      Subject to paragraph (C) above, following the Satisfaction Date, the Total Available Senior Facilities Amount shall be an amount equal to the lesser of:

(i)        the Total Senior Facilities Amount less the amount of all Senior Loans; and

(ii)       the Borrowing Base Amount less the amount of all Senior Loans.

where the Borrowing Base Amount is:

(1)      during the period on and from the Satisfaction Date until Project Completion, determined by a Forecast prepared on the Satisfaction Date in accordance with the Forecasting Procedures (and taking account of any Hedging Agreement implemented in accordance with the Hedging Policy prior to the Satisfaction Date) and any new Forecast prepared thereafter on each Forecast Date in accordance with the Forecasting Procedures and following the production of a new or updated reserves report by the Reserves Consultant (including, for the avoidance of doubt, the Forecast prepared in accordance with clause 19.4 (Forecast Prior to Project Completion)); and

(2)      during the period on and from Project Completion, determined by reference to the most recent Forecast prepared in accordance with the Forecasting Procedures.

3.3      Additional S1 Commitment and S2 Commitment

(A)     Kosmos may notify the Senior Facility Agent (such notice being an “S1 Commitment Notice”) that it wishes to increase commitments under Tranche S1 (each such increase in commitments being an “Additional S1 Commitment”), provided that:

(i)        the S1 Commitment Notice is delivered prior to the Satisfaction Date;

(ii)       no Event of Default is continuing or would arise as a result of the Additional S1 Commitment;

(iii)      the person making available an Additional S1 Commitment to the relevant Borrower (an “Additional S1 Lender”) shall not be a Shareholder Affiliate;

(iv)     the amount of the Additional S1 Commitment, when aggregated with the Total Tranche S1 Commitments immediately prior to the relevant Additional S1 Commitment, shall not result in the Total Tranche S1 Commitments following the relevant Additional S1 Commitment exceeding USD 250 million (or such greater amount, not exceeding USD 300 million, so long as each Additional S1 Lender that provides an Additional S1 Commitment which causes the total Tranche S1 Commitments to exceed USD 250 million (and each subsequent Additional S1 Lender thereafter) also accepts, at such time, a transfer of Tranche S2 Commitments of not less than 50% of the amount of that Additional S1 Commitment of such Additional S1 Lender; and

(v)      the terms of the Additional S1 Commitment shall, for all purposes of this Agreement, be treated pursuant to the terms of this Agreement and the Senior Bank Facility Agreement in the same manner as Tranche S1.

(B)      Each S1 Commitment Notice shall:

(i)        confirm that the requirements of Clause 3.3(A) above are fulfilled; and

(ii)       specify the date upon which the Additional S1 Commitment is anticipated to be made available to the Borrower (the “Additional S1 Commitment Date”).

(C)      Kosmos shall procure that:

(i)        the Additional S1 Lender delivers an S1 Lender Accession Notice in the form set out in Schedule 9 Part A (Form of S1 Lender Accession Notice) duly completed and signed on behalf of the Additional S1 Lender and specifying its Additional Commitment to the Senior Facility Agent; and

(ii)       in the event that the Additional S1 Lender is not a Party to this Agreement, each Additional S1 Lender accedes to the Intercreditor Agreement in accordance with the terms of the Intercreditor Agreement, in each case, on or prior to the Additional S1 Commitment Date.

(D)      Subject to the conditions in paragraph (B) and (C) above being met, from the relevant Additional S1 Commitment Date, the Additional S1 Lender shall make available the relevant Additional S1 Commitment for Utilisation under Tranche S1 in accordance with the terms of this Agreement and the Senior Bank Facility Agreement (each as amended).

(E)      Each Additional S1 Lender shall become a party to this Agreement and the Senior Bank Facility Agreement (and be entitled to share in the Security created under the Security Documents in accordance with the terms of the Finance Documents) if such Additional S1 Lender accedes to the Intercreditor Agreement in accordance with the Intercreditor Agreement.

(F)      Each party (other than the relevant Additional S1 Lender) irrevocably authorises and instructs the Senior Facility Agent to execute on its behalf any S1 Lender Accession Notice which has been duly completed and signed on behalf of that proposed Additional S1 Lender and each Party agrees to be bound by such accession.

(G)      The Senior Facility Agent shall only be obliged to execute an S1 Lender Accession Notice delivered to it by an Additional S1 Lender once the Senior Facility Agent (acting reasonably) is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the accession of such Additional S1 Lender.

(H)      On the date that the Senior Facility Agent executes an S1 Lender Accession Notice:

(i)        the Additional S1 Lender party to that S1 Lender Accession Notice, each other Finance Party and the Obligors shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had that Additional S1 Lender been an Original Senior Lender with the rights and/or obligations acquired or assumed by it as a result of that accession and with the Commitment specified by it as its Additional Commitment; and

(ii)       that Additional S1 Lender shall become a Party to this Agreement and the Senior Bank Facility Agreement as a “Tranche S1 Lender”.

(I)       Kosmos may notify the Senior Facility Agent that it wishes to increase the commitments under Tranche S2 by way of a new Lender acceding to the Facilities (each such increase in commitments being an “Additional S2 Commitment”), provided that

(i)        no Event of Default is continuing or would arise as a result of the Additional S2 Commitment;

(ii)       the amount of the Additional S2 Commitment, when aggregated with the Total Senior Commitments immediately prior to the relevant Additional S2 Commitment, shall not result in the Total Senior Commitments following the relevant Additional S2 Commitment exceeding USD750 million; and

(iii)      the terms of the Additional S2 Commitment shall, for all purposes of this Agreement, be treated pursuant to the terms of this Agreement and the Senior Bank Facility Agreement in the same manner as Tranche S2.

(J)       Kosmos shall procure that:

(i)        the Additional S2 Lender delivers an S2 Lender Accession Notice duly completed and signed on behalf of the Additional S2 Lender and specifying its Additional Commitment to the Senior Facility Agent; and

(ii)       in the event that the Additional S2 Lender is not a Party to this Agreement, each Additional S2 Lender accedes to the Intercreditor Agreement in accordance with the terms of the Intercreditor Agreement, in each case, on or prior to the date on which the Additional S2 Commitment is anticipated to be made available to the Borrower (the “Additional S2 Commitment Date”).

(K)      Subject to the conditions in paragraph (J) above being met, from the relevant Additional S2 Commitment Date, the Additional S2 Lender shall make available the relevant Additional S2 Commitment for Utilisation under Tranche S2 in accordance with the terms of this Agreement and the Senior Bank Facility Agreement (each as amended).

(L)      Each Additional S2 Lender shall become a party to this Agreement and the Senior Bank Facility Agreement (and be entitled to share in the Security created under the Security Documents in accordance with the terms of the Finance Documents) if such Additional S2 Lender accedes to the Intercreditor Agreement in accordance with its terms.

(M)     Each party (other than the relevant Additional S2 Lender) irrevocably authorises and instructs the Senior Facility Agent to execute on its behalf any S2 Lender Accession Notice which has been duly completed and signed on behalf of that proposed Additional S2 Lender and each Party agrees to be bound by such accession.

(N)      The Senior Facility Agent shall only be obliged to execute an S2 Lender Accession Notice delivered to it by an Additional S2 Lender once the Senior Facility Agent (acting reasonably) is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the accession of such Additional S2 Lender.

(O)      On the date that the Senior Facility Agent executes an S2 Lender Accession Notice:

(i)        the Additional S2 Lender party to that S2 Lender Accession Notice, each other Finance Party and the Obligors shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had that Additional S2 Lender been an Original Senior Lender with the rights and/or obligations acquired or assumed by it as a result of that accession and with the Commitment specified by it as its Additional Commitment; and

(ii)       that Additional S2 Lender shall become a Party to this Agreement and the Senior Bank Facility Agreement as a “Tranche S2 Lender”.

3.4      Increase in Total Senior Facilities Amount

In the event that, after the Satisfaction Date, a Forecast shows that the Borrowing Base Amount exceeds the Total Senior Facilities Amount, Kosmos may deliver to the Senior Facility Agent a Facility Increase Request Notice, requesting that the Senior Lenders increase the Total Senior Facilities Amount (and the Total Senior Commitments) to an amount not exceeding the lesser of (i) the Borrowing Base Amount and (ii) USD 750 million. Any such notice shall be copied to the Junior Facility Agent (who shall copy the notice to the Junior Lenders).

3.5      Senior Lender consent and conversion of Commitments

(A)     No increase in the Total Senior Facilities Amount (and the Senior Commitments) (including any conversion of Commitments by Junior Lenders) in accordance with clause 3.4 (Increase in Total Senior Facilities Amount) will be permitted without the consent of all of the Senior Lenders.

(B)      If all of the Senior Lenders do vote in favour, any Junior Lender may, in priority to any Senior Lender increasing its Senior Commitment, elect, by notice in writing to the Senior Facility Agent (copied to Kosmos) no later than five Business Days following the date of the Facility Increase Request Notice, to have the whole, or part, of its Junior Commitment converted into an additional Senior Commitment, provided that nothing in this Clause 3.5(B) shall entitle a Junior Lender to elect to have the whole or part of its Junior Commitment converted into an additional Senior Commitment in respect of any increase in the Total Senior Facilities Amount (and the Senior Commitments (including any conversion of Commitments by Junior Lenders into Senior Commitments)) pursuant to or contemplated by the Fourth Amendment Letter up to the maximum Total Senior Facilities Amount permitted under Clause 3.4.

(C)      In the event that the aggregate Junior Commitments so notified exceed the amount of the relevant increase in the Total Senior Facilities Amount, the amount of such Junior Commitments which are converted to Senior Commitments shall be reduced pro rata accordingly.

(D)      Subject to paragraphs (B) and (C) above and clause 3.6 (Procedure following delivery of Facility Increase Request Notice), in the event of an increase in the Senior Commitments pursuant to paragraph (A) above, each Senior Lender shall be entitled (but not obliged) to increase its Senior Commitment on a pro rata basis. If a Senior Lender declines to increase its Senior Commitment on such a basis, the Senior Facility Agent shall notify all the Senior Lenders and the other Senior Lenders may offer to additionally increase its Senior Commitment and any such offer shall only be accepted on a pro rata basis.

(E)      Any increase in the Senior Commitments pursuant to sub-clauses (A) to (D) above shall be made under the Senior Bank Facility Agreement and the Senior Bank Facility shall be increased accordingly save that if IFC is to have an increased Senior Commitment, the increase in the relevant Senior Commitment shall be made under the Senior IFC Facility Agreement and the Senior IFC Facility will be increased accordingly.

(F)      Upon any such increase in the Senior Commitments (including, for the avoidance of doubt, any increase pursuant to the Fourth Amendment Letter), the Amortisation Schedule shall be amended to increase the amortisation of the Senior Facilities accordingly on a pro rata basis.

3.6      Procedure following delivery of Facility Increase Request Notice

(A)     The Senior Facility Agent shall, as soon as reasonably practicable (but in any event no later than 45 days following the date of a Facility Increase Request Notice), notify Kosmos either:

(i)        that all of the Senior Lenders have agreed to the increase and (i) the Margin that would be applicable if the Total Facility Amount and the

Available Commitment under the Senior Facilities was so increased, and any fee payable to the Senior Lenders for agreeing to such increase; (ii) the names of any Lenders who wish to convert their Junior Commitments and the amount of any conversion; and (iii) the amount of additional commitment each Senior Lender would be prepared to provide to the Borrower; or

(ii)       that all of the Senior Lenders have not agreed to the increase, and that consent for the increase in that Total Facility Amount and the Available Commitment for the Senior Facilities is not given, in which case, prior to the Financial Completion Date, Kosmos shall be entitled to replace any Senior Lender that has not agreed to the increase in full (together with any hedging instrument to which that Senior Lender is a party) providing such Lender is prepaid in full and its Commitment immediately cancelled in accordance with clause 10 (Prepayment and Cancellation) with (i) one or more other Lenders who have agreed to purchase that Senior Lender’s existing participations and commitments under the Senior Facilities; (ii) Permitted Financial Indebtedness; or (iii) any additional equity commitment (committed on terms acceptable to the Majority Lenders (acting reasonably)).

(B)      If all of the Senior Lenders agree to increase the Total Senior Facilities Amount, following receipt by Kosmos of the information detailed in sub-paragraph (A)(i), Kosmos shall confirm to the Senior Facility Agent in writing whether it wishes to accept the Senior Lenders’ proposals for the increase. If it does not wish to accept the proposals, no such increase shall occur.

(C)      Following any confirmation by Kosmos under paragraph (B) above that it wishes to accept the Senior Lenders’ proposals for the increase, the relevant Parties shall, as soon as reasonably practicable, enter into such documentation and take such action (including in respect of the payment of all stamp duty, registration and other similar taxes that may be payable) as may be reasonable and-necessary to:

(i)        increase the Total Senior Facilities Amount and the Total Senior Commitments (and convert any Junior Commitments into Senior Commitments in accordance with Clause 3.5 (Senior Lender consent and conversion of Commitments)) and the individual Commitments under the Senior Facilities of those Lenders who are to increase (or to so convert their Commitments); and

(ii)       record the new margin (which shall not be less than the then applicable Margin for the Senior Facilities; if the new margin is to be higher than the Margin for the Senior Facilities, the amount of the Margin for the Senior Facilities shall be increased so it is the same as the new margin) payable from the date upon which the increase in the Total Senior Facilities Amount and the Total Senior Commitments (and the conversion of any Junior Commitments into Senior Commitments) becomes effective in respect of all advances already made, or to be made under the Senior Bank Facilities.

(D)                 Notwithstanding any increase in the Total Senior Facilities Amount and the Total Senior Commitments pursuant to this clause, all terms of the Finance Documents shall continue to apply and shall remain in full force and effect.

(E)                   Each Lender irrevocably agrees to any increase in the Total Senior Facilities Amount and the Total Senior Commitments in accordance with the foregoing provisions.

(F)                   For the avoidance of doubt, nothing in this clause 3 shall oblige the Senior Lenders to agree to an extension to the Senior Availability Period.

3.7                 Mandatory prepayment of Junior Facilities

Any increase in the Total Senior Facilities Amount and the Total Senior Commitments agreed to in accordance with this clause 3 shall, if one or more Junior Lender so requires at the time of the increase, first be utilised to prepay and/or cancel (as the case may be) on a pro rata basis an equivalent amount of those Junior Lenders’ participation and commitment under the Junior Facilities before being applied towards any other purpose.

3.8                 Available Commitment under the Junior Facilities

(A)                The Available Commitment under the Junior Facilities on Financial Close shall be USD 150 million. Tranche J1 will be drawn in full six days after the Satisfaction Date (and Kosmos shall be deemed to have served a Tranche J1 Utilisation Request on such Satisfaction Date specifying the proposed Utilisation Date being six days after the Satisfaction Date) and the proceeds credited to a secured account established for the purpose (the “J1 Reserve Account”). Amounts may be withdrawn from the J1 Reserve Account and drawings of Tranche J2 may, subject to the other terms of this Agreement, be made:

(i)                       (1)    if the Senior Facilities are fully drawn;

(2)    if the Total Senior Facilities Amount is zero; or

(3)    if the outstandings under the Senior Facilities exceed the Borrowing Base Amount, and

(ii)                    in the case of a drawing of Tranche J2, Tranche J1 is fully drawn and the balance on the J1 Reserve Account is zero; and

(iii)                 in all cases in accordance with the Deficiency Funding Criteria.

(B)                  The Junior Facilities may be drawn without reference to the Borrowing Base Amount

3.9                 Drawings of the Facilities during an FPSO Funding Deficiency

Notwithstanding any other provisions of this Agreement, no amounts under the Senior Facilities or the Junior Facilities may be drawn following an Event of Default arising pursuant to clause 29.22 (Breach of Obligations in relation to FPSO) or during an FPSO Funding Deficiency. For the avoidance of doubt, amounts may be drawn under the Senior Facilities and/or the Junior Facilities during a Deficiency Funded Period (other than during a Deficiency Funded Period that has arisen due to an FPSO Funding Deficiency).

In the event that an FPSO Funding Deficiency arises, and during the period in which such FPSO Funding Deficiency continues to exist, Kosmos shall only be entitled to withdraw amounts from:

(A)                firstly, the Reserve Equity Account,

(B)                  secondly, the Excess Equity in the Offshore Proceeds Account, provided that the balance on such account is not reduced below the required minimum balance under Clause 20.1 (E) (Project Accounts) at that time, provided that, in each case, immediately upon the lapse of the FPSO Funding Deficiency, Kosmos shall deposit funds in the Reserve Equity Account to replenish in full any amounts withdrawn from the Reserve Equity Account during the period of such FPSO Funding Deficiency.

4.                        FINANCE PARTIES’ RIGHTS AND OBLIGATIONS

(A)               The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under any Finance Documents to which it is a Party does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(B)                 The rights of each Finance Party under or in connection with the Finance Documents to which it is a Party are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(C)                 A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

5.                        PURPOSE

5.1                 Purpose

Each Loan may be used by Kosmos only to enable it to:

(A)                pay Project Costs;

(B)                  pay Financing Costs (other than principal and interest);

(C)                  make advances under any Intercompany Loan Agreement in respect of advances from the Borrower to KEG, to enable KEG to pay Project Costs;

(D)                pay interest on the Facilities until Project Completion;

(E)                  fund the Senior DSRA and, in the case of the Junior Facilities only, to fund the Junior DSRA;

(F)                  in the case of the first Utilisation of the Senior Facilities on or after the Satisfaction Date, to (a) repay all Loans (together with accrued interest thereon) outstanding under Tranche S1, (b) pay USD 50 million in to the Reserve Equity Account pursuant to paragraph 8 of Part II (Conditions Subsequent) of Schedule 3 (c) pay USD 9 million to the Stamp Duty Reserve Sub-Account pursuant paragraph 2 of Part II (Conditions Subsequent) of Schedule 3 and/or (d) pay an amount equal to any Funding Shortfall in respect of a FPSO Construction Financing;

(G)                 in the case of the first Utilisation under Tranche S1 or Tranche S2, to reimburse any Obligor for all costs and fees paid by it on or around (i) the Signing Date, (ii) 11 September 2009, (iii) the date of the Fourth Amendment Letter, or (iv) the Satisfaction Date (as the case may be), to the Lenders, in the event that such costs and fees have not been paid by a Utilisation under Tranche S1 or Tranche S2 (and the amount from such Utilisation may be deposited by the Borrower into a Distribution Reserve Account and used and/or distributed at the Borrower’s discretion notwithstanding any other provision of any Finance Document); and

(H)                draw down an amount equal to the Excess Equity, if any, from the first utilisation only of each of (i) Tranche S1 and also (ii) on the Satisfaction Date (to the extent such amount is not drawn from Tranche S1), the Senior Facilities, in the case of a drawing under (i) above, to make a deposit into the KEF Offshore Proceeds Account or other appropriate Offshore Proceeds Account, which amount may then be withdrawn at the discretion of the Borrower to pay either Project Costs or Non-Jubilee Related Costs (subject to a minimum of USD 45 million of such Excess Equity being applied towards Project Costs only) without reference to the order of priority in the Cash Waterfall and, in the case of a drawing under (ii) above, to make a deposit into a Distribution Reserve Account (and which amount may then be used and/or distributed at the Borrower’s discretion notwithstanding any other provision of any Finance Document).

5.2                 Monitoring

No Finance Party is bound to monitor or verify the application of any Loan made pursuant to the Finance Documents.

6.                         UTILISATION

6.1                 Availability Periods

Subject to satisfaction of the relevant Conditions Precedent and, as applicable, the Conditions Subsequent the Availability Periods under the Facilities shall be as follows:

(A)                Senior Facilities: The period from and including the Signing Date to and including the date immediately prior to the First Repayment Date under the Senior Facilities.

(B)                  Junior Facilities: The period from and including the Signing Date to and including the date falling 12 months after the First Repayment Date under the Senior Facilities.

6.2                  Delivery of a Utilisation Request

(A)                Subject to the satisfaction or waiver of the relevant Conditions Precedent for a Utilisation of Tranche S1 and the Conditions Subsequent for a Utilisation of any other part of the Facilities, in accordance with the terms of this Agreement, Kosmos may utilise a Facility (or Tranche S1) by delivery to the relevant Facility Agent of a duly completed Utilisation Request in respect of a Utilisation under the relevant Facility Agreements not later than 10:00 am on the sixth Business Day prior to the proposed Utilisation Date and each Facility Agent shall deliver such Utilisation Request to the Lenders within one Business Day of receipt of the same by it For this purpose, if such Facility Agent receives the Utilisation Request on a day which is not a Business Day or after 10:00 am on a Business Day, it will be treated as having received the Utilisation Request on the following Business Day.

(B)                  In relation to a Utilisation by way of Loans under the Senior Facilities following the Satisfaction Date, a Loan will only be made if there are two Loans made at the same time respectively under the Senior Bank Facility Agreement and the Senior IFC Facility Agreement in the respective ratios of X/Z and Y/Z where “X” is the Available Commitment under the Senior Bank Facility, “Y” is the Available Commitment under the Senior IFC Facility and “Z” is the aggregate amount of the Available Commitment under the Senior Facilities. The Borrower shall provide details of such figures and any changes in the amount of such figures to the Senior Facility Agent and IFC together with each relevant Utilisation Request.

(C)                  In relation to a Utilisation by way of Loans under the Junior Facilities following the Satisfaction Date, the Borrower shall provide details of the Available Commitments and any changes in the amount of such figures to the Junior Facility Agent and IFC together with each relevant Utilisation Request.

6.3                  Completion of a Utilisation Request

(A)                Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                       the proposed Utilisation Date is a Business Day within the Availability Period for a Utilisation of that Facility (or, as the case may be, Tranche S1);

(ii)                    the amount of the Utilisation complies with clause 6.4 (Amount); and

(iii)                 the proposed Interest Period complies with clause 12 (Interest Periods).

(B)                 Only one Loan may be requested in respect of a relevant Facility in each Utilisation Request and a maximum of 3 Utilisation Requests may be requested in any one month.

(C)                 A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 10 or more Loans would be outstanding.

6.4                 Amount

Kosmos must notify the relevant Facility Agent and the Technical and Modelling Bank (giving notice of not less than 6 Business Days’ prior to the Utilisation Date) of the amount of any proposed Loan under a Facility that must be (or, in the case of two Loans utilised simultaneously under each of the Senior Facilities or, as the case may be, Junior Facilities, together must be in):

(A)               a minimum of USD 10 million (or, in any event, such lesser amount as the relevant Facility Agent may agree); and

(B)                 an integral multiples of USD 10 million (or, in any event, such lesser amount as the relevant Facility Agent may agree),

or, if less, the balance of the relevant available Facilities (or, as the case may be, Tranche S1).

6.5                 First Utilisation on the Satisfaction Date

(A)                In the event that the Satisfaction Date occurs then notwithstanding the foregoing provisions of this Clause 6, Kosmos shall be deemed to have served a Utilisation Request for Loans (the “Refinancing Loans”) under the Senior Facilities in an aggregate amount equal to all Loans outstanding under Tranche S1 -on the Satisfaction Date (together with all accrued interest thereon) and specifying the proposed Utilisation Date of the Refinancing Loans as being six days after the Satisfaction Date.

(B)                  Notwithstanding any other provisions of this Agreement the proceeds of the Refinancing Loans shall be applied on such date in repayment of all Loans outstanding under Tranche S1 (and the payment of accrued interest thereon).

(C)                  In relation to Clause 6.6(B) below, solely for the purpose of computing the Available Commitments of the Senior Lenders in relation to the Refinancing Loans, the amount of all Loans outstanding under Tranche S1 shall be deemed to be zero so that each Senior Lender’s Available Commitment is equal to its Senior Commitment and the Total Available Commitments are equal to the Total Senior Commitments.

6.6                 Lenders’ participation

(A)                If the conditions set out in this Agreement and in the relevant Facility Agreement have been met, each Lender under the relevant Facility Agreement (or, as the case may be, the Lenders providing Tranche S1) shall make its participation in the relevant Loan available by the Utilisation Date through its Facility Office in accordance with the terms of this Agreement and the relevant Facility Agreement.

(B)                  The amount of a Lender’s participation in that Loan under the relevant Facility Agreement (or, as the case may be, Tranche S1) will be equal to the proportion borne by its Available Commitment to the Total Available Commitments under the relevant Facility (or, as the case may be, Tranche S1) immediately prior to the making of the relevant Loan.

(C)                  The Senior Facility Agent shall notify each Lender of the amount of each Loan under the Senior Bank Facility in respect of which it has a Commitment to fund and the amount of its participation in each such Loan not less than 5 Business Days before the Utilisation Date.

(D)                 The Junior Facility Agent shall notify each Lender of the amount of each Loan under the Junior Bank Facility in respect of which it has a Commitment to fund and the amount of its participation in each such Loan not less than 5 Business Days before the Utilisation Date.

(E)                   A Business Day for the purposes of Clause 6 (Utilisation) shall mean a day (other than a Saturday or Sunday) when banks are open for business in London, New York and Paris.

(F)                   For the purposes of the deemed Utilisation Request on the Satisfaction Date which arises pursuant to Clause 6.5(A), if the amount of any participation of any Senior Lender (each, an “S1 True Up Lender”) determined pursuant to Clauses 6.5(C) and 6.6(B) hereof is less than its participation in the Loan at such time the Senior Facility Agent will credit such amount of the proceeds received from the other Senior Lenders in relation to their participation in such Utilisation to each such S1 True Up Lender (pro rata to its relevant participation in the Loan at such time) so as to ensure that all of the Senior Lenders have, following such credit, a participation in the Loan equal to the amount determined pursuant to Clause 6.6(B).

7.                         LETTERS OF CREDIT – UTILISATION

7.1                 General

(A)                In this clause 7 and clause 8 (Letters of Credit):

(i)                       “Expiry Date” means, for a Letter of Credit, the last day of its Term;

(ii)                    “LC Proportion” means, in relation to a Senior Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by the Available Commitment of such Senior Lender under the Senior Facilities to the aggregate Available Commitments of all the Senior Lenders under the Senior Facilities immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Senior Lender;

(iii)                 “Renewal Request” means a written notice delivered to the Senior Facility Agent in accordance with clause 7.7 (Renewal of a Letter of Credit); and

(iv)                “Term” means each period determined under this Agreement for which an LC issuing Bank is under a liability under a Letter of Credit.

(B)                  Any reference in this Agreement to:

(i)                       a “Finance Party” includes each of the LC Lenders and each of the LC Issuing Banks;

(ii)                    an amount borrowed under the Senior Facilities includes any amount utilised by way of Letter of Credit;

(iii)                 a Utilisation under the Senior Facilities made or to be made to the Borrower includes a Letter of Credit issued on its behalf;

(iv)                a Senior Lender funding its participation in a Utilisation under the Senior Facilities includes a Senior Lender participating in a Letter of Credit;

(v)                   amounts outstanding under the Senior Facilities include amounts outstanding under or in respect of any Letter of Credit;

(vi)                an outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable in respect of that Letter of Credit at that time;

(vii)             the Borrower “repaying” or “prepaying” a Letter of Credit means:

(a)                   the Borrower providing cash cover for that Letter of Credit;

(b)                  the maximum amount payable under the Letter of Credit being reduced in accordance with its terms; or

(c)                   an LC Issuing Bank being satisfied (acting reasonably) that it has no further liability under that Letter of Credit,

and the amount, subject to the Cash Waterfall, by which a Letter of Credit is repaid or prepaid under sub-paragraphs (viii)(a) and (viii)(b) below is the amount of the relevant cash cover or reduction; and

(viii)          the Borrower providing “cash cover” for a Letter of Credit means the Borrower paying an amount in the currency of the Letter of Credit to an account in the name of the Borrower and the following conditions are met:

(a)                   the account is with the LC Issuing Bank (if the cash cover is to be provided for all the Senior Lenders) or with a Senior Lender (if the cash cover is to be provided for that Senior Lender);

(b)                  withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under the Senior Facility Agreements in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit; and

(c)                   the Borrower has executed a Security Document, in form and substance satisfactory to the relevant LC Issuing Bank or, as the case may be, the Lender (acting reasonably) with which that account is held, creating a first ranking Security Interest over that account.

(C)                  Clause 6 (Utilisation) does not apply to a Utilisation by way of Letter of Credit.

(D)                 In determining the amount of the Available Commitment and a Lender’s LC Proportion of a proposed Letter of Credit for the purposes of this Agreement the Available Commitment of a Lender will be calculated taking account of any cash cover provided for outstanding Letters of Credit.

(E)                   A “Business Day” for the purposes of Clause 7 (Letters of Credit – Utilisation) shall mean a day (other than a Saturday or Sunday) when banks are open for business in London, New York and Paris.

7.2                 Letter of Credit Option

(A)                The Senior Facilities may also be utilised by way of Letters of Credit after the Satisfaction Date.

(B)                  The Borrower may at any time request any or all Senior Lenders to agree to become a LC Issuing Bank. If any such Senior Lender or Senior Lenders so agree, the Borrower may in its absolute discretion decide which of those Senior Lenders (if any) it wishes to appoint as a LC Issuing Bank.

(C)                  All LC Issuing Banks shall be appointed in accordance with a procedure to be agreed between the Borrower and the Senior Lenders (acting reasonably) from time to time.

7.3                 Delivery of a Utilisation Request for Letters of Credit

Subject to a LC Issuing Bank having been appointed, the Borrower may request a Letter of Credit to be issued by delivery to the Senior Facility Agent and the relevant LC Issuing Bank of a duly completed Utilisation Request substantially in the form of Part II of Schedule 5 (Utilisation Requests) not later than the sixth Business Day prior to the proposed Utilisation Date and a maximum of 3 such Utilisation Requests may be delivered in any one month, provided that there shall not, at any time, be more than 10 Letters of Credit outstanding.

7.4                 Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(A)                it specifies that it is for a Letter of Credit;

(B)                  it specifies the amount that is to be utilised under each of the Senior Facilities;

(C)                  the proposed Utilisation Date is a Business Day within the Senior Availability Period after the Satisfaction Date;

(D)                 the currency and amount of the Letter of Credit comply with clause 7.5 (Amount);

(E)                   the form of Letter of Credit is attached;

(F)                   the Expiry Date of the Letter of Credit falls on or before the Final Repayment Date for the Senior Facilities; and

(G)                  the delivery instructions for the Letter of Credit are specified.

7.5                 Amount

The amount of the proposed Letter of Credit must be an amount which is not more than the Total Available Senior Facilities Amount and which is a minimum of USD 5 million or, if less, the Total Available Senior Facilities Amount and which otherwise complies with clause 7.6(B)(ii).

7.6                 Issue of Letters of Credit

(A)                If the conditions set out in this Agreement have been met, the relevant LC Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(B)                  The relevant LC Issuing Bank will only be obliged to comply with paragraph (A) above if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)                       in the case of a Letter of Credit renewed in accordance with clause 7.7 (Renewal of a Letter of Credit), no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation;

(ii)                    the making of the proposed Utilisation would not result in (i) the aggregate principal amount outstanding under the Senior Facilities exceeding the Borrowing Base Amount or (ii) the aggregate of all outstanding Letters of Credit issued by the LC Issuing Banks exceeding USD 75 million;

(iii)                 the Repeating Representations to be made by each Obligor are true in all material respects (or, in the case of a Repeating Representation that contains a materiality concept, true and correct in all respects); and

(iv)                if the Utilisation occurs before the date on which Project Completion occurs, an Authorised Signatory of Kosmos certifies that there is no Funding Shortfall or any reasonable prospect of a Funding Shortfall arising in the future, or that any Funding Shortfall that does exist is otherwise fully funded.

(C)                  The amount of each Senior Lender’s participation in each Letter of Credit will be equal to the proportion borne by the Available Commitment of such Senior Lender under the Senior Facilities to the aggregate Available Commitments of all the Senior Lenders under the Senior Facilities immediately prior to the issue of the Letter of Credit.

(D)                 The Senior Facility Agent shall notify the LC Issuing Bank and each Senior Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

7.7                 Renewal of a Letter of Credit

(A)                The Borrower may request any Letter of Credit issued on its behalf be renewed by delivery to the Senior Facility Agent and the relevant LC Issuing Bank of a Renewal Request by the sixth Business Day before the date of the proposed renewal.

(B)                  The Senior Lenders shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraph (E) of clause 7.4 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(C)                  The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)                       its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)                    its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request subject to clause 7.4(F).

(D)                 If the conditions set out in this Agreement have been met, the relevant LC Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

8.             LETTERS OF CREDIT – GENERAL PROVISIONS

8.1          When immediately repayable or prepayable

If a Letter of Credit or any amount outstanding under a Letter of Credit becomes payable, the Borrower shall repay or prepay that amount within five Business Days of demand by the relevant LC Issuing Bank.

8.2          Fee payable in respect of Letters of Credit

(A)                              The Borrower shall pay to each of the LC Issuing Banks a fronting fee in respect of each Letter of Credit issued by it, in the amount and at the times agreed in the letter dated on or about the date of this Agreement between the relevant LC Issuing Bank and the Borrower. A reference in this Agreement to a Fee Letter shall include the letter referred to in this paragraph.

(B)                                The Borrower shall pay to the Senior Facility Agent (for the account of each LC Lender) a letter of credit fee computed at the same rate as the Margin on the outstanding amount of each Letter of Credit for the period from the issue of that Letter of Credit until its Expiry Date. This fee shall be distributed according to each LC Lender’s LC Proportion of that Letter of Credit.

(C)                                The accrued letter of credit fee on a Letter of Credit shall be payable on the last day of each successive period of three months (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit.

(D)                               If the Borrower cash covers any part of a Letter of Credit then the fronting fee payable to the relevant LC Issuing Bank and the letter of credit fee payable for the account of each LC Lender shall not (in respect of the part of the Letter of Credit covered by the cash cover) be payable.

8.3          Claims under a Letter of Credit

(A)                              The Borrower irrevocably and unconditionally authorises each LC Issuing Bank to pay any claim made or purported to be made under a Letter of Credit and which appears on its face to be in order (a “claim”).

(B)                                The Borrower shall immediately on demand pay to the Senior Facility Agent for the account of the relevant LC Issuing Bank an amount equal to the amount of any claim under that Letter of Credit.

(C)                                The Borrower acknowledges that the LC Issuing Bank:

(i)                                     is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)                                  deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(D)                               The obligations of the Borrower under this clause will not be affected by:

(i)                                     the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)                                  any incapacity of, or limitation on the powers of, any person signing a claim or other document.

8.4          Indemnities

(A)                              The Borrower shall immediately on demand indemnify each LC Issuing Bank against any cost, loss or liability incurred by such LC Issuing Bank (otherwise than by reason of such LC Issuing Bank’s gross negligence or wilful misconduct) in acting as an LC Issuing Bank under any Letter of Credit.

(B)                                Each Senior Lender shall (according to its LC Proportion) immediately on demand by the Senior Facility Agent (acting on the instructions of the relevant LC Issuing Bank), indemnify each LC Issuing Bank against any cost, loss or liability incurred by the LC Issuing Bank (otherwise than by reason of such LC Issuing Bank’s gross negligence or wilful misconduct) in acting as such LC Issuing Bank under any Letter of Credit (unless that LC Issuing Bank has been reimbursed by the Borrower pursuant to a Finance Document).

(C)                                The Borrower shall immediately on demand reimburse any Senior Lender for any payment it makes to an LC Issuing Bank under this clause 8.4 (Indemnities). In the absence of reimbursement of the LC Issuing Bank or Senior Lenders by the Borrower pursuant to this clause 8.4 within 5 Business Days of demand (the “LC Payment Date”), the Borrower shall be deemed to have requested a Loan of an amount (in Dollars) equal to the outstanding amount payable on the LC Payment Date and the Borrower shall be treated as having agreed to borrow that Loan on the LC Payment Date. The proceeds of each Loan made available by the Lenders in accordance with this Clause 8.4(c) and-deemed to be made to the Borrower shall be paid to the LC Issuing Bank (or, as the case may be, the Senior Facility Agent on behalf of the Senior Lenders) in satisfaction of the obligations of the Borrower in accordance with this clause 8.4 to reimburse the LC Issuing Bank or Senior Lenders for the amount of the outstanding payment.

(D)                               The obligations of each Senior Lender and the Borrower under this clause are continuing obligations and will extend to the ultimate balance of sums payable by that Senior Lender or, as the case may be, the Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(E)                                 The obligations of a Senior Lender or a Borrower under this clause will not be affected by any act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause (without limitation and whether or not known to it or any other person) including:

(i)                                     any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)                                  the release of any other Obligor or any other person under the terms of any composition or arrangement;

(iii)                               the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)                              any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)                                 any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

(vi)                              any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)                           any insolvency or similar proceedings.

8.5          Rights of contribution

The Borrower will not be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this clause 8.

8.6          Role of a LC Issuing Bank

(A)                              Nothing in this Agreement constitutes a LC Issuing Bank as a trustee or fiduciary of any other person.

(B)                                An LC Issuing Bank shall not be bound to account to any Lender for any sum, or the profit element of any sum received by it for its own account.

(C)                                An LC Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

(D)                               An LC Issuing Bank may rely on:

(i)                                     any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                  any statement made by a director, Authorised Signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(E)                                 An LC Issuing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(F)                                 An LC Issuing Bank may act in relation to the Finance Documents through its personnel and agents.

(G)                                An LC Issuing Bank is not responsible for:

(i)                                     the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by any Party (including itself), or any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(ii)                                  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

8.7          Exclusion of liability

(A)                              Without limiting paragraph (B) below, the LC Issuing Bank will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(B)                                No Party (other than the LC Issuing Bank) may take any proceedings against any officer, employee or agent of the LC Issuing Bank in respect of any claim it might have against the LC Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the LC Issuing Bank may rely on this clause subject to clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

8.8          Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each LC Lender confirms to the LC Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including, but not limited to, those listed in paragraphs (A) to (D) of clause 32.15 (Credit appraisal by the Lenders).

8.9          Amendments and Waivers

Notwithstanding any other provision of any Finance Document, an amendment or waiver which relates to the rights or obligations of an LC Issuing Bank may not be effected without the consent of the LC Issuing Bank.

PART 4

PAYMENTS, CANCELLATION, INTEREST AND FEES

9.             REPAYMENT

9.1          Repayment of Tranche S1

All Loans outstanding under Tranche S1 shall be repaid on the Final Maturity Date in respect of Tranche S1.

9.2          Repayment under the Senior Facilities

(A)                              Subject to clause 9.1 above, the First Repayment Date under each of the Senior Facilities shall be the earliest to occur of: (i) the date falling six months after Project Completion; (ii) 15 December 2011; and (iii) the Financial Completion Date. Subsequent repayment dates for each of the Senior Facilities shall be each successive 15 June and 15 December. The Final Repayment Date under each of the Senior Facilities shall be 15 December 2015, unless the Amortisation Schedule is revised in accordance with clause 9.4 (Amendment to Amortisation Schedule).

(B)                                The Borrower shall repay the aggregate amount of Utilisations under each of the Senior Facilities at the close of business on the expiry of the Senior Availability Period by way of 10 consecutive instalments, each such Senior Repayment Instalment to be repaid on each Senior Facilities Repayment Date.

9.3          Repayment under the Junior Facilities

The Junior Facilities shall each be repaid in one amount on the Final Maturity Date for the Junior Facilities.

9.4          Amendment to Amortisation Schedule

(A)                              In the event that the Reserve Tail Date is earlier than the relevant Final Maturity Date, the Amortisation Schedule will be amended so that:

(i)                                     the final Repayment Instalment for the Senior Facilities is to be paid on the Reserve Tail Date and repayment of the Junior Facilities is to be made six months after the Reserve Tail Date (the “Revised Final Repayment Date”); and

(ii)                                  the Repayment Instalment payable on each Repayment Date shall be adjusted on a pro rata basis so as to ensure that all Loans under the Senior Facilities are fully repaid on the Reserve Tail Date.

(B)                                In the event that the Total Senior Facilities Amount is increased, the Amortisation Schedule will be amended accordingly to reflect such increase.

10.          PREPAYMENT AND CANCELLATION

10.1        General

(A)                              Subject to there being no Event of Default outstanding and other than an obligation to make a prepayment where the aggregate outstandings under the Senior Facilities exceed the Borrowing Base Amount at the end of the relevant 90 day cure period, prepayments in respect of the Facilities shall be paid at the end of the next Interest Period falling not less than 15 days after the date on which the event giving rise to the obligation to make the prepayment occurs, and shall be applied pro rata to each Repayment Instalment under the relevant Facility.

(B)                                Any amount prepaid may not be redrawn.

(C)                                Any prepayment shall be made with accrued interest on the amount prepaid and, subject to Break Costs (excluding any Margin), without premium or penalty.

10.2        Illegality

(A)                              If it becomes unlawful in any applicable jurisdiction for a Lender (an “Illegality Lender”) to perform any of its obligations as contemplated by the Finance Documents, or to fund or maintain its participation in any Utilisation:

(i)                                     that Lender shall promptly notify the relevant Facility Agent upon becoming aware of that event;

(ii)                                  upon that Facility Agent notifying Kosmos, the Commitment of that Lender will be immediately cancelled; and

(iii)                               the Borrower shall either:

(a)                                  if the Lender so requires, repay that Lender’s participation in the Utilisations made to the Borrower on the last day of the Interest Period for each Utilisation occurring after that Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to that Facility Agent (being no earlier than the last day of any applicable grace period permitted by law); or

(b)                                 replace that Lender in accordance with paragraph (B) of clause 10.10 (Right of repayment and cancellation in relation to a single Lender) on or before the first date applicable under paragraph (a) above in respect of which a payment is due and payable.

(B)                                If it becomes unlawful in any applicable jurisdiction for the Borrower to perform any of its obligations as contemplated by the Finance Documents:

(i)                                     the Borrower shall promptly notify the Facility Agents upon becoming aware of that event;

(ii)                                  the Facility Agents shall notify the Lenders; and

(iii)                               the Borrower shall repay each Utilisation made to it on the last day of the Interest Period for that Utilisation occurring after the Facility Agents have notified the Lenders or, if earlier, the last day of any applicable grace period permitted by law.

(C)                                If it becomes unlawful for an LC Issuing Bank to issue or leave outstanding any Letter of Credit, the relevant LC Issuing Bank shall promptly notify the Senior Facility Agent upon becoming aware of that event, and upon the Senior Facility Agent notifying the Borrower, (i) the Senior Facilities shall cease to be available for the issue of Letters of Credit unless and until the relevant LC Issuing Bank is replaced by another Lender in accordance with paragraph (B) of clause 10.10 (Right of repayment and cancellation in relation to a single Lender) and (ii) the Borrower shall prepay all Letters of Credit issued by such LC Issuing Bank and use its reasonable endeavours to procure the release of such LC Issuing Bank from all outstanding Letters of Credit.

10.3        Aggregate outstandings exceed the Borrowing Base Amount

(A)                              In the event that a Forecast shows that the aggregate of the outstandings under the Senior Facilities on the relevant Forecast Date exceeds the Borrowing Base Amount as determined in such Forecast, the Borrower shall, within 90 days of the date of the relevant Forecast (in addition to Repayment Instalments under the Amortisation Schedule), make an additional mandatory repayment of the Senior Facilities as necessary to ensure that the aggregate of the outstandings under the Senior Facilities does not exceed the Borrowing Base Amount provided always that:

(i)                                     subject to (ii) below, an Event of Default shall arise in respect of such mandatory prepayment only if such prepayment has not been made in full after a period of 90 days from the relevant Forecast Date;

(ii)                                  such mandatory repayment will be required at the expiry of the 90 day period only if, at such time, a Forecast prepared immediately prior to the expiry of the 90 day period confirms that the aggregate of the outstandings under the Senior Facilities exceeds the Borrowing Base Amount; and

(iii)                               an additional margin of 2 per cent. per annum will apply from the relevant Forecast Date on the amount by which the outstandings under the Senior Facilities exceeds the Borrowing Base Amount until the date such amount has been repaid.

(B)                                The Obligors shall be entitled to make any such mandatory prepayment by (i) depositing cash into an account with the Account Bank secured in favour of the Lenders (which shall be a Project Account) which has been established solely for this purpose or (ii) procuring a letter of credit on terms approved by the Lenders, in favour of the Senior Facility Agent, in each case, in an amount equal to the mandatory prepayment required, for application by the Lenders towards the mandatory prepayment at Project Completion to the extent the aggregate of the outstandings under the Senior Facilities exceeds the Borrowing Base Amount pursuant to the Forecast prepared at such time. Any excess standing to the credit of such account on any Forecast Date shall be released and may be withdrawn by the Borrower and applied for any purpose as it sees fit (without reference to the Cash Waterfall) provided that prior to being paid into such account none of the Secured Parties had any rights to such amounts (if any Secured Parties had any rights to such amount, such amount shall be paid into an Offshore Proceeds Account).

10.4        Insurance Receipts

(A)                              All Insurance Proceeds received by Kosmos shall be paid into and retained in the Insurance Proceeds Account until applied in accordance with the terms of this clause.

(B)                                To the extent not applied or committed to be applied to meet any third party claim arising out of or in respect of the Project or to cover operating losses of the Project or in the reinstatement of a Borrowing Base Asset or purchase of a replacement Borrowing Base Asset or otherwise in the amelioration of the loss to a Borrowing Base Asset or reinvestment in the Project within, in each case, one year from the date of its receipt, all net proceeds of any insurance claim received by Kosmos in respect of the Project and/or a Borrowing Base Asset where the amount of the insurance received is in excess of USD 5 million (less expenses) shall be applied, first, in prepayment of the Senior Facilities and, second, following prepayment of all amounts outstanding under the Senior Facilities, in prepayment of the Junior Facilities.

(C)                                In the case of reinstatement of a Borrowing Base Asset or purchase of a replacement Borrowing Base Asset or otherwise in amelioration of the loss to a Borrowing Base Asset or reinvestment in the Project, where the net proceeds of insurance received by Kosmos in respect of such reinstatement, replacement, amelioration and/or reinvestment is or exceeds USD 100 million (less expenses), the approval of the Majority Lenders shall, unless Kosmos is obliged by the terms of the Project Agreements to apply the insurance proceeds in reinstatement, replacement, amelioration and/or investment, be sought before any reinstatement, replacement, amelioration and/or reinvestment is undertaken. If the Majority Lenders do not give such consent where required, all net proceeds of any such insurance claim received by Kosmos shall first be applied in pro rata prepayment of the Senior Facilities, and thereafter, the Junior Facilities. Where the amount of such net insurance proceeds is less than USD 100 million (less expenses), to the extent not applied or committed to be applied towards reinstatement, replacement, amelioration and/or reinvestment within, in each case, one year, the amount of any net insurance proceeds received by Kosmos shall first be applied in prepayment of the Senior Facilities, and thereafter, the Junior Facilities.

(D)                               In respect of any net insurance proceeds received by Kosmos which are not required to be applied in repayment of the Facilities in accordance with the above, the Borrower shall apply all such proceeds towards covering the loss which the relevant insurance policy responded to only and for no other purpose.

10.5        Change of Control

(A)                              Upon a Change of Control:

(i)                                     the Obligor shall promptly notify the Facility Agents upon becoming aware of the occurrence of that event;

(ii)                                  if the Majority Senior Lenders or the Majority Junior Lenders so require, the Facility Agents shall, on not less than 30 days written notice to Kosmos, cancel the Total Senior Commitments or, as the case may be, the Total Junior Commitments and the Borrower shall repay each Lender’s participation in any Utilisations on the last day of the then current relevant period under the Senior Facilities or, as the case may be, the Junior Facilities together with accrued interest and all other amounts accrued under the Finance Documents; and

(iii)                               subject to paragraph (ii) above, a Lender shall be entitled to, on not less than 30 days written notice to the relevant Facility Agent and Kosmos, demand that its participation in the Facilities be prepaid in full and that its Commitment be immediately cancelled. Without prejudice to the Borrower’s obligation to prepay a Lender as aforesaid, Kosmos shall be entitled, in accordance with paragraph (B) of clause 10.10 (Right of repayment and cancellation in relation to a single Lender), to replace that Lender or the transfer of its participation and Commitment to another Lender (with that Lender’s consent) within such 30 day period rather than prepaying and cancelling its participation and commitment provided that such replacement or transfer is completed within the relevant notice period given by the relevant Lender. If such replacement or transfer does not occur within the relevant period, that Lender’s participation in the Facilities shall be immediately due and payable in full and its Commitment immediately cancelled.

(B)                                For the purposes of paragraph (A) above, a “Change of Control” shall occur if:

(i)                                     prior to an IPO, the Shareholders and Permitted Transferees cease, directly or indirectly, to beneficially own at least 50.1 per cent of the ordinary share capital carrying a right to vote in general meetings of both Kosmos and the Sponsor; or

(ii)                                  after an IPO, the Shareholders and Permitted Transferees cease, directly or indirectly, to beneficially own at least 35 per cent of the ordinary share capital carrying a right to vote in general meetings of both Kosmos and the Sponsor; or

(iii)                               at any time, any person (together with their Affiliates or persons with whom they act in concert), directly or indirectly, beneficially own more of the ordinary share capital carrying a right to vote in general meetings of Kosmos or the Sponsor other than the Shareholders and Permitted Transferees (together with their Affiliates).

(C)                                For the purposes of paragraph (B) above, any persons includes more than one person acting in concert and a “Permitted Transferee” means:

(i)                                     an Affiliate of a Shareholder or the Sponsor, so long as they remain an Affiliate; or

(ii)                                  a person who is otherwise approved by the Majority Lenders (acting reasonably) provided that any Lender which does not grant its approval may, on not less than 30 days written notice to the relevant Facility Agent and Kosmos, demand that its participation in the Facilities be prepaid in full and that its Commitment be immediately cancelled, provided that Kosmos may, in accordance with paragraph (B) of clause 10.10 (Right of repayment and cancellation in relation to a single Lender), procure the replacement of that Lender or the transfer of its participation and Commitment to another Lender (with that Lender’s consent) rather than such prepayment and cancellation provided that such replacement or transfer is completed within the relevant notice period given by the relevant Lender. If such replacement or transfer does not occur within the relevant period, that Lender’s participation in the Facilities shall be immediately due and payable in full by the Borrower and its Commitment immediately cancelled.

10.6        Cash Sweep and FPSO Related Excess Cash

(A)                              From the Financial Completion Date, seventy-five per cent of any funds remaining on any Repayment Date after the payments made in paragraphs (A) to (I) of the Cash Waterfall have been paid shall be applied to prepay the Junior Facilities provided always that: (i) to the extent Junior Lenders have converted their Junior Commitments to Senior Commitments, any amount that would otherwise have been swept to prepay the relevant part of the Junior Facilities which has been converted shall be applied to prepay the Senior Facilities; and (ii) the remaining twenty-five per cent shall, prior to the full repayment of the Junior Facilities, be applied to prepay the Senior Facilities (pro rata against instalments in the Amortisation Schedule).

(B)                                If a Senior Lender does not require to be prepaid in accordance with clause 10.6(A), the amount that would have otherwise been applied to prepay such Senior Lender shall first be offered to prepay the other Senior Lenders before being applied for any other purpose in accordance with the Cash Waterfall.

(C)                                Any and all FPSO Related Excess Cash which is received as a cash receipt by an Obligor shall be applied in mandatory prepayment of the Senior Facilities in accordance with Clause 10.1, provided that any such FPSO Related Excess

Cash shall be applied in accordance with the Cash Waterfall during a Funding Deficiency Period or FPSO Funding Deficiency.

10.7        Automatic Cancellation

(A)                              At the close of business in London on the last Business Day of the Availability Period for a Facility, the undrawn Commitment of each Lender under that Facility at that time shall be automatically cancelled.

(C)                                Notwithstanding the foregoing and for the avoidance of doubt all undrawn Commitments of the Lenders under Tranche S1 will be cancelled on the date falling 364 days after the date of this Agreement if any Loans remain outstanding under Tranche S1 at close of business in London on such date.

10.8        Voluntary Cancellation

(A)                              On 30 October 2009, Kosmos may cancel the undrawn Commitments under all Facilities (in whole only) if the Condition Precedent set out in paragraph 19 of Part 1 of Schedule 3 has not been satisfied on or before that date.

(B)                                After 30 October 2009 and subject to clause 10.8(F), during each Availability Period under the Facilities, Kosmos may, by giving not less than ten Business Days’ (or such shorter period as the Majority Lenders under the relevant Facility may agree) prior written notice to the relevant Facility Agent, without penalty, cancel the undrawn Commitments under any Facility in whole or in part (but if in part, in a minimum amount of USD 1 million or, if less, the balance of the undrawn Commitments). The relevant Commitments in respect of such Facility will be cancelled on a date specified in such notice, being a date not earlier than ten Business Days after the relevant notice is received by that Facility Agent.

(C)                                Any valid notice of cancellation will be irrevocable and will specify the date on which the cancellation shall take effect. No part of any Commitment which has been cancelled or which is the subject of a notice of cancellation may subsequently be utilised.

(D)                               When any cancellation of Commitments under a Facility takes effect, each Lender’s Available Commitment under that Facility will be reduced by an amount which bears the same proportion to the total amount being cancelled as its Available Commitment under that Facility bears to the Total Available Commitment (at that time) under the relevant Facility.

(E)                                 Any voluntary cancellation of the Total Senior Commitment or, as the case may be, the Total Junior Commitment shall only be made if simultaneously there is a pro rata cancellation of the Total Available Commitment of each of the Senior Facilities or, as the case may be, the Junior Facilities.

(F)                                 Kosmos may cancel the undrawn Commitments under the Facilities pursuant to this clause 10.8 (Voluntary Cancellation) only if:

(i)                                     (a)           the cancellation applies to all Commitments and is made simultaneously with the full repayment of all outstanding Loans in accordance with the terms of this Agreement; or

(b)                                 during the period prior to Project Completion, all of the Lenders agree to the cancellation; or

(c)                                  during the period from Project Completion until the Financial Completion Date, the Super Majority Lenders agree to the cancellation; or

(d)                                 a cancellation is required pursuant to any other term of the Finance Documents;

(ii)                                  the Funding Sufficiency Ratio taking into account such cancellation will not be less than 1:1 as calculated by the Technical and Modelling Bank (acting reasonably) on the basis of all information made to it; and

(iii)                               in the case of a cancellation of the Junior Facilities, there are no unutilised Senior Commitments.

10.9        Voluntary Prepayment of Loans

(A)                              Subject to clause 10.1 (General) and paragraphs (B) and (C) below:

(i)                                     prior to the Financial Completion Date, a Utilisation may only be prepaid in whole (if all other Utilisations are also prepaid at the same time) but not in part only (except, prior to the Satisfaction Date, with the prior consent of the Tranche S1 Lenders); and

(ii)                                  after the Financial Completion Date, a Utilisation may be prepaid whether in whole or in part (if in part, in minimum amounts of USD 1 million and multiples thereof or, if less, the balance of the Facility).

(B)                                Any voluntary prepayment of Utilisations under the Senior Facilities or, as the case may be, the Junior Facilities shall only be made if simultaneously there are pro rata prepayments of Utilisations of each of the Senior Facilities or, as the case may be, the Junior Facilities.

(C)                                No prepayment of Utilisations of the Junior Facilities may be made prior to the Senior Discharge Date.

(D)                               Any such permitted prepayment pursuant to paragraph (A) above may be made by the Borrower without penalty upon ten Business Days’ prior written notice to the Senior Facility Agent or, as the case may be, the Junior Facility Agent.

(E)                                 Any valid notice of prepayment will be irrevocable and will specify the date on which the cancellation shall take effect. Any amount prepaid may not be redrawn.

(F)                                 Prepayment shall take effect:

(i)                                     on the last day of the then current Interest Period; or

(ii)                                  on any other date subject to payment by the Borrower, on demand of Break Costs (if any), in accordance with clause 13.4 (Break Costs).

(G)                                When any prepayment of the whole or part of a Loan takes place, each Lender’s participation in the relevant Loan shall be reduced rateably.

10.10      Right of repayment and cancellation in relation to a single Lender

(A)                              If:

(i)                                     Kosmos reasonably believes that the sum payable to any Lender by an Obligor is required to be increased under clause 15.2 (Tax gross-up);

(ii)                                  Kosmos receives a notice from the relevant Facility Agent under clause 15.3 (Tax Indemnity) or clause 16 (Increased Costs);

(iii)                               any Lender is or becomes a Non-Funding Lender; or

(iv)                              any Lender is or becomes entitled to increase its rate of interest further to clause 13.2 (Market disruption),

Kosmos may, while (in the case of paragraph (i) and (ii) above) the circumstance giving rise to the belief or notice continues or (in the case of (iii) or (iv) above) the relevant circumstance continues:

(a)                                  give such Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations;

(b)                                 in the case of a Non-Funding Lender or Illegality Lender, give such Facility Agent notice of cancellation of the Available Commitment of that Lender in relation to any Facility and reinstate all or part of such Available Commitment in accordance with paragraph (B) below;

(c)                                  or replace that Lender in accordance with paragraph (B) below.

(B)                                Kosmos may:

(i)                                     in the circumstances set out in paragraph (A) above or pursuant to clause 10.1 (General) or clause 10.2 (Illegality) or clause 10.5(A)(ii) (Change of Control), replace an Existing Lender (as defined in clause 30 (Changes to the Lenders)), with one or more other Lenders (which need not be Existing Lenders) (each a “Replacement Lender”), which have agreed to purchase all or part of the Commitment and participations of that Existing Lender in Utilisations made to Kosmos pursuant to an assignment or transfer in accordance with the provisions of clause 30 (Changes to the Lenders); or

(ii)                                  in the circumstances set out in paragraph (A)(iv)(a) of this clause 10.10, cancel the Available Commitments of the Non-Funding Lender or Illegality Lender in respect of the relevant Facility and procure that one or more Replacement Lenders assume Commitments under the relevant Facility in an aggregate amount not exceeding the Available Commitment of the relevant Non-Funding Lender or Illegality Lender in relation to the relevant Facility in each case on condition that:

(a)                                  each assignment or transfer under this paragraph (B) shall be arranged by Kosmos (with such reasonable assistance from the Existing Lender as Kosmos may reasonably request); and

(b)                                 no Existing Lender shall be obliged to make any assignment or transfer pursuant to this paragraph (B) unless and until it has received payment from the Replacement Lender or Replacement Lenders in an aggregate amount equal to the outstanding principal amount of the participations in the Utilisations owing to the Existing Lender, together with accrued and unpaid interest and fees (including, without limitation, any Break Costs to the date of payment) and all other amounts payable to the Existing Lender under this Agreement.

(C)                                On receipt of a notice from Kosmos referred to in paragraph (A) above, the Commitment of that Lender shall immediately be reduced to zero.

(D)                               On the last day of each Interest Period which ends after Kosmos has given notice under paragraph (A) above (or, if earlier, the date specified by Kosmos in that notice), Kosmos shall repay that Lender’s participation in the relevant Utilisation.

(E)                                 Paragraphs (A) and (B) do not in any way limit the obligations of any Finance Party under clause 18.1 (Mitigation).

11.          INTEREST

11.1        Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(A)                              Margin;

(B)                                LIBOR; and

(C)                                Mandatory Cost (if any).

11.2        Margin

The Margin applicable to a Loan shall be:

(A)                              Senior Facility:

(i)                                     from the Signing Date until the Satisfaction Date, as set out in a Fee Letter addressed to Kosmos by those Original Senior Lenders which are Tranche S1 Lenders;

(ii)                                  from the Satisfaction Date until the date of Project Completion: 5.50% per annum;

(iii)                               from Project Completion to three years after Project Completion: 5.00% per annum; and

(iv)                              from three years after Project Completion up to the Final Maturity Date: 6.00% per annum.

(B)                                Junior Facility:

(i)                                     from the Satisfaction Date until the date of Project Completion: 9.50% per annum;

(ii)                                  from Project Completion to three years after Project Completion: 9.00% per annum; and

(iii)                               from three years after Project Completion up to the Final Maturity Date: 9.50% per annum.

11.3        Payment of interest

(A)                              The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

(B)                                In the event that Kosmos has insufficient funds in accordance with the Cash Waterfall to pay interest under the Junior Facilities when it would otherwise be due and payable, then no Default or Event of Default shall arise from the non-payment of that interest for a period which is not more than 12 continuous months commencing from the date on which the payment would otherwise have been due provided that the applicable default interest set out under clause 11.4 (Default interest) will apply under the Junior Facility during the period when there is any such unpaid interest.

11.4        Default interest

(A)                              If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (B) below, is 2.0 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the relevant Facility Agent (acting reasonably). Any interest accruing under this clause shall be immediately payable by the Obligor on demand by that Facility Agent.

(B)                                If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be 2.0 per cent, higher than the rate which would have applied if the overdue amount had not become due.

(C)                                Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

11.5        Notification of rates of interest

The Facility Agents shall promptly notify the relevant Lenders and Kosmos of the determination of a rate of interest under this Agreement.

12.          INTEREST PERIODS

12.1        Selection of Interest Periods

(A)                              The Borrower shall select an Interest Period for a Loan in the Utilisation Request for that Loan.

(B)                                Subject to this clause, the Borrower may select an Interest Period of 1, 3 or 6 months or any other period agreed between Kosmos and the relevant Facility Agent (acting on the instructions of all the Lenders in the relevant Facility).

(C)                                No Interest Period for a Loan under a Facility shall extend beyond the Final Maturity Date for that Facility.

(D)                               The first Interest Period of each Loan shall commence on the Utilisation Date and end on the same day as the end of the selected Interest Period. In the case of each Loan (other than the first Loan under a Facility), each subsequent Interest Period shall end on the same day as the current Interest Period of any outstanding Loan made under the same Facility.

12.2        Non-Business Days

If an Interest Period ends on a day which is not a Business Day, that Interest Period will instead end on the next Business Day, unless the next Business Day is in another month, in which case the Interest Period will end on the preceding Business Day.

12.3        Consolidation and division of Loans

(A)                              Subject to paragraph (B) below, if two or more Interest Periods:

(i)                                     relate to Loans under the same Facility; and

(ii)                                  end on the same date,

those Loans will, unless Kosmos specifies to the contrary in the Utilisation Request or in a notice to the relevant Facility Agent, be consolidated into, and treated as, a single Loan under the relevant Facility on the last day of the Interest Period.

(B)                                If Kosmos requests (in either a Utilisation Request or otherwise in a notice to the relevant Facility Agent) that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in such request, being an aggregate amount equal to the amount of the Loan immediately before its division.

13.          CHANGES TO THE CALCULATION OF INTEREST

13.1        Absence of quotations

Subject to clause 13.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but up to four Reference Banks do not supply a quotation by the Specified Time, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

13.2        Market disruption

(A)                              If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin;

(ii)                                  the rate notified to the relevant Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                               the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(B)                                In this Agreement “Market Disruption Event” means if, at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the relevant Facility Agent to determine LIBOR for the Interest Period, or before close of business in London on the Quotation Day for the relevant Interest Period that Facility Agent receives notifications from a Lender or Lenders (whose participations exceed 35 per cent, in aggregate of all participations) that the cost to it of obtaining matching deposits in the London interbank market would be materially in excess of LIBOR.

(C)                                The Facility Agents shall notify Kosmos immediately upon receiving notice from the Lender(s).

13.3        Alternative basis of interest or funding

(A)                              If a Market Disruption Event occurs and the relevant Facility Agent or the Borrower so requires, the relevant Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(B)                                Any alternative basis agreed pursuant to paragraph (A) above shall, with the prior consent of all the Lenders and Kosmos, be binding on all Parties.

13.4        Break Costs

(A)                              Kosmos shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by it on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(B)                                Each Lender shall, as soon as reasonably practicable after a demand by the relevant Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

(C)                                If, following a payment by Kosmos of all or part of a Loan or Unpaid Sum on a day other than the last day of an Interest Period for that Loan or Unpaid Sum, a Lender realises a profit, and no Event of Default is continuing, that Lender must pay an amount equal to that profit to Kosmos as soon as practicable.

14.          FEES

14.1        Commitment fee

(A)                              The Borrower shall pay to the Senior Facility Agent in respect of the Senior Bank Facilities and the Junior Facility Agent in respect of the Junior Bank Facility (for the account of each Lender to such Facilities) and, in the case of the Senior IFC Facility and the Junior IFC Facility to IFC directly for the account of IFC, a fee computed:

(i)                                     in the case of the Original Senior Lenders and IFC which are Tranche S1 Lenders, at a rate equal to 50 per cent, per annum of the then applicable Margin; and

(ii)                                  in the case of any other Original Senior Lenders, at a rate equal to 2.75 per cent. per annum until the Satisfaction Date and 50 per cent. per annum of the then applicable Margin thereafter; and

(iii)                               in the case of any other Original Junior Lenders and IFC, at a rate equal to 4.75 per cent, per annum until the Satisfaction Date and 50 per cent. per annum of the then applicable Margin thereafter.

(B)                                The accrued commitment fee is payable quarterly in arrears on any undrawn and uncancelled portion of the Total Senior Commitments and Total Junior Commitments for the period from the date of this Agreement until and including the last day of the Availability Period for that Facility and the first quarterly payment of the accrued commitment fee shall be payable on 13 October 2009 unless the first Utilisation of Tranche S1 has not taken place by such date in which case it shall be payable on 5 November 2009. For the avoidance of doubt, the Parties agree that the first quarterly payment of the accrued commitment fee may be paid from the proceeds of the first Utilisation of Tranche S1.

(C)                                Notwithstanding paragraphs (A) and (B) above, the Borrower shall not be required to pay any such commitment fees to the Senior Facility Agent, the Junior Facility Agent or IFC, as the case may be, for the account of any Non-Funding Lender.

14.2        Tranche S1 front end fees

The Borrower shall pay to the Senior Facility Agent for the account of the Tranche S1 Original Senior Lenders, front end fees in the amount and at the times agreed in a Fee Letter.

14.3        Tranche S2 Senior Lenders and Junior Lenders front end fees

The Borrower shall pay to each of the Senior Facility Agent and the Junior Facility Agent for the account of respectively the Tranche S2 Original Senior Lenders (apart from IFC) and Original Junior Lenders (apart from IFC), front end fees in the amount and at the times agreed in a Fee Letter.

14.4        IFC front end fees

The Borrower shall pay to IFC (for its own account) front end fees in the amount and at the times agreed in the Fee Letters.

14.5        IFC portfolio supervision fee

The Borrower shall pay to IFC (for its own account) a portfolio supervision fee in the amount and at the times agreed in a Fee Letter.

14.6        Senior Facility Agent fee

The Borrower shall pay to the Senior Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

14.7        Junior Facility Agent fee

The Borrower shall pay to the Junior Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

14.8        Security Trustee fee

The Borrower shall pay to the Security Trustee (for its own account) a trustee fee in the amount and at the times agreed in a Fee Letter.

14.9        Lead Technical and Modelling Bank Fee

The Borrower shall pay to the Lead Technical and Modelling Bank (for its own account) a lead technical and modelling bank fee in the amount and at the times agreed in a Fee Letter.

14.10      Co-Technical and Modelling Bank Fee

The Borrower shall pay to the Co-Technical and Modelling Bank (for its own account) a co-technical and modelling bank fee in the amount and at the times agreed in a Fee Letter.

14.11      Hedging Coordinator Bank Fee Letter

The Borrower shall pay to the Hedging Coordinator Bank (for its own account) a hedging co-ordinator fee in the amount and at the times agreed in a Fee Letter.

PART 5

TAXES, INCREASED COSTS AND INDEMNITIES

15.          TAX GROSS UP AND INDEMNITIES

15.1        Definitions

In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under clause 15.2 (Tax gross-up) or a payment under clause 15.3 (Tax Indemnity).

15.2        Tax gross-up

(A)                              Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(B)                                Kosmos shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the relevant Facility Agent accordingly.

(C)                                If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(D)                               If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(E)                                 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the relevant Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing Authority.

(F)                                 If an Obligor makes any payment to a Finance Party in respect of or relating to a Tax Deduction, but such Obligor was not obliged to make such payment, the relevant Finance Party shall within five Business Days of demand refund such payment to such Obligor.

15.3   Tax Indemnity

(A)                Except as provided below, the Borrower shall (within five Business Days of demand by the relevant Facility Agent) indemnify a Finance Party against any loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party for or on account of Tax, by that Finance Party in respect of a Finance Document.

(B)      Paragraph (A) above shall not apply:

(i)        with respect to any Tax assessed on a Finance Party under the law of the jurisdiction in which:

(a)                    that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(b)                   that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if in either such case that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or that Finance Party’s Facility Office; or

(ii)                     to the extent a loss, liability or cost is compensated for by an increased payment under clause 15.2 (Tax gross-up); or

(iii)                  with respect to any Tax assessed prior to the date which is 180 days prior to the date on which the relevant Finance Party requests such a payment from the Borrower, unless a determination of the amount claimed could only be made on or after the first of those dates.

(C)                  A Finance Party making, or intending to make a claim under paragraph (A) above shall promptly notify the relevant Facility Agent of the event which will give, or has given, rise to the claim, following which the relevant Facility Agent shall provide to Kosmos a copy of the notification by such Finance Party.

(D)                 A Finance Party shall, on receiving a payment from an Obligor under this clause, notify the relevant Facility Agent. The Finance Parties will undertake to use reasonable endeavours to obtain reliefs and remissions for taxes and deductions and to reimburse Kosmos for reliefs, remissions or credits obtained (but without any obligation to arrange its tax affairs other than as it sees fit nor to disclose any information about its tax affairs).

15.4   Tax Credit

(A)                lf:-

(i)        an Obligor makes a Tax Payment, and

(ii)                    a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment, and

(iii)      that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party reasonably determines will leave it (after that payment) in the same after-Tax position as it would have been in but for its utilisation of the Tax Credit.

(B)                  Nothing in this clause will:

(i)        interfere with the rights of any Finance Party to arrange its affairs in whatever manner it thinks fit; or

(ii)       oblige any Finance Party to disclose any information relating to its Tax affairs or computations.

15.5          Stamp Taxes

(A)                Kosmos shall, within five Business Days of demand, pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document other than in respect of an assignment or transfer by a Lender.

(B)                  If, at any time, the Secured Liabilities is an amount greater than USD 900 million, Kosmos undertakes within five Business Days of becoming aware of such, or if instructed by the Facility Agents acting on the instructions of the Majority Lenders, to pay stamp duty, registration or any other similar Taxes on such amounts over USD 900 million (the “Excess”) but only to the extent the such Taxes have not already been paid on the Excess. Subject to availability, this payment shall be drawn down from the Facility in accordance with this Agreement

(C)                  To the extent Kosmos fails to pay stamp duty, registration or other similar Taxes on any Excess in accordance with paragraph (B) above and without prejudice to any other rights that the Finance Parties have under the Finance Documents, the Facility Agents acting on the instructions of the Majority Lenders (or following an Enforcement Action, the Security Trustee) shall have the right:

(i)                       to pay stamp duty, registration or similar Taxes on any Excess and recover the costs from Kosmos under the indemnity in paragraph (A) above provided that on the occurrence of an Event of Default such right shall become immediately exercisable;

(ii)                    to require Kosmos to reduce, within five Business Days of demand, its Total Facility Amount to a level which reduces the Secured Liabilities amount to USD 900 million.

(D)                  Any prepayment required to be made pursuant to paragraph (C)(ii) above shall be made with accrued interest on the amount prepaid and, subject to Break Costs (excluding any Margin), without premium or penalty.

(E)                    For the purposes of this clause 15.5, the term “Business Day” means any day (other than a Saturday or a Sunday) when banks are open for business in London, New York or Accra.

15.6          Value added tax

(A)                All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT against delivery of an appropriate VAT invoice.

(B)                  Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that obligation shall be deemed to extend to all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither the Finance Party nor any other member of any VAT group of which it is a member is entitled to credit or repayment of the VAT.

16.                 INCREASED COSTS

16.1          Increased costs

(A)                Subject to clause 16.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the relevant Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of the introduction of or any change in (or in the interpretation, administration or application by any governmental body or regulatory Authority of) any law or regulation (whether or not having the force of law, but if not, being of a type with which that Finance Party or Affiliate is expected or required to comply).

(B)      In this Agreement “Increased Costs” means:

(i)        a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)       an additional or increased cost; or

(iii)                  a reduction of any amount due and payable under any Finance Document,

which is (a) material and (b) incurred or suffered by a Finance Party or any of its Affiliates but only to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

16.2   Increased cost claims

(A)                A Finance Party intending to make a claim pursuant to clause 16.1 (Increased costs) shall notify the relevant Facility Agent of the event giving rise to the claim, following which such Facility Agent shall promptly notify the company.

(B)                  Each Finance Party shall provide a certificate confirming the amount of its Increased Costs.

16.3   Exceptions

(A)               Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                       attributable to a Tax Deduction required by law to be made by an Obligor provided that this clause is without prejudice to any rights which the affected Lender may have under clause 15.2 (Tax gross-up) to receive a grossed up payment;

(ii)                    the subject of a claim under clause 15.3 (Tax Indemnity) (or might be or have been the subject of a claim under clause 15.3 (Tax Indemnity) but for any of the exclusions in paragraph (B) of clause 15.3 (Tax Indemnity));

(iii)      incurred prior to the date which is 180 days prior to the date on which the Finance Party makes a claim in accordance with clause 16.2 (Increased cost claims), unless a determination of the amount incurred could only be made on or after the first of those dates;

(iv)                any of the types of cost dealt with by Schedule 7 (Mandatory Cost Formulae);

(v)                   attributable to the wilful breach by the relevant Finance Party or any of its Affiliates of any law or regulation; or

(vi)                attributable to the application of or compliance with the International Convergence of Capital Measurement Standards published by the Basel Committee on Banking Supervision in June 2004 (“Basel II”), or any implementation or transposition thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or other law or regulation, including (without limitation) any Increased Cost attributable to Pillar 2 (The Supervisory Review Process) of Basel II or to any change by a Finance Party from one method of calculating capital adequacy to another.

(B)                 In this clause 16.3 (Exceptions), a reference to a “Tax Deduction” has the same meaning given to the term in clause 15.1 (Definitions).

17.      OTHER INDEMNITIES

17.1   Currency indemnity

(A)               If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)        making or filing a claim or proof against that Obligor; or

(ii)      obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(B)                  Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2   Other indemnities

Each Obligor shall, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(A)     the occurrence of any Event of Default;

(B)                 a failure by an Obligor to pay any amount due under a Finance Document on its due date;

(C)                 funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of a Default or an act or omission on the part of an Obligor; and

(D)                 a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by Kosmos.

17.3   Indemnity to the Facility Agents

Each Obligor shall promptly on demand, indemnify a Facility Agent against any cost, loss or liability incurred by such Facility Agent (acting reasonably) as a direct result of:

(A)     investigating any event which it reasonably believes is a Default; and

(B)                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised by an Obligor.

18.      MITIGATION BY THE LENDERS

18.1   Mitigation

(A)               Each Finance Party shall, in consultation with Kosmos, use all reasonable endeavours to mitigate or remove any circumstances which arise and which would result in any facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 10.2 (Illegality), clause 15.2 (Tax gross-up), clause 16.1 (Increased costs) or clause 13.2 (Market disruption) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(B)                 Paragraph (A) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(C)                 Each Finance Party shall notify the relevant Facility Agent as soon as it becomes aware that any circumstances of the kind described in paragraph (A) above have arisen or may arise. That Facility Agent shall notify Kosmos promptly of any such notification from a Finance Party.

18.2   Limitation of liability

(A)               Each Obligor shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 18.1 (Mitigation).

(B)                 A Finance Party is not obliged to take any steps under clause 18.1 (Mitigation) if, in the bona fide opinion of that Finance Party (acting reasonably), to do so might in any way be prejudicial to it.

PART 6

FORECASTS AND CALCULATIONS AND BORROWING BASE AMOUNT

19.      FORECASTS AND CALCULATIONS

19.1    Forecast Procedures

(A)               Not less than 30 Business Days before any proposed or required Forecast Date, the Borrower and the Technical and Modelling Bank shall consult together with a view to preparing and agreeing the relevant Forecast including the Forecast Assumptions and all associated calculations and information. Kosmos shall ensure that, a new or updated reserves report is prepared by the Reserves Consultant, prior to Project Completion, no earlier than 15 September 2009 or later than 15 December 2009 and subsequently on each Forecast Date falling at six monthly intervals thereafter. Each party shall consult in good faith and act reasonably, and shall make available sufficiently experienced personnel, with a view to reaching agreement as soon as reasonably practicable. Each Forecast (and all Forecast Assumptions used) shall have due and proper regard to any reasonable view expressed by any of the Consultants in a report delivered for the purpose of preparing the Forecast, the Phase 1 Plan of Development for the Jubilee Field, the Unit Development Plan and the Development Work Program and Budget and the provisions and requirements of the Project Agreements (and any updates thereto). Any Senior Lender (and, on or after the Senior Discharge Date, any Junior Lender) may request that it receives information provided to the Technical and Modelling Bank for the purpose of the preparation of a Forecast at the same time as that information is provided to the Technical and Modelling Bank.

(B)                 If the Forecast is so agreed, a copy shall forthwith be provided to each Senior Lender (and, on or after the Senior Discharge Date, any Junior Lender) and the Senior Facility Agent (and, on or after the Senior Discharge Date, the Junior Facility Agent). Each such Lender shall have 15 Business Days to approve the Forecast and, once approved by the Majority Lenders, that Forecast will apply for the relevant Forecast Period. If any such Lender has not objected to the Forecast within such 15 Business Day period, then such Lender shall be deemed to have approved the Forecast. A Forecast shall only be deemed to have been accepted by such Lenders if it has been approved by the Majority Lenders. In making any objection, such Lenders must act reasonably and no objection may be made other than on the grounds that a Forecast Assumption which has been used in the Forecast is not reasonable in the circumstances, or on the grounds of proven or manifest error. If the Majority Lenders do so object, the Borrower and the Technical and Modelling Bank shall, as soon as reasonably practicable (and before the relevant Forecast Date), prepare a revised Forecast which satisfies, in all reasonable respects, the objections of the Majority Lenders.

(C)                 If the Forecast, or any of the Forecast Assumptions, is or are not agreed by the Borrower and the Technical and Modelling Bank, then the relevant dispute shall forthwith be referred to the determination of the Majority Lenders. In making their determination, the Majority Lenders shall act reasonably and shall ensure that any determination is reasonable in the circumstances. Upon the determination of the Majority Lenders, the Borrower and the Technical and Modelling Bank shall, as soon as reasonably practicable (and before the relevant Forecast Date), prepare a revised Forecast in accordance with that determination and that Forecast shall then apply for the relevant Forecast Period.

(D)                In making any determination in the Forecasting Procedures the Majority Lenders shall give due and proper regard to any information provided (including any report delivered by the Consultants for the purposes of the Forecast) or representations made by the Borrower and the Technical and Modelling Bank. Any determination shall take due and proper regard of the Phase 1 Plan of Development for the Jubilee Field, the Unit Development Plan and the Development Work Program and Budget (and any updates thereto) and the provisions and requirements of the Project Agreements. The Forecasting Procedures shall ensure that each Forecast is agreed or determined on or before the commencement of the Forecast Period to which it relates.

19.2    Contents of Forecast

(A)               Each Forecast will set out or include:

(i)        the Technical Assumptions and Economic Assumptions upon which the Forecast is based;

(ii)       an updated Project Model;

(iii)      the calculation of the Borrowing Base Amount;

(iv)                  the calculation of any mandatory prepayment required because the aggregate of outstandings under the Senior Facilities exceeds the Borrowing Base Amount;

(v)                     if the Forecast is prepared on or before the expiration of the Senior Availability Period, confirmation that the Funding Sufficiency Ratio is greater than 1:1, and that Kosmos does not reasonably anticipate the Funding Sufficiency Ratio being less than 1:1 in the future;

(vi)                  calculations of the Field Life Cover Ratio and the Loan Life Cover Ratio, together with, after Project Completion, the DSCR;

(vii)               the calculation of the Reserve Tail Date;

(viii)            the aggregate economically recoverable proved (1P) reserves and the proved and probable (2P) reserves remaining to be produced from the Borrowing Base Assets (reflecting any updated reserves report produced by the Reserves Consultant in respect of that Forecast, or if no such updated reserves report has been produced, reflecting the immediately preceding reserves report as may be updated by Kosmos with the agreement of the Technical Consultant and the Technical and Modelling Bank (acting reasonably));

(ix)                    the revised Amortisation Schedule (if required) or confirmation that no revision to the Amortisation Schedule is required pursuant to clause 9.4 (Amendment to Amortisation Schedule); and

(x)                       such other reasonable information as the Technical and Modelling Bank or the Senior Facility Agent may reasonably require.

(B)                   All projections and calculations to be made under this clause shall be expressed and made in US Dollars (at the Senior Facility Agent’s, on or after the Senior Discharge Date, the Junior Facility Agent’s, spot rate of exchange at the time if so required (which such Facility Agent will provide promptly on request)).

19.3   Manner of Calculations

(A)               All the calculations required for each Forecast will be calculated using the Project Model on the basis of the Technical Assumptions and Economic Assumptions determined for the purposes of that Forecast.

(B)                 Where the manner of determining any of the calculations required for a Forecast differs between the programme on which the Project Model operates and the provisions of the Finance Documents, the Finance Documents will prevail.

19.4   Forecast Prior to Project Completion

(A)               Kosmos shall ensure that, prior to Project Completion, a new or updated reserves report is prepared by the Reserves Consultant no earlier than 15 September 2009 but no later than the latter of either 15 December, 2009 or, if later, 30 Business Days before the projected Satisfaction Date, and subsequently on each date falling at six monthly intervals thereafter. A Forecast shall then be prepared utilising each such new or updated reserves report in accordance with the Forecasting Procedures. In determining the Borrowing Base Amount in each such Forecast prepared prior to Project Completion:

(i)                         the Crude Oil price used in that Forecast shall equal the Fixed Price Deck or, as the case may be, the most recent Updated Fixed Price Deck; and

(ii)                      the discount rate shall not be higher than that used in such Forecast prepared as at the Signing Date.

(B)                 All other Forecast Assumptions used in producing that Forecast shall be agreed or determined in accordance with the Forecasting Procedures.

(C)                 Once a Forecast is agreed or otherwise determined, the Available Commitment under the Senior Facilities shall be determined by reference to such Forecast.

(D)                For the purpose of calculating the Borrowing Base Amount prior to Project Completion (and in respect of the Forecast Assumptions used in any relevant Forecast prior to Project Completion) the Majority Senior Lenders shall be entitled, but shall not be obliged, to determine the price of Crude Oil. If the Majority Senior Lenders make any such determination, it shall be made in accordance with their then current business practices, applied on a consistent, reasonable and non-discriminatory basis and reflecting market practice at the time. Prior to making any such determination, the Majority Senior Lenders shall be required to consult with Kosmos for not less than 5 Business Days and provide Kosmos with such information relating to the basis of the redetermination as Kosmos may reasonably request (subject always to confidentiality considerations and any such requests not imposing any undue administrative burden on the Lenders).

(E)                  The price of Crude Oil used in the Forecast prepared at Financial Close shall be equal to the Fixed Price Deck. Each subsequent Forecast prepared prior to Project Completion shall retain this Fixed Price Deck unless the Majority Senior Lenders elect to adopt an Updated Fixed Price Deck. If the Majority Senior Lenders determine in accordance with the procedure described above that the price of Crude Oil should be set at less than the Fixed Price Deck, then the Majority Senior Lenders shall not be entitled to set the price of Crude Oil at less than 75 per cent, of the Brent Forward Curve as at the date the relevant Forecast is prepared.

(F)                  Notwithstanding the paragraphs (A) and (E) above, the Senior Lenders shall be entitled, in their absolute discretion, to set the price of Crude Oil at a price greater than the Fixed Price Deck. Nothing shall oblige the Senior Lenders to set the price of Crude Oil at a price greater than the Fixed Price Deck and any such determination shall not be required to be made in accordance with the procedure described above.

19.5   Determination of Borrowing Base Amount

The Borrowing Base Amount shall be determined on each Forecast Date pursuant to a Forecast prepared in accordance with the Forecasting Procedures. The Borrowing Base Amount so determined shall apply for the duration of the next succeeding Forecast Period or until a new Forecast is prepared.

19.6   Forecast Prior to Project Completion

The Borrowing Base Amount for the purposes of the Senior Facilities shall be calculated as follows:

(A)     The Borrowing Base Amount shall be the lesser of:

(i)                         the sum of: (a) the net present value of Net Cash Flow until the Field Depletion Date plus (b) the net present value of Relevant Capital Expenditure, divided by 1.5;

(ii)                     the sum of: (a) the net present value of Net Cash Flow until the Final Maturity Date plus (b) the net present value of Relevant Capital Expenditure, divided by 1.3.

(B)                  The discount rate utilised to determine the net present values referred to in paragraph (A) above shall be nine per cent and shall be applied in calculating the net present value of cash flows from Project Completion.

19.7           Project Model

(A)                The Facility Agents, the Technical and Modelling Bank and Kosmos may each make proposals with regard to amendments to the Project Model which it believes in good faith are required for the purpose of:

(i)                         correcting any manifest error in the form or structure of the Project Model; or

(ii)                      incorporating any additional assumptions required to determine the matters referred to in clause 19.1 (Forecast Procedures).

(B)                  If the Facility Agents, Technical and Modelling Bank and Kosmos are unable to agree on the required changes to the Project Model within 15 Business Days from the date on which such changes were proposed, then the matter shall, on the request of Kosmos or the Technical and Modelling Bank, or on the initiation of either of the Facility Agents, be referred for resolution to an appropriate expert appointed by the Facility Agents (being a person having appropriate expertise with respect to, but no interest in, the outcome of the matter referred to it).

(C)                  The costs of any references to an expert and the costs, if any, incurred in giving effect to any agreed revision to the Project Model will be borne by Kosmos except, in the case of the costs of any reference to an expert only, if the expert determines that any proposal by the Technical and Modelling Bank or either Facility Agent in respect of the changes to the Project Model which are in dispute could not be regarded as reasonable and are rejected by such expert, in which case such costs shall be borne by the Lenders.

(D)                 Any amendments to the Project Model will not be made until such time as such amendment has been agreed or determined (as appropriate) pursuant to paragraphs (A) and (B) above. Prior to such amendment being incorporated into the Project Model, the Project Model will continue to be utilised without such amendment.

(E)                   Where the manner of determining any of the calculations required for a Forecast is amended as a consequence of any amendments made to the Project Model, the Finance Documents shall be deemed to be amended to reflect any such amendment.

PART 7

BANKS ACCOUNTS, CASH MANAGEMENT AND RESERVE EQUITY

20.                  BANK ACCOUNTS AND CASH MANAGEMENT

20.1          Project Accounts

(A)                Each Obligor shall establish and maintain each of the Project Accounts, as required under the terms of this Agreement with the Account Bank in London or such other jurisdiction approved by the Facility Agents (acting reasonably).

(B)                  The Project Accounts (other than the Ghana Working Capital Cedi Account which shall be denominated in Ghanaian Cedi) shall be denominated in US Dollars. Any sum constituting interest paid in respect of the credit balance on any Project Account shall be treated in the same manner as any other sum credited to a Project Account.

(C)                  Each Project Account will be a separate account at the Account Bank. The Project Accounts will be maintained until the later of the Senior Discharge Date and the Junior Discharge Date.

(D)                 Amounts may be deposited into the Onshore Working Capital Accounts, to the extent necessary, to meet local onshore payments only, provided that the aggregate balance in such accounts may not exceed USD 3 million (or equivalent in Ghanaian Cedi) or such higher amount agreed by the Facility Agents (acting reasonably).

(E)                   Subject to clause 20.1(D) above and to the order of payments provided for in the Cash Waterfall, Kosmos shall maintain the balance of the Offshore Proceeds Accounts and the Onshore Working Capital Accounts, which, when aggregated and taken together with amounts paid in advance for its liabilities under the Project Agreements, is prudent and reasonable and (i) prior to Project Completion, at the beginning of each quarter is sufficient to meet foreseeable Project Costs in the next 90 days (or such longer period as Kosmos reasonably determines is prudent and reasonable in the circumstances) and, at all times, is not less than USD 30 million and (ii) after Project Completion, is sufficient to meet foreseeable Project Costs in the next 90 days (or for such longer period as the Borrower reasonably determines is prudent and reasonable in the circumstances).

20.2          Other bank accounts

(A)              Each Obligor shall not open or maintain any bank accounts other than:

(i)                      the Project Accounts (including such other accounts established by KEG with the Account Bank which would be Project Accounts but for the execution of the Onshore Security Assignment and the Offshore Security Assignment by all the parties thereto in accordance with this Agreement), which shall not be overdrawn at any time and any withdrawals from such Project Accounts shall only be made out of cleared funds;

(ii)                   the Distributions Reserve Accounts, which shall not be overdrawn at any time; and

(iii)                such accounts as may be necessary or appropriate for it to perform its obligations as an operator in relation to the Blocks and, except into which moneys received from, or for the account of, any other party may be paid as required (but any money being related to any carried interest (including in respect of the carried interest of EO) in relation to any Borrowing Base Asset shall be paid into an Offshore Proceeds Account) (an “Interested Third Party”),

provided that in no event shall such accounts referred to in (ii) and (iii) above, or any moneys standing to the credit of such accounts referred to in (ii) and (iii) above, be available to the Lenders (except on an unsecured basis following the occurrence of any of the events described in clause 29.6 (Insolvency) and/or clause 29.7 (Insolvency proceedings)) or subject to any restrictions under the Finance Documents and shall not be subject to any Security Interest in favour of any Finance Party (but may be secured in favour of any other person other than the Finance Parties).

(B)                  The Lenders will account to the Sponsor and/or the relevant Obligor if and to the extent they receive any proceeds from any account referred to in Clause 20.2(A)(ii) or (A)(iii) above, and shall hold any such moneys to the account of, and on trust for, the Sponsor.

(C)                  Any Lender that is in receipt of proceeds as described in paragraph (B) above shall:

(i)                         within five Business Days notify details of the receipt or recovery to Kosmos, the Sponsor and the Facility Agents; and

(ii)                   within five Business Days of demand by the Sponsor, pay an amount equal to such receipt or recovery to the Sponsor.

20.3           Appointment of Account Bank

(A)                Any appointment of or change to the Account Bank will become effective only upon the Account Bank executing, or new Account Bank acceding to the terms of, the Project Accounts Agreements or such other terms as may be approved by Kosmos and the Facility Agents (acting reasonably).

(B)                  Kosmos may, with the consent of the Facility Agents (not to be unreasonably withheld or delayed), change the Account Bank to another bank which meets the requirements of paragraph (C) below, but subject to paragraph (A) above and clause 20.1 (Project Accounts). If the Account Bank resigns, then Kosmos will appoint a replacement Account Bank which meets the requirements of paragraph (C), but subject to paragraph (A) and clause 20.1 (Project Accounts).

(C)                  Each Account Bank shall be a bank whose long-term unguaranteed, unsecured securities or debt has a rating of A- or higher from Standard and Poor’s or A3 or higher from Moody’s (or equivalent) or such lower rating as the Facility Agents and Kosmos shall agree in writing.

20.4          Security Documents and Project Accounts Agreements

(A)                The Project Accounts shall be subject to a first ranking Security Interest in favour of the Secured Parties. Kosmos shall forthwith upon any change to the Account Bank, or upon opening any Project Account which is not subject to the security constituted by the relevant Security Documents, execute and deliver to the Security Trustee such supplemental Security Documents as the Security Trustee and the Facility Agents may reasonably require in order to create a first priority Security Interest over that Project Account in favour of the Finance Parties. Such supplemental Security Documents must be in a form and in substance satisfactory to the Facility Agents and the Security Trustee.

(B)                  Kosmos shall, before any Project Account is opened, procure that the Obligor and the Account Bank have entered into the Project Accounts Agreements.

(C)                  In the case of execution of any of the Security Documents and Project Accounts Agreements referred to in paragraphs (A) and (B) above, Kosmos shall deliver to the Facility Agents documents which are the equivalent of those referred to in paragraphs 1 of Schedule 3 (Conditions Precedent) in respect of such Security Documents and Project Accounts Agreements, together with any legal opinions which the Facility Agents may reasonably require, such legal opinions to be provided at the reasonable expense of Kosmos. All such documents must be in a form and in substance satisfactory to the Facility Agents.

(D)                 The detailed operating procedures for the Project Accounts will be agreed between Kosmos and the Account Bank, but in the event of any inconsistency between those procedures and the Project Accounts Agreements or this Agreement, the provisions of this Agreement shall prevail.

20.5          Control on withdrawals following Default

If a Default has occurred and is continuing and has not been waived, no Obligor may withdraw any moneys from the Project Accounts except:

(A)                with the prior consent of the Facility Agents; and

(B)                  to meet the Obligor’s payment obligations under the Finance Documents or the Project Agreements on the relevant due date; and

(C)                  to pay for Project Costs not included in paragraph (B) above where:

(i)                       the payment in question has been budgeted for and the Facility Agents have given their written consent to the relevant expenditure or cost being incurred; or

(ii)                   the failure to make the payment in question would materially and adversely affect the business or financial condition of Kosmos or any other Obligor.

20.6          Distributions Reserve Account

(A)                Each Obligor may maintain a Distributions Reserve Account into which the amount of any permitted distribution under clause 28.24 (Distributions), permitted indebtedness (other than drawdowns under the Facilities) and contributions to the capital of Kosmos may be credited subject to compliance with the Cash Waterfall and such amounts shall not be subordinated to the rights of the Lenders. Amounts standing to the credit of the Distributions Reserve Accounts shall not be available to the Finance Parties whether as secured or unsecured creditors of Kosmos and irrespective of whether an Event of Default has occurred. The Obligors may grant security over their Distributions Reserve Account in favour of any person and shall not be required to grant any Security Interest over the Distributions Reserve Account in favour of the Finance Parties. Sums standing to the credit of the Distributions Reserve Accounts may be withdrawn and applied as the Obligor sees fit.

(B)                  The Lenders will account to the Sponsor and/or the relevant Obligor if and to the extent they receive any proceeds from a Distributions Reserve Account, and shall hold any such moneys to the account of, and on trust for, the Sponsor. If any other person has a Security Interest or claim against amounts standing to the credit of a Distributions Reserve Account, any such interest or claim shall be limited to these amounts and they shall not have recourse to the assets of any Obligor generally, nor shall they be entitled to make any claim or enforce against, or initiate any Insolvency Proceedings of any kind, against any Obligor.

(C)                  Any Lender that is in receipt of proceeds as described in paragraph (B) above, shall turnover such proceeds to the Sponsor in accordance with paragraph (C) of clause 20.2 (Other bank accounts) above.

20.7          Reserve Equity Account and Stamp Duty Reserve Sub-Account

(A)                Any Reserve Equity Amount standing to the credit of the Reserve Equity Account (excluding any Stamp Duty Reserve Amount in the Stamp Duty Reserve Sub-Account) may only be withdrawn by Kosmos from that account if:

(i)                       it is used to pay any Project Cost under the Project Agreements (where the non-payment of the relevant amount would cause it to default under a cash call or otherwise cause it to be in default under any Project Agreement) or any Financing Costs (other than funding any DSRA) and:

(a)                    there is not, at the relevant time, any Available Commitment under the Senior Facilities or under the Junior Facilities which may be drawn for the purpose of meeting the payment of such Project Costs or Financing Costs which are then due for payment; or

(b)                   the Junior Facilities has been fully drawn in circumstances where the principal amount outstanding under the Senior Facilities exceeds the Borrowing Base Amount; or

(ii)                    following the commencement of Enforcement Action, it is used to pay, pari passu, any amount owed by the Obligors to the Lenders and any amount payable under a Hedging Agreement entered into in accordance with the Hedging Policy.

(B)                  Any balance in the Reserve Equity Account (other than any balance in the Stamp Duty Reserve Sub-Account) on the Financial Completion Date may be withdrawn and paid to the Shareholders or any other person at the Borrower’s discretion, paid into any Distribution Reserve Account or otherwise dealt with at the Borrower’s discretion.

(C)                  Kosmos will inform the Facility Agents if such a withdrawal is made. The Senior Facility Agent (or, as the case may be, the Junior Facility Agent) will inform the Lenders.

(D)                 Kosmos shall deposit the Stamp Duty Reserve Amount in the Stamp Duty Reserve Sub-Account on or prior to the Satisfaction Date, following which Kosmos shall:

(i)                       not withdraw or transfer any amounts from the Stamp Duty Reserve Sub-Account other than (a) for the purposes of making a payment of stamp duty in respect of the Assignments or (b) upon the instructions of the Security Trustee or (c) to reflect any reductions in the Stamp Duty Reserve Amount, provided that if the withdrawal is made pursuant to Clause 20.7(D)(i)(c) any such withdrawn amounts shall be deposited in the Offshore Proceeds Account; and

(ii)                    ensure that the amount standing to the credit of the Stamp Duty Reserve Sub-Account is, at all times, equal to the Stamp Duty Reserve Amount,

provided that the Security Trustee shall be entitled to withdraw or transfer any amounts from the Stamp Duty Reserve Sub-Account at any time for the purposes of paying any stamp duty payable in respect of the Assignments as contemplated pursuant to Clause 28.27 (Due execution of security assignments).

(E)                   Following the earlier to occur of (i) the payment by either Kosmos or the Security Trustee of all stamp duty payable in respect of the Assignments or (ii) the date on which the Facility Agents determine that no stamp duty in respect of the Assignments is payable or (iii) Financial Completion Date, any balance standing to the credit of the Stamp Duty Reserve Sub-Account may be withdrawn by Kosmos and paid directly into the Offshore Proceeds Account

(F)                   In the event that the Borrower has drawn down under the Facilities to refund to the Sponsor any amounts in aggregate equal to the Excess Equity Figure, and the Adjusted Excess Equity Figure is lower than the Excess Equity Figure at such time, the Borrower shall, at such time, deposit in the Offshore Proceeds Account an amount equal to the difference between the Adjusted Excess Equity Figure and the Excess Equity Figure and shall apply such amount(s) towards payment of Project Costs only.

21.                 OPERATION OF THE OFFSHORE PROCEEDS ACCOUNTS

21.1          Payments in

Unless a Finance Document expressly requires an amount to be paid into any other Project Account, each Obligor must ensure that:

(A)               all Gross Revenues received;

(B)                 the proceeds of any Loan;

(C)                 the proceeds of any Permitted Disposals; and

(D)                any other amount payable to, or received by an Obligor (including payments received under any offtake contract (and the Borrower shall direct any person making such payments that any such payment shall be paid into that account only) and (for the avoidance of doubt) any Excess Equity, but excluding any amount which may be credited to the Distribution Reserve Account of Kosmos (subject to compliance with the Cash Waterfall and Clause 21.3 (Payments in and withdrawals - Excess Equity))), are paid directly into an Offshore Proceeds Account.

21.2          Withdrawals - No Default Outstanding

(A)                During such time that the Security over the KEG Offshore Proceeds Accounts has- not been created and perfected as contemplated by the Security Documents, transfers or withdrawals from a KEF Offshore Proceeds Account may, for the avoidance of doubt, be made by an instruction issued by KEF to the Account Bank to transfer the intended payment amount from a KEF Offshore Proceeds Account to a KEG GPS Account or the KEG Offshore Proceeds Accounts (as the case may be), together with an accompanying instruction from KEG to the Account Bank for payment of the transferred amount from such KEG GPS Account or KEG Offshore Proceeds Account (as the case may be) to the intended recipient. Immediately following the creation and perfection of the Security contemplated by the Security Documents over the KEG Offshore Proceeds Accounts the Security Trustee shall, in accordance with the Offshore Security Assignment, designate any KEG GPS Account as a Secured Offshore Project Account (as such term is defined in the Offshore Security Assignment) and such account shall, notwithstanding the terms of this Agreement and the Definitions Agreement, thereupon automatically be deemed an Offshore Proceeds Account.

(B)                  Unless otherwise provided and unless there is a Default outstanding, amounts may only be withdrawn from the Offshore Proceeds Accounts and the Onshore Working Capital Accounts (including by way of transfer to any other account but subject to the obligation to retain an aggregate amount in such accounts which (i) when taken together with amounts paid in advance for its liabilities under the Project Agreements, is sufficient to meet foreseeable Project Costs in the next 90 days (or such longer period as Kosmos reasonably determines is prudent and reasonable in the circumstances), and (ii) complies with Clause 20.1(E) (Project Accounts)) if they are applied for the following purposes and subject to the following priority:

(i)                       firstly, payment of Project Costs;

(ii)                    secondly, pari passu, payment of (or the funding of the Borrower, including by way of payment under any Intercompany Loan Agreement in respect of advances from the Borrower to KEG, to enable it to pay) any Financing Costs (excluding any payments of principal) under the Senior Facilities due but unpaid (applied to overdue amounts first, unpaid fees second, and unpaid interest third) and payment of (or the funding of the Borrower, including by way of payment under any Intercompany Loan Agreement in respect of advances from the Borrower to KEG, to enable it to pay) any scheduled payments due but unpaid under a Hedging Agreement entered into in accordance with the Hedging Policy;

(iii)                 thirdly, pari passu, payments of (or the funding of the Borrower, including by way of payment under any Intercompany Loan Agreement in respect of advances from the Borrower to KEG, to enable it to pay) principal under the Senior Facilities due but unpaid (applied to overdue amounts first and then to unpaid principal payments) and payment of (or the funding of the Borrower, including by way of payment under any Intercompany Loan Agreement in respect of advances from the Borrower to KEG to enable it to pay) any liabilities, including any early termination payment, due but unpaid under a Hedging Agreement entered into in accordance with the Hedging Policy;

(iv)                fourthly, payment of any mandatory prepayments required because the outstandings under the Senior Facilities exceed the Borrowing Base Amount as determined by the most recent Forecast, and (b) any amounts of FPSO Related Excess Cash in prepayment of the Senior Facilities in accordance with Clause 10.1 and Clause 10.6(C);

(v)                   fifthly, to fund an aggregate amount to be held in the Offshore Proceeds Accounts which, when taken together with amounts paid in advance for its liabilities under the Project Agreements, is sufficient to meet foreseeable Project Costs in the next 90 days (or such longer period as the Borrower reasonably determines is prudent and reasonable in the circumstances);

(vi)                sixthly, from the date upon which Project Completion occurs, transfers to the Senior DSRA, unless the balance in the Senior DSRA is equal to or more than the Required Balance;

(vii)             seventhly, payment of (or the funding of the Borrower, including by way of drawdown under any Intercompany Loan Agreement in respect of advances from the Borrower to KEG, to enable it to pay) any Financing Costs (other than principal) under the Junior Facilities due but unpaid (applied to overdue amounts first, unpaid fees second and then to unpaid interest);

(viii)          eighthly, payments of (or the funding of the Borrower, including by way of payment under any Intercompany Loan Agreement in respect of advances from the Borrower to KEG, to enable it to pay) principal under the Junior Facilities due but unpaid (applied to overdue amounts first and then to unpaid principal payments);

(ix)                  ninthly, from the date upon which Project Completion occurs, transfers to the Junior DSRA unless the balance in the Junior DSRA is equal to or more than the Required Balance;

(x)                     tenthly, to make prepayments on each Repayment Date, further to the Cash Sweep under the Junior Facility and the Senior Facility;

(xi)                  eleventhly, prepayments under the Finance Documents and/or providing cash cover for any Letters of Credit in accordance with clause 7.1(B)(vii); and

(xii)               lastly, so long as the Dividend Release Test is met, at the Borrower’s discretion, to make distributions to its shareholders on any date falling between 5 and 10 Business Days following a Repayment Date which shall include making payments to the Distribution Reserve Account and payments under any Intercompany Loan Agreement and/or in respect of any Subordinated Debt provided that the amount distributed shall be based on the aggregate amount standing to the credit of the Offshore Proceeds Accounts on the relevant Repayment Date after the amounts in (i) to (xi) above have been deducted.

21.3           Payments in and withdrawals - Excess Equity

Notwithstanding any provisions of Clause 21.2 (Withdrawals - No Default Outstanding), unless there is a Default outstanding, any amounts of Excess Equity may be withdrawn from the Offshore Proceeds Accounts (including by way of transfer to any other account) subject to the following conditions:

(A)               Kosmos shall comply with the obligation to retain an aggregate amount in such accounts which (i) when taken together with amounts paid in advance for its liabilities under the Project Agreements, is sufficient to meet foreseeable Project Costs in the next 90 days (or such longer period as Kosmos reasonably determines is prudent and reasonable in the circumstances), and (ii) complies with Clause 20.1(E) (Project Accounts));

(B)                 USD 50 million (from the Excess Equity if required) shall be deposited into the Reserve Equity Account on or prior to the Satisfaction Date and remains in such account;

(C)                 the Stamp Duty Reserve Amount shall be deposited into the Stamp Duty Reserve Sub-Account on or prior to the Satisfaction Date;

(D)                subject to the terms of Clause 21.3(E) and, as the case may be, Clause 21.3(F), any and all amounts of Excess Equity other than those required to be deposited pursuant to Clause 21.3(B) and (C) above shall remain at all times in the Offshore Proceeds Account until the Financial Completion Date;

(E)                  Kosmos shall apply within a period of 365 days from the Satisfaction Date at least USD100 million of Excess Equity, in aggregate, withdrawn from the Offshore Proceeds Account, for the following purposes:

(i)                       payment of Non-Jubilee Related Costs; and/or

(ii)                    payment in accordance with the priority set out under clause 21.2(B)(i) to 21.2(B)(xii) inclusive,

provided that in each case:

(iii)                 any amounts spent in respect of Non-Jubilee Related Costs shall be made in accordance with any budgets or statements of anticipated financing requirements for such Non-Jubilee Related Costs as provided by Kosmos pursuant to Clause 24.6(A)(vi), and (ii) shall not exceed by more than 20 per cent the amounts allocated in such budgets or statements to such costs;

(iv)                Kosmos provides evidence of the Non-Jubilee Related Costs prior to making a withdrawal of any amounts of Excess Equity from the Offshore Proceeds Account to pay such costs; and

(v)                   no withdrawal of any Excess Equity standing to the credit of the Offshore Proceeds Account (at the relevant time) shall be permitted upon the occurrence of an FPSO Funding Deficiency, a Deficiency Funded Period or an Event of Default except for the purpose of paying Project Costs.

(F)                  If Kosmos complies with the requirements under paragraphs (A), (B), (C) and (E) above, the amount of any balance of Excess Equity thereafter standing to the credit of an Offshore Proceeds Account may be withdrawn to pay Excess Equity Costs without reference to the order of priority in the Cash Waterfall. Such amount withdrawn to pay Excess Equity Costs may be deposited in the Distribution Reserve Account (which amount may then be used and/or distributed at the Borrower’s discretion notwithstanding any other provision of any Finance Document). After Kosmos has complied with the requirements under paragraphs (A), (B), (C) and (E) above any amounts of Excess Equity standing to the credit of the Offshore Proceeds Account (at the relevant time) shall not be permitted to be withdrawn upon the occurrence of (a) a Deficiency Funded Period, (b) an FPSO Funding Deficiency or (c) an Event of Default unless such withdrawal is solely for the payment of Project Costs.

22.                  DEBT SERVICE RESERVE ACCOUNT

22.1           Funding of Debt Service Reserve Account

(A)               Kosmos shall ensure on an ongoing basis that, on and after the date upon which Project Completion occurs, deposits are made into each of the Debt Service Reserve Accounts in accordance with the Cash Waterfall until the balance of each such account is not less than the Required Balance. The funding of the relevant Debt Service Reserve Account shall continue in accordance with the Cash Waterfall until, in the case of the Senior DSRA, the Senior Discharge Date, and in the case of the Junior DSRA, the Junior Discharge Date.

(B)                 Failure to maintain the relevant Required Balance standing to the credit of a Debt Service Reserve Account shall not, but failure to apply amounts from the Project Accounts during the relevant Forecast Period in accordance with the Cash Waterfall shall, constitute an Event of Default for the purposes of clause 29 (Events of Default).

22.2           Withdrawals from Debt Service Reserve Account

(A)               Subject to paragraph (B) below, amounts standing to the credit of:

(i)                       the Senior DSRA may be withdrawn only to pay any Financing Costs under the Senior Facilities; and

(ii)                    the Junior DSRA may be withdrawn only to pay any Financing Costs under the Junior Facilities,

in each case, in accordance with the Cash Waterfall, but only to the extent there shall be insufficient funds to make such payments using amounts standing to the credit of the Offshore Proceeds Accounts and the Onshore Working Capital Accounts at the time such amounts fall due for payment.

(B)                 In addition, withdrawals may be made from the Debt Service Reserve Accounts to the extent the amount withdrawn is equal to or less than the amount (if any) by which the amount standing to the credit of the Debt Service Reserve Account exceeds the applicable Required Balance at that time. Any such withdrawal may be applied in accordance with, and for the purposes set out in, the Cash Waterfall.

23.                  AUTHORISED INVESTMENTS

23.1           Power of investment

Subject always to Clause 20.1(E) (Project Accounts), Kosmos may require that such part of the amounts standing to the credit of any of the Project Accounts as it may consider prudent (having reasonable grounds for so considering) shall be invested from time to time in Authorised Investments in accordance with this clause and in a manner consistent with the Hedging Policy.

23.2           Type of investment

(A)                 Kosmos shall use its reasonable endeavours to procure that there are maintained from time to time a prudent spread of Authorised Investments and that the maturity of Authorised Investments is such that they can be liquidated to enable all payment obligations under the Finance Documents to be met on the due date.

(B)                 If any Authorised Investment ceases to be an Authorised Investment, Kosmos will, as soon as reasonably practicable upon becoming aware of this, procure that the relevant investment is replaced by an Authorised Investment or cash, provided that if it does not propose liquidating the relevant investment earlier than its maturity, it shall notify the Facility Agents that such investment is no longer an Authorised Investment promptly upon becoming aware of this and, subject to it having provided such notice, it will not be obliged to liquidate such investment before its maturity date unless either of the Facility Agents, acting reasonably, requests it to do so.

23.3           Custody

(A)               All Authorised Investments shall be made (subject to being available) on behalf of Kosmos by the Account Bank and shall be made in the name of the Account Bank (provided that its role shall be limited to placing such Authorised Investments) with which the relevant Project Account is maintained or any subsidiary or nominee of that Account Bank as may be nominated by it and on a basis which enables the Security Trustee to take valid and effective first priority security in favour of the Secured Parties in a manner which is in all respects satisfactory to the Facility Agents. Kosmos shall ensure that, subject to the terms of this clause, any person with whom any investment is made places that investment in its name or the name of the Account Bank.

(B)                 All documents of title or other documentary evidence of ownership in respect of Authorised Investments shall be held in the custody of the Account Bank on behalf of and on trust for the Security Trustee and, if any such document or other evidence comes into the possession or control of an Obligor, it shall procure that the same is delivered promptly to the Account Bank.

23.4           Realisations

(A)               Upon the realisation (whether by way of disposal, maturity or otherwise) of any Authorised Investment, the net proceeds of realisation shall either immediately be credited directly to the Project Account from which the Authorised Investment or such investment was made, or (unless a Default has occurred and is continuing) immediately be invested in another Authorised Investment, whichever Kosmos directs.

(B)                 Upon the receipt of any interest, dividends or other income from or in respect of any Authorised Investment, such interest, dividends or other income shall be credited to the Project Account concerned with the Authorised Investment or such other investment from which such interest, dividend or other income derives, or (if such interest, dividend or other income is derived from an Authorised Investment and such Authorised Investment is to be retained after such interest, dividend or other income is received and Kosmos so requests) the relevant interest, dividend or other income shall be reinvested in that Authorised Investment.

23.5           Project Accounts include Authorised Investments

(A)               Any reference in this Agreement to the balance standing to the credit of one of the Project Accounts shall be deemed to include a reference to the Authorised Investments in which all or part of such balance is for the time being invested. (other than for the purposes of determining the balance required to comply with clause 20.1(E) (Project Accounts)). In the event of any dispute as to the value of any Authorised Investment for the purpose of determining the amount deemed to be standing to the credit of a Project Account, that value shall be determined by the Facility Agents acting reasonably and in good faith and following consultation with Kosmos and having given due consideration to any representations given by Kosmos within the period required by the Facility Agents (which period shall not, in any event, be of shorter duration than five Business Days). If Kosmos so requests, the Facility Agents will give Kosmos details of the basis or method of its determination.

(B)                 Kosmos may, by notice in writing to the Facility Agents and the Account Bank, deem an Authorised Investment to be concerned with a different Project Account so as to transfer Authorised Investments between Project Accounts, if.

(i)                       the aggregate amount standing to the credit of each Project Account remains the same; or

(ii)                    the transfer of an equivalent amount between those Project Accounts would be permitted.

23.6           Security over Authorised Investments

Prior to the Borrower making any Authorised Investment in England, the Borrower shall ensure that it has entered into the Offshore Security Assignment. To the extent that any Authorised Investment is made in a jurisdiction other than England, the Borrower shall execute and deliver, such other security as the Facility Agents may reasonably require from time to time in order to ensure that such Authorised Investment is secured to the Finance Parties by way of first priority security, in a form and substance satisfactory to the Facility Agents and the Security Trustee, acting reasonably.

23.7           Interest on balances in Project Accounts

Each sum credited to a Project Account from time to time shall, from the time it is so credited until the time it is withdrawn therefrom (whether for the purpose of making an Authorised Investment or otherwise for application in accordance with the terms of this Agreement), bear interest at such rate as Kosmos may from time to time agree with the relevant Account Bank.

PART 8

FINANCIAL AND PROJECT INFORMATION

24.                  INFORMATION UNDERTAKINGS

The undertakings in this clause remain in force from the date of this Agreement until the later of the Senior Discharge Date and the Junior Discharge Date.

24.1           Books of account and auditors

Each Obligor shall:

(A)                              keep proper books of account relating to its business; and

(B)                                appoint and maintain as its auditors any Approved Auditor.

24.2           Financial statements

Each Obligor shall supply to the Facility Agents (in sufficient copies as most recently notified by the Facility Agents as being sufficient to allow one copy for each Lender):

(A)                              as soon as they become available, but in any event within 180 days of the end of each financial year:

(i)          its audited financial statements for that financial year; and

(ii)       prior to Project Completion, a copy of the consolidated audited accounts of the Sponsor;

(B)                                within 90 days of the end of each semi-annual period, its unaudited semi-annual financial statements for that period, and prior to Project Completion, a copy of the unaudited consolidated semi-annual accounts of the Sponsor; and

(C)                                within 90 days of the end of each quarter, its quarterly management reports for that period, and prior to Project Completion, a copy of the consolidated quarterly management reports of the Sponsor.

24.3           Year-end

No Obligor shall change its Accounting Reference Date without the consent of the Majority Lenders.

24.4           Form of financial statements

(A)                              Each Obligor must ensure that each set of financial statements supplied under this Agreement:

(i)          is certified by an Authorised Signatory of the relevant company as a true and correct copy; and

(ii)       gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition of the relevant company for the period to the date on which those financial statements were drawn up.

(B)                                Unless otherwise agreed with the Facility Agents, all accounts of each Obligor delivered under this Agreement shall be prepared in accordance with the Approved Accounting Principles.

(C)                                Each Obligor must notify the Facility Agents of any material change to the manner in which its audited financial statements are prepared.

(D)                               If requested by the Facility Agents, each Obligor must supply to the Facility Agents:

(i)                                     a full description of any change notified under paragraph (B) above and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which such financial statements were prepared prior to such change; and

(ii)                                  sufficient information, in such detail and format as may be required by the Facility Agents (acting reasonably), to enable the Lenders to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited financial statements delivered to the Facility Agents under this Agreement prior to such change.

24.5           Compliance Certificate

(A)                              Each Obligor must supply to the Facility Agents a Compliance Certificate with each set of its financial statements sent to the Facility Agents under paragraphs (A) and (B) of clause 24.2 (Financial statements) certifying the matters specified in clause 24.4(A) (Form of financial statements).

(B)                                A Compliance Certificate supplied in accordance with (A) above must be signed by two Authorised Signatories of Kosmos.

24.6           Project Information

(A)                              Each Obligor must (as soon as reasonably practicable) supply to the Facility Agent, in sufficient copies for all the Lenders if a Facility Agent so requests:

(i)                                     any new updates to each and amendments to each agreed budget, or development and/or work programme in relation to the Jubilee Field as soon as reasonably practicable following receipt from the relevant Operator (and, in any event, within 21 days of receipt) and, at least semi-annually, the latest Operator Report for the Jubilee Field (as soon as reasonably practicable and, in any event, within 21 days of the end of the semi-annual period when it must be provided) and prior to Project Completion, monthly reports on the progress of the Project;

(ii)                                  copies of all reports provided to any Government Authority by the Operator which have been copied to Kosmos (and in any event within 21 days of receipt);

(iii)                               copies of all reports submitted under the Material Contracts which have been copied to Kosmos, excluding for any reports submitted under or in connection with the Aban Abraham Drilling Contracts and the Atwood Hunter Drilling Contracts;

(iv)                              such technical and commercial information which Kosmos has in its possession relating to the Jubilee Field or its condition and which is relevant to the interests of the Lenders under the Finance Documents as the Facility Agents may reasonably request from time to time (following prior consultation with Kosmos);

(v)                                 promptly, details of any material updates or amendments to any Project Agreement;

(vi)                              within 30 days of the end of each quarter, the latest information available on Non-Jubilee Related Costs and their related financing costs as well as the nature and amount of the anticipated funding sources to pay for such costs (and either of the Facility Agents shall be entitled to request further information in this regard in the event that it determines, in its discretion (acting reasonably), that reasonable detail of costs and the sources of funding have not been provided, and Kosmos shall promptly comply with any such request); and

(vii)                           copies of the Jubilee Deepwater Development IPT Monthly Report and the Jubilee Unit Operator Monthly Report received by KEG.

(B)                                The terms of appointment of the Technical Consultant shall require it (in consultation with the Technical and Modelling Bank) to prepare and deliver the following reports and information to the Technical and Modelling Bank and Kosmos for distribution to the Lenders:

(i)                                     prior to Project Completion, a quarterly report on the Project Costs which have been incurred on the Project by the Borrower to date reconciled against draw-downs made, equity contributed and cash held in the Project Accounts together with the Technical and Modelling Bank’s calculation of the Funding Sufficiency Ratio. The Technical and Modelling Bank shall provide the calculation when required in consultation with the Technical Consultant and the Borrower, and in doing so, shall act reasonably and prepare the calculation giving due and proper regard to information made available to it;

(ii)                                  prior to Project Completion, a semi-annual report on the progress of the Project including confirmation of the projected date for Project Completion and the aggregate of Project Costs required to achieve Project Completion (reconciled against the most recent Forecast) and whether there are, in its opinion, any other material issues or concerns of which it is aware in relation to the implementation of the Project which should be brought to the attention of the Lenders;

(iii)                               after Project Completion, a semi-annual report on the operation of the Project including the amount and timing of all Entitlement lifted by the Borrower and details of the disposal of that Entitlement (including price); and

(iv)                              in any of the foregoing reports, such additional information or commentary relating to the Project as the Technical and Modelling Bank may reasonably require (following prior consultation with Kosmos) in order for the Lenders (in the context of their interests under the Finance Documents) to be properly informed about the progress, implementation, development and operation of the Project, and the Borrower shall provide the Technical Consultant and the Technical and Modelling Bank with reasonable assistance and provide each of them with such information and other documents as the Technical Consultant and/or the Technical and Modelling Bank may reasonably request in order for the Technical Consultant to prepare and deliver the reports and information referred to in (i) to (iv) above and/or the Technical and Modelling Bank to consider and review such reports and information. Such assistance shall include facilitating visits by the Technical Consultant and the Technical and Modelling Bank to the Project’s assets and the construction/fabrication facilities of the Project’s contractors. For the avoidance of doubt, in presenting or preparing any information prior to the Satisfaction Date, it shall be assumed that the Total Facility Amount available to fund Project Costs is not less than USD 750 million.

(C)                                In respect of Non-Jubilee Related Costs:

(i)                                     when presenting the relevant quarterly statement of Non-Jubilee Related Costs and statement of sources under clause 24.6(A)(vi) above, Kosmos shall confirm (in the form of a certificate signed by two directors (but without personal liability)) that (1) Kosmos believes, acting reasonably and in good faith, that anticipated commitments in the statement can be met from appropriate resources and anticipated funding as and when they fall due for payment, (2) there is no reason to believe (acting reasonably and in good faith) that the relevant funding will not be made available at the times and in the manner set out in the statement, and (3) due and proper enquiries have been made of any third party providing funding (including any Shareholder) in order for Kosmos (acting reasonably and in good faith) to provide the confirmations set out in (1) and (2). Kosmos shall set out in any such certificate reasonable details of the relevant enquiries;

(ii)                                  if, at any time, Kosmos is of the view (acting reasonably and in good faith) that there are reasonable grounds to believe that the confirmations given in the certificate referred to in paragraph (i) above are no longer valid, it shall promptly inform the Facility Agents (and in any event within 5 Business Days of forming that view);

(iii)                               on each occasion that Kosmos delivers the quarterly report of Non-Jubilee Related Costs and statement of sources and uses under clause 24.6(A)(vi) above, it shall also provide reasonably evidence satisfactory to the Technical and Modelling Bank (acting reasonably and in consultation with the Technical Consultant and Kosmos) of the resources and the anticipated availability of any funding to meet Non-Jubilee Related Costs which will fall due for payment in the following quarter (the “Cash Call Period”). “Reasonable evidence” shall be (1) a certified copy of a cash call on the Shareholders for the relevant funds accompanied by (A) a confirmation from each Shareholder that it has and will have sufficient available liquidity to meet its proportionate share of the relevant cash call, and (B) if a commitment falling in the quarter immediately after the expiry of the Cash Call Period is shown in the sources and uses statement as being met by a payment of a cash call by the Shareholders, a confirmation that each Shareholder has and will have sufficient available liquidity at the time to meet its proportionate share if such cash call was made or (2) an acknowledgement, confirmation or non-binding comfort letter from the Shareholders confirming that funding is expected to be made available or (3) such other evidence as may be acceptable to the Majority Lenders (acting reasonably), provided that, in no event shall Kosmos be obligated to produce a legally binding undertaking, commitment or guarantee from any third party (including the Shareholders) to provide the requisite funding;

(iv)                              if, at any time, Kosmos is of the view (acting reasonably and in good faith) that there are reasonable grounds to believe that any third party (including any Shareholder) providing funding will not provide that funding as and when due, it shall promptly inform the Facility Agents (and in any event within 5 Business Days of forming that view).

24.7                        Information: Miscellaneous

Each Obligor shall supply to the Facility Agents, in sufficient copies for all the Lenders, if a Facility Agent so requests:

(A)                              all documents dispatched by each Obligor to its Shareholders (or any class of them) or its creditors generally, at the same time as they are dispatched;

(B)                                all reports and/or other documents dispatched by the Borrower further to clause 13.3 (Reporting) of the Senior IFC Facility Agreement and/or clause 12.3 (Reporting) of the Junior IFC Facility Agreement;

(C)                                promptly after becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are currently threatened or pending against the Guarantor or any member of the Group or in respect of or relevant to KEG’s interest in the DWT Block or in respect of the WCTP Block;

(D)                               promptly after they have been issued, copies of any insurance policies in respect of all Agreed Insurances and any renewals in respect of such insurance policies;

(E)                                 promptly after becoming aware of them, details of any claims made under any Insurance where the claim is for a sum in excess of USD 5 million; and

(F)                                 promptly, such further information regarding the financial condition, assets, business and operations of the Guarantor or any member of the Group as the Facility Agents may reasonably request

24.8                        Notification of Default

Each Obligor must notify the Facility Agents of any Default (and the steps, if any, being taken to remedy it) and any material default under or material breach of any Project Agreement promptly upon becoming aware of its occurrence.

24.9                        “Know your customer” and “customer due diligence” requirements

(A)                              If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application by any government or regulatory Authority of) any law or regulation (having the force of law) made after the date of this Agreement;

(ii)                                  any change in the ownership of an Obligor after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges either of the Facility Agents or any Lender (or, in the case of paragraph (C) below, any prospective new Lender) to comply with “know your customer”, “customer due diligence” or similar identification procedures in circumstances where the necessary information is not already available to it (or, in the case of paragraph (C) below, cannot be provided by the transferring Lender from information already provided to it), Kosmos shall, as soon as reasonably practicable upon the request of the relevant Facility Agent or the relevant Lender, supply, or procure the supply of, such reasonable documentation and other evidence as is within an Obligor’s possession and control to enable such Facility Agent or such Lender to comply with all necessary “know your customer”, “customer due diligence” or other similar checks required under the relevant laws and regulations.

(B)                                Each Lender shall promptly upon the request of either of the Facility Agents supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Facility Agent (for itself) in order for such Facility Agent, as the case may be, to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(C)                                The Borrower shall, by not less than 10 Business Days’ prior written notice to the Facility Agents, notify the Facility Agents (which shall promptly notify the Lenders) of its intention to request that one of the Subsidiaries becomes an Additional Guarantor pursuant to clause 31 (Changes to the Obligors).

(D)                               Following the giving of any notice pursuant to paragraph (C) above, if the accession of such Additional Guarantor obliges either of the Facility Agents or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of such Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for such Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

24.10                 Use of websites

(A)                              Except as provided below, each Obligor may deliver any information under this Agreement to the Facility Agents by posting it on to an electronic website if:

(i)                                     it maintains or has access to an electronic website for this purpose and provides the Facility Agents with the details and password to access the website and the information; and

(ii)                                  the information posted is in a format required by this Agreement or as otherwise agreed between each Obligor and the Facility Agents (whose approval will not be unreasonably withheld or delayed).

The Facility Agents must supply each relevant Lender with the address of and password for the website.

(B)                                Notwithstanding the above, Kosmos must supply to the Facility Agents in paper form a copy of any information posted on the website together with sufficient copies for:

(i)                                     any Lender who notifies the Facility Agents in writing (copied to each Obligor) that it does not wish to receive information via the website; and

(ii)                                  within ten Business Days of request any other Lender, if that Lender so requests.

(C)                                Each Obligor must promptly upon becoming aware of its occurrence, notify the Facility Agents if.

(i)                                     the website cannot be accessed;

(ii)                                  the website or any information on the website is infected by any electronic virus or similar software;

(iii)                               the password for the website is changed; or

(iv)                              any information to be supplied under this Agreement is posted on the website or amended after being posted.

(D)                               If the circumstances in sub-paragraph (C)(i) or (ii) above occur, an Obligor must supply any information required under this Agreement in paper form until the circumstances giving rise to the notification are no longer continuing and the information can be provided in accordance with paragraph (A) above.

PART 9

GUARANTEE

25.                               GUARANTEE AND INDEMNITY

25.1                        Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(A)                              guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(B)                                undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(C)                                indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

25.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

25.3                        Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(A)                              the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(B)                                each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

25.4                        Waiver of defences

The obligations of each Guarantor under this clause 25 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this clause 25 (without limitation and whether or not known to it or any Finance Party) including:

(A)                              any time, waiver or consent granted to, or composition with, any Obligor or other person;

(B)                                the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(C)                                the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(D)                               any incapacity or lack of power, authority or legal personality or dissolution or change in the members or status of an Obligor or any other person;

(E)                                 any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(F)                                 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(G)                                any insolvency or similar proceedings.

25.5                        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 25. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

25.6                        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(A)                              refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(B)                                hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this clause 25.

25.7                        Deferral of Guarantors’ rights

(A)                              Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the relevant Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)                                     to be indemnified by an Obligor;

(ii)                                  to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(iii)                               to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

(B)                                If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 34 (Payment Mechanics) of this Agreement.

25.8                        Release of Guarantors’ right of contribution

If any Guarantor ceases to be a Guarantor (a “Retiring Guarantor”) in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(A)                              that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(B)                                each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

25.9                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

PART 10

REPRESENTATIONS, COVENANTS, EVENTS OF DEFAULT

26.                               REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this clause to each Finance Party and acknowledges that each Finance Party has entered into the Finance Documents in full reliance on those representations and warranties.

26.1                        Status

(A)                              It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(B)                                It has the power to own its assets and carry on its business as it is being conducted.

26.2                        Legal validity

Each Transaction Document to which it is a party constitutes, or will constitute when executed, its valid, legally binding and enforceable obligations in accordance with its terms (subject to any limitation on enforcement under law or general principles of equity or qualifications which are specifically set out in any legal opinion delivered as a Condition Precedent) and that, so far as it is aware having made all due and careful enquiries, each Transaction Document (other than, prior to the Satisfaction Date, the UUOA and the Deed of Reinsurance Assignment) is in full force and effect

26.3                        Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not conflict with:

(A)                              any-applicable law or regulation;

(B)                                its constitutional documents; or

(C)                                any agreement binding upon it,

to the extent which has, or could reasonably be expected to have, a Material Adverse Effect.

26.4                        Powers and authority

It has (or had at the relevant time) the power and authority to execute and deliver the Transaction Documents to which it is a party and it has the power and authority to perform its obligations under the Transaction Documents to which it is a party and the transactions contemplated thereby.

26.5                        Authorisations

Following the Satisfaction Date, except for the registration of any Security Document, all Required Approvals (except (i) any necessary consents from the Government and from GNPC to the Security contemplated by the Security Documents (to the extent that such consents have not been obtained) and (ii) to the extent already provided as a Condition Precedent under paragraph 19 of Part I of the Schedule to the CTA) have been obtained or effected and are in full force and effect (where a failure to do so has or could reasonably be expected to have a Material Adverse Effect).

26.6                        Stamp and registration duties

Except for registration fees payable in relation to the Security Documents (including, for the avoidance of doubt, all registration and stamp duty fees payable in accordance with Clause 28.30 (Execution, stamping and registration of Assignments)), there is no stamp or registration duty or similar Tax or charge in respect of any Transaction Document, which has not been made or paid within applicable time periods (where a failure to do so has, or could reasonably be expected to have, a Material Adverse Effect).

26.7                        No Default

No Default has occurred and is outstanding.

26.8                        Final Information Memorandum

(A)                              The factual information in the Final Information Memorandum (other than that referred to in paragraph (B) below) was true in all material respects on the date of the Final Information Memorandum and did not omit anything material which was known to Kosmos at the time or contain anything that was materially misleading and, except to the extent advised in writing to the Facility Agents by Kosmos on or prior to Financial Close, so far as Kosmos is aware having made due and careful enquiry, no information has been disclosed to it nor have circumstances arisen nor has any event occurred since the date of the Final Information Memorandum which renders the information contained in the Final Information Memorandum materially misleading or materially incorrect.

(B)                                The statements of opinion, projections and forecasts in the Final Information Memorandum attributable to Kosmos were made in good faith, with due care and on what Kosmos believed to be reasonable assumptions at the relevant time and representing the views of Kosmos at the time.

26.9                        Financial Statements and other factual information

(A)                              The most recent audited financial statements and interim financial statements delivered to the Facility Agents in accordance with clause 24.2 (Financial statements) (which, at the date of this Agreement, are the financial statements of KEG for the year ending 31 December 2008 and, in the case of both KED and the Borrower, the unaudited opening balance sheet as at 6 May 2009):

(i)                                     have been prepared in accordance with the Approved Accounting Principles (if relevant); and

(ii)                                  (if audited) give a true and fair view of, or (if unaudited) fairly represent, its financial condition for the relevant period.

(B)                                All factual information provided by or under the express direction of such Obligor to the Finance Parties in connection with the Facilities was believed by such Obligor at the time it was so provided to be true in all material respects.

26.10                 Proceedings pending or threatened

Except as disclosed to the Facility Agents in writing prior to the date of this Agreement, no litigation, arbitration or administrative proceeding is pending or threatened which could reasonably be expected to be adversely determined against it and which, if so determined, has, or could reasonably be expected to have, a Material Adverse Effect.

26.11                 Breach of laws

(A)                              It has not breached any law or regulation which has, or could reasonably be expected to have, a Material Adverse Effect.

(B)                                It is in compliance with all environmental laws, a breach of which could reasonably be expected to give rise to a liability on it which has, or could reasonably be expected to have, a Material Adverse Effect and, so far as it is aware having made due and careful enquiry, there is no environmental claim outstanding against it which, if adversely determined, would give rise to a liability on it which has, or could reasonably be expected to have, a Material Adverse Effect.

26.12                 Ranking of security

Subject to any limitations on enforcement under law or general principles of equity or qualifications set out in any legal opinion delivered as a Condition Precedent, each Security Document when executed confers the Security Interests it purports to confer over the assets referred to in that Security Document and those assets are not subject to any other Security Interest that is not permitted pursuant to clause 28.6 (Negative pledge).

26.13                 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with all its other present unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

26.14                 Assets

Kosmos holds the legal and beneficial interest in a 30.875 per cent. Participating Interest in the WCTP Block and the legal and beneficial interest in an 18 per cent Participating Interest in the DWT Block.

26.15                 Project Agreements

As at the date of this Agreement or, if after the date of this Agreement, the date a Project Agreement is delivered to the Facility Agents, so far as it is aware having made all due and careful enquiries:

(A)                              each copy of a Project Agreement delivered to the Facility Agents under this Agreement is true and complete;

(B)                                there is no other agreement in connection with, or arrangements which amend, supplement or affect any Project Agreement in any material respect; and

(C)                                no Obligor has a material obligation (being an obligation or liability exceeding USD 20 million) under any agreement which is not a Project Agreement, a Finance Document, a Material Contract (or, if any such Material Contract has not been entered into on or before the Signing Date, the relevant LOI in respect of that Material Contract) or an agreement relating to the financing of the FPSO (including any Participation Agreement).

26.16                 No Immunity

In any proceedings taken in any relevant jurisdiction in relation to the Transaction Documents (or any of them), it shall not be entitled to claim for itself or any of its assets immunity from suit, execution or attachment or other legal process.

26.17                 Ownership of Obligors

(A)                              KEI beneficially owns, indirectly all of the issued share capital of the Guarantors and the Borrower.

(B)                                The issued share capital of the Guarantors and the Borrower is fully paid up and, to the extent beneficially owned by KEI, free of all encumbrances or other third party rights (other than pursuant to the Security Documents).

26.18                 Times for making representations

(A)                              The representations set out in this clause (other than the representations in clauses 26.8 (Final Information Memorandum), 26.4 (Powers and authority), 26.5 (Authorisations) and 26.15(B) (Project Agreements) are made by each Obligor on the date of this Agreement. The representation in clause 26.8 (Final Information Memorandum) will be made on the date of the Final Information Memorandum and the representation in clause 26.4 (Powers and authority) will be made as at the time that the power or authority is exercised only. For the avoidance of doubt, no representation is made in respect of any document which is to be delivered as a Condition Subsequent prior to the Satisfaction Date.

(B)                                Each Repeating Representation is deemed to be repeated by each Obligor on the date of each Utilisation Request, each Utilisation Date and on the first day of each Interest Period.

(C)                                When a representation is repeated, it is applied to the facts and circumstances existing at the time of repetition.

27.                               FINANCIAL COVENANTS

27.1                        Financial Covenants

(A)                              On any Forecast Date after Project Completion, Kosmos shall ensure that:

(i)                                     the DSCR shall not be less than 1.2;

(ii)                                  the Field Life Cover Ratio shall not be less than 1.35; and

(iii)                               the Loan Life Cover Ratio shall not be less than 1.15,

in each case, as calculated by the Technical and Modelling Bank (acting reasonably) on the basis of all information made available to it.

(B)                                On any Calculation Date, the Funding Sufficiency Ratio shall not be less than 1:1 as calculated by the Technical and Modelling Bank (acting reasonably) on the basis of all information made available to it. The Technical and Modelling Bank shall provide the calculation of the Funding Sufficiency Ratio on each Calculation Date.

(C)                                No later than three Business Days following each Forecast Date and any Calculation Date (other than any drawdown date), Kosmos shall send to each Facility Agent, a certificate signed by two authorised representatives setting out its calculation of the financial ratios referred to in this Clause 27 as at such date.

28.                               GENERAL UNDERTAKINGS

The undertakings in this clause shall remain in force from the date of this Agreement until the later of the Senior Discharge Date and the Junior Discharge Date.

28.1                        Corporate existence

Each Obligor shall maintain its corporate existence.

28.2                        Authorisations

Each Obligor shall promptly obtain and comply with Required Approvals (except any necessary consents from the Government and from GNPC to the Security contemplated by the Security Documents (to the extent that such consents have not been obtained)) where a failure to do so would have a Material Adverse Effect.

28.3                        Compliance with laws

Each Obligor shall comply with all laws and regulations (including compliance with environmental laws, permits and licences (and compliance with the Equator principles)) applicable to it where failure to do so would have a Material Adverse Effect.

28.4                        Pari passu ranking

Each Obligor shall ensure that at all times its payment obligations to the Finance Parties under the Finance Documents rank at least pari passu as to priority of payment with all its other present and future unsecured and unsubordinated Financial Indebtedness, except for claims mandatorily preferred by operation of law applying generally.

28.5                        Security

Subject to Clause 28.30 (Execution, stamping and registration of Assignments), each Obligor shall undertake all actions reasonably necessary (including the making or delivery of filings and payment of fees) to maintain the Security Interests under the Security Documents to which it is a party in full force and effect (including the priority thereof).

28.6                        Negative pledge

Other than Permitted Security, an Obligor shall not create or permit to exist any Security Interest over any of its assets.

28.7                        Conduct of other business

Kosmos shall not conduct any business other than activities in connection with, or related, ancillary or incidental to, its interest in the Jubilee Field and the Blocks.

28.8                        Disposals

Other than Permitted Disposals, an Obligor shall not, either in a single transaction or in a series of transactions and whether related or not, dispose of all or a material part of its assets.

28.9                        Financial Indebtedness

Other than Permitted Financial Indebtedness, an Obligor shall not incur any Financial Indebtedness.

28.10                 Material contracts

No Obligor will enter into any contract or agreement that imposes material obligations on it except:-

(A)                              contracts or agreements entered into in the ordinary course of business and on arm’s length terms;

(B)                                the Project Agreements and contracts and agreements required or contemplated therein or in respect of the development and implementation of Kosmos’s interest in the Jubilee Field and the Blocks;

(C)                                contracts or agreements otherwise permitted or contemplated by the Finance Documents;

(D)                               where the obligations and liabilities of the Obligor thereunder are fully funded by Permitted Financial Indebtedness or equity contributions; or

(E)                                 with the approval of the Majority Lenders (acting reasonably).

28.11                 Upstream guarantees

No Obligor may, without the approval of the Super Majority Lenders (acting reasonably), enter into upstream guarantees or indemnities in respect of obligations or liabilities of any other member of the Group (excluding Obligors), except in respect of arrangements with Longhom Offshore Drilling Ltd. concerning any assignment/novation of well slot rights for the use of the “Aban Abraham” drill ship.

28.12                 Mergers

No Obligor may enter into any amalgamation, consolidation, demerger, merger or reconstruction or winding-up without the consent of the Majority Lenders, excluding any IPO of the Sponsor or the Borrower or transfer of the share capital or voting rights in the Borrower or the Sponsor (by whatever means) which is not a Change of Control.

28.13                 Loans

(A)                              Except as provided in (B) below, no Obligor may be a creditor in respect of any Financial Indebtedness.

(B)                                Paragraph (A) does not apply to:

(i)                                     any loans made pursuant to an Intercompany Loan Agreement;

(ii)                                  any credit provided under a Project Agreement or in relation to the FPSO (including credit provided pursuant to any Participation Agreement);

(iii)                               any trade credit in the ordinary course of day to day business;

(iv)                              loans or other credit not exceeding USD 5 million in aggregate at any one time; or

(v)                                 any other credit approved by the Majority Lenders (acting reasonably).

28.14                 Operation

As far as it is able to do so by exercising its rights under a Project Agreement to which it is a party, each Obligor will use its reasonable endeavours to procure that the Project is developed, operated and maintained in all material respects in accordance with the terms of that Project Agreement and applicable law and in accordance with good international oil industry practice.

28.15      Compliance with Project Agreements

(A)          Each Obligor must comply with its obligations under the Project Agreements to which it is a party where failure to do so would have a Material Adverse Effect.

(B)           In the event KEG fails to pay any sum due under any Joint Operating Agreement it shall take such steps as shall be reasonably available to it so as to permit such payment to be made on its behalf by any Finance Party or any person acting on behalf of any Finance Party.

28.16      Insurances

Each Obligor will maintain all Agreed Insurances which it maintains in its own name, promptly pay all premiums and other monies payable under all its Agreed Insurances and promptly on request produce to the Security Trustee a copy of each policy and evidence (reasonably acceptable to the Security Trustee) of payment of such sums (and allow the Lenders to implement such insurance at the cost of the Borrower and the event of any default in that regard) and exercise its rights under the Project Agreements to procure (as far as it is able) the maintenance of the Agreed Insurances maintained on behalf of the Project and its participants under the Project Agreements.

28.17      Hedging and Marketing

The Obligors shall comply with the Hedging Policy and the Marketing Policy.

28.18      Project Agreements

(A)          No Obligor will agree to any amendment, waiver or termination of a Project Agreement which would have a Material Adverse Effect or approve or vote in favour of any work programme, budget or development plan which would commit the Borrower to expenditure which it would not be able to meet from funds available to it, after taking account of forecast Project Costs and Financing Costs.

(B)           No term or condition of any Finance Document shall prevent any Obligor from complying with its express obligations under any Project Agreement, or require Kosmos to act or omit to act in a manner which would or might reasonably be expected to result in a breach of any provision of a Project Agreement including, but without limitation, Kosmos’ obligations under the participation agreement between Kosmos and the EO Group dated 1 June 2004.

(C)           In the event that KEG has an obligation under a Project Agreement to make a payment in respect of a Project Cost because of the default by another party in paying its share of the relevant Project Cost, then KEG shall promptly notify the Facility Agents of the additional payment obligation (including reasonable details of how it arose and any steps being taken by the parties in relation to the relevant default and such other additional information as the Facility Agents may reasonably request). If the Facility Agents, acting reasonably, believe the additional payment obligations are material, then it may require the Funding Sufficiency Ratio to be calculated taking into account the additional obligation.

28.19      Tax affairs

Each Obligor must promptly file all tax returns required by law within the requisite time limits except to the extent contested in good faith and subject to adequate reserve or provision.

28.20      Permitted Acquisitions

No Obligor may, without the prior written consent of the Facility Agents (acting on the instructions of the Majority Lenders (acting reasonably)), make any acquisition of, or investment in, any assets, rights or property (but excluding for the avoidance of doubt any payment of Financing Costs or Project Costs) which is not a Permitted Acquisition.

28.21      Employment of Key Man

No Obligor shall voluntarily terminate the employment of any Key Man without due cause, and if any Key Man ceases to be an employee, he shall be replaced by an employee of comparable or superior experience, skill and qualifications.

28.22      FPSO Agreement

(A)          The Borrower shall on or prior to the later of 1 June 2010 and the date on which the FPSO Agreement is fully executed by all parties thereto either:

(i)            deliver to the Lenders a copy of the signed FPSO Agreement in the Agreed Form (or, if the FPSO Agreement is signed but not in the Agreed Form, the Technical and Modelling Bank shall have calculated the Funding Sufficiency Ratio in accordance with clause 28.22(B) below to show that there is no Funding Shortfall); or

(ii)           consent to arrangements for the purchase of the FPSO in which case the Borrower shall comply with its obligations under clause 28.29 (FPSO Purchase Option).

(B)           In the event that:

(i)            OpCo enters into an agreement for the construction of the FPSO which is different in any material respect to the FPSO Agreement in the Agreed Form; or

(ii)           the FPSO Agreement is, following its execution but prior to it coming into full force and effect, amended such that it is different in any material respect to the FPSO Agreement in the Agreed Form, then in either case (i) or (ii), the Borrower shall give reasonable notice to the Technical and Modelling Bank promptly and no later than 15 days after the date of the events described in clause 28.22(B)(i) and (ii) above, outlining those differences and setting out whether the Borrower believes, acting reasonably and in good faith, that additional material obligations and liabilities will be imposed on the Borrower (from those applicable in the Agreed Form of the

FPSO Agreement), and the nature and extent of any such additional obligations and liabilities. The Technical and Modelling Bank will, upon receipt of any such notice, calculate the Funding Sufficiency Ratio to take account of such additional obligations and liabilities and shall provide a copy of such calculation to the Lenders within 10 Business Days of such notice. For the avoidance of doubt, the Lenders shall have no other rights of approval in relation to the terms and conditions of the FPSO Agreement.

28.23      UUOA

The Borrower shall ensure that, if the UUOA is not entered into, the Pre-Unitization Agreement remains in full force and effect (as confirmed in a legal opinion from leading counsel in form and substance satisfactory to the Facility Agent (acting reasonably)) or, if not, that the Jubilee Field can continue to be operated under and in accordance with the terms of each Joint Operating Agreement relating to the Blocks which remain in full force and effect (as confirmed in a legal opinion from leading counsel in form and substance satisfactory to the Facility Agents (acting reasonably)) and, in each case, in a manner which does not have a Material Adverse Effect.

28.24      Distributions

(A)          Each Obligor may make, declare or pay a distribution on any date falling between 5 and 10 Business Days after a Repayment Date (including any payment under any subordinated loan agreement falling within the terms of sub-paragraph (C) of the definition of Permitted Financial Indebtedness but excluding any funding pursuant to, or payment under, any Intercompany Loan Agreement between members of the Group) (a “Shareholder Distribution”), only if:

(i)            there is no Default or Event of Default outstanding and no Default or Event of Default would be caused by such Shareholder Distribution;

(ii)           the Financial Completion Date has occurred;

(iii)          there being no amount outstanding or Commitments under the Junior Facilities; and

(iv)          such Shareholder Distribution is made, declared, or paid in compliance with the Cash Waterfall.

(B)           Any distribution permitted to be paid under clause 28.24 (Distributions) may be paid directly to the recipient or deposited into the Distributions Reserve Account, pursuant to clause 20.6 (Distributions Reserve Account).

28.25      Constitutional documents

It will not agree to any amendment to any of its constitutional documents in a manner that could adversely affect the interests of the Finance Parties.

28.26      Further assurance

Each of the Obligors shall, at its own expense, promptly do all things, take all such action and execute all such other documents and instruments as may be requested by the Facility Agents from time to time and to the extent they are reasonably required or necessary for the purpose of giving effect to the provisions of the Finance Documents and the Project Agreements and for the purpose of perfecting and protecting the Lenders’ rights with respect to the Security Interests which are required to be created or perfected by the Finance Documents when required thereunder.

28.27      Due execution of security assignments

(A)          The Security Trustee shall have safe custody and control of the Assignments (which term shall, for the avoidance of doubt for the purposes of this clause, be deemed not to include (i) each of the Onshore Security Assignment and the Offshore Security Assignment until its amendment and re-execution by KEG pursuant to clause 28.31 (Assignment of Participation Agreements) and (ii) the Assignment of Reinsurance Rights until its execution by KEG and the relevant insurers, it being agreed that Kosmos shall take all such steps as may be reasonable (taking into account all of the circumstances at the time and the steps taken previously by Kosmos) to procure its execution by KEG and the relevant insurers). The Security Trustee shall execute and date such documents for and on behalf of the Finance Parties in any of the following circumstances:

(i)            if a Default has occurred and is continuing and the Majority Senior Lenders have instructed the Security Trustee to execute and date the Assignments for and on behalf of the Finance Parties;

(ii)           on the Financial Completion Date, if the Majority Lenders have instructed the Security Trustee to execute and date the Assignments for and on behalf of the Finance Parties;

(iii)          on such other date as the Security Trustee may determine following the receipt by Kosmos of the necessary consents of the Government and GNPC to the security contemplated by the Onshore Security Assignment; or

(iv)          if instructed to do so at any time by the Borrower.

(B)           Each party to this Agreement irrevocably authorises the Security Trustee to execute the Assignments for and on behalf of the Finance Parties and to date the Assignments when it is required to do so under paragraph (A) above. The Assignments shall be of no force or effect until they are duly executed by the Security Trustee and dated for and on behalf of the Finance Parties in accordance with this clause.

(C)           In the event that the Security Trustee signs and dates the Assignments in accordance with this clause 28.27 (Due execution of security assignments), then the Borrower shall (and the Security Trustee may) apply the funds standing to the credit of the Stamp Duty Reserve Sub-Account to meet the payment of any stamp duty which is payable as a consequence of the Assignments being signed and dated. The Borrower shall (and the Security Trustee may) apply the relevant funds promptly in payment of the relevant stamp duty and shall ensure that the Assignments are stamped and registered as soon as practicable (and in any event within any time period required by law). The Borrower shall in each case notify the Security Trustee and each Finance Party upon making the payment of any stamp duty and the stamping and registration of the Assignments.

(D)          Upon the execution and dating of the Assignments by the Security Trustee in accordance with this clause, the Borrower shall take all necessary steps to perfect the Security Interest which the Assignments confer or purport to confer over the assets referred to therein.

28.28      Government and GNPC consent

Kosmos shall take such steps as may be reasonable (taking into account all of the circumstances at the time and the steps taken previously by Kosmos) to obtain from the Government and from GNPC any necessary consents of the Government and GNPC to the security contemplated by the Security Documents (including for the avoidance of doubt the Charge over Shares in KEG, the Charge over Shares in KED and the Onshore Security Assignment). Each of the Lenders agrees in good faith, if able and to the extent reasonably required, to assist Kosmos in obtaining such consents.

28.29      FPSO Event

The Borrower shall:

(A)          ensure that each of the Facility Agents are updated on a regular basis (and within 3 Business Days upon the request of the Facility Agents) on discussions regarding the entry into of the FPSO Agreement and of any decision to implement an FPSO Event and any material information in relation thereto;

(B)           prior the occurrence of an FPSO Event, to the extent it is reasonably able, notify the Facility Agents of such event in writing and provide the Facility Agents with copies of any relevant documentation within 3 Business Days of such event;

(C)           no later than 5 Business Days following the occurrence of an FPSO Event provide to the Facility Agents any further material information about such FPSO Event not already provided to the Facility Agents and its consequences for the Funding Sufficiency Ratio. The Technical and Modelling Bank shall promptly verify the information provided by the Borrower. In the event that the Borrower or the Technical and Modelling Bank anticipate that the Borrower shall not have at its disposal the necessary funds to maintain the Funding Sufficiency Ratio at a minimum of 1:1 and to cover any Funding Shortfall resulting from the FPSO Event, the Borrower shall provide to the Lenders an FPSO Funding Plan prior to the occurrence of such FPSO Event.

(D)          no later than 30 days after the occurrence of an FPSO Event deposit the necessary funds in the Reserve Equity Account to maintain the Funding

Sufficiency Ratio at 1:1 and to cover any Funding Shortfall as a consequence of the occurrence of such FPSO Event,

provided that the Borrower shall be entitled to withdraw any funds contributed to the Reserve Equity Account pursuant to paragraph (D) and replace them with (i) additional debt raised under the Senior Facilities pursuant to Clause 3.4 (Increase in Total Senior Facilities Amount) including, for the avoidance of doubt, in circumstances where the Borrowing Base Amount increases such that the Borrower is able to make further Utilisations under existing Senior Commitments or (ii) new or alternative debt financing permitted in accordance with the terms of the Finance Documents, after the FPSO Event on the following conditions:

(E)           any such funds withdrawn shall be paid by the Borrower directly into the Distribution Reserve Account and may be used and/or distributed at the Borrower’s discretion after the Financial Completion Date (including for the avoidance of doubt, to repay the Sponsors); and

(F)           any new or alternative debt financing shall be at all times subordinated, to the financing provided (or to be provided) by the Lenders, on terms approved by the Majority Senior Lenders and the Majority Junior Lenders (each acting reasonably); and

(G)           there is no Event of Default.

28.30      Execution, stamping and registration of Assignments

Following the execution of the Assignments by the Security Trustee in accordance with clause 28.27(A), Kosmos shall take all such steps as may be reasonable (taking into account all of the circumstances at the time and the steps taken previously by Kosmos) to procure that the Assignments are stamped, registered and in full force and effect as soon as reasonably practicable after the Satisfaction Date and no later than the Financial Completion Date.

28.31      Assignment of Participation Agreements

As soon as reasonably practicable after the Satisfaction Date and no later than within 90 days of the Satisfaction Date the Borrower shall satisfy either (i) the requirements of clause 28.31(A) or (ii) the requirements of clause 28.31(D) below.

(A)          The Borrower shall:

(i)            deliver to the Security Trustee an Offshore Security Assignment and Onshore Security Assignment that is, in each case, (a) amended in accordance with the provisions of clause 28.31(B) and clause 28.31(C) below (as applicable) and, to the extent necessary to reflect the amendments contemplated thereunder in accordance with such terms as may be agreed between the Borrower and the Security Trustee (each acting reasonably), and (b) duly executed by KEG; and

(ii)           obtain all corporate approvals of KEG approving its entry into and performance of the Offshore Security Assignment and Onshore Security Assignment as amended in accordance with clause 28.31(A)(i) above, to the extent that such corporate approvals are considered necessary by Kosmos and the Security Trustee (each acting reasonably),

(B)           The Borrower shall make the following amendments in relation to the Offshore Security Assignment:

(i)            under Clause 1.2 (Additional definitions) the definition of “Assigned Documents” shall be amended by deleting the word “and” in paragraph (c) and adding immediately after the words “(d) KEG’s rights under the Deed of Acknowledgment and Release” the words “(e) KEG’s rights under the Participation Agreements”;

(ii)           under Clause 1.2 (Additional definitions) a new definition shall be added as follows:

“Participation Agreements” means each of the participation agreements dated 12 August 2009 (as amended and restated on 12 November 2009), 27 August 2009 (as amended and restated on 12 November 2009), 29 October 2009, 24 November 2009 and in each case entered into between, among others, KEG as participant, Tullow Group Services Limited as lender and Anadarko Petroleum Corporation as participant, including any other agreement entered into between the same parties and substantially in the same form for the purposes of financing the FPSO (as may be amended from time to time), and a “Participation Agreement” shall mean each and any one of them.”

(C)           The Borrower shall make the following amendments in relation to the Onshore Security Assignment:

(i)            under Clause 1.2 (Additional definitions) the definition of “Ghanaian Assigned Documents” shall be amended by deleting the word “and” in paragraph (a) and the “.” in paragraph (b) and adding the words “and” in paragraph (b) immediately after the words “(b) the WCTP PA” and adding a new paragraph (c) as follows: “(c) the Participation Agreements”;

(ii)           under Clause 1.2 (Additional definitions) a new definition shall be added as follows:

“Participation Agreements” means each of the participation agreements dated 12 August 2009 (as amended and restated on 12 November 2009), 27 August 2009 (as amended and restated on 12 November 2009), 29 October 2009, 24 November 2009 and in each case entered into between, among others, KEG as participant, Tullow Group Services Limited as lender and Anadarko Petroleum Corporation as participant, including any other agreement entered into between the same parties and substantially in the same form for the purposes of financing the FPSO (as may be amended from time to time), and a “Participation Agreement” shall mean each and any one of them.”

(D)          To the extent that the Borrower believes (acting reasonably) that it is unable to satisfy the provisions of clause 28.29(A), the Borrower shall make reasonable endeavours to procure an assignment of the rights of Tullow Group Services Limited under each and any loan agreements entered into between Tullow Ghana Services Limited, Jubilee Ghana MV21 B.V. and Modec Inc. in relation to the financing of the FPSO, such assignment to be in favour of KEG.

29.          EVENTS OF DEFAULT

Each of the events or circumstances set out in this clause is an Event of Default (save for clause 29.20 (Acceleration - all Lenders), unless otherwise stated.

29.1        Non-payment

(A)          An Obligor does not pay any amount payable by it to any Senior Finance Party (or to the Junior Facility Agent for its own account) under the Finance Documents in the manner and on the date required under the Finance Documents within five Business Days of its due date.

(B)           An Obligor does not pay any amount payable by it to any Junior Finance Party (other than an amount payable to the Junior Facility Agent for its own account) under the Finance Documents in the manner and on the date required under the Finance Documents:

(i)            in the period prior to or on the Senior Discharge Date within a period of one year of its due date; and

(ii)           in the period after the Senior Discharge Date, within five Business Days of its due date.

29.2        Breach of financial covenant

Kosmos does not comply with the provisions of clause 27 (Financial Covenants), provided that:

(A)          Prior to Project Completion where the Funding Sufficiency Ratio is less than 1:00, the Borrower shall have 30 days from the date of such breach (the “FSR Breach Date”) to provide to the Facility Agents a sources and uses statement showing all Project Costs falling in that 30 day period and in such additional period following that 30 day period (not exceeding an additional 60 days) (the total period from the FSR Breach Date being hereafter referred to as the “Deficiency Funded Period”) together with the funding of those Project Costs, and interest falling due, scheduled hedging payments under any Hedging Agreement entered into in accordance with the Hedging Policy and commitment fees, in accordance with the Deficiency Funding Criteria during the Deficiency Funded Period. If such statement is provided within the relevant period of 30 days an Event of Default shall not arise. By no later than the 45th day after the

FSR Breach Date, the Borrower shall provide the Lenders with a remedial plan in respect of ensuring that the Funding Sufficiency Ratio is equal to greater than 1:00. In the event that the Majority Lenders (acting reasonably), and in consultation with the Technical and Modelling Bank, Technical Consultant and the Borrower, have not approved the remedial plan by the end of the relevant Deficiency Funded Period there shall be an immediate Event of Default. If a remedial plan is approved by the Majority Lenders, the Borrower undertakes that it will procure compliance with such plan. In relation to any part of the funding set out in a remedial plan that is by way of equity investment by the Shareholders to the Borrower, the Lenders may not decline to approve that plan solely in respect thereof if the plan is accompanied by a confirmation from each Shareholder that it has, and will have, sufficient available liquidity to meet its proportionate share of such equity investment.

(B)           After Project Completion where the DSCR, LLCR or FLCR has been breached, the Borrower shall have 45 days within which to remedy any breach of the relevant financial covenant by means of a prepayment and/or a cancellation of a Facility where any prepayment is funded by the provision of Additional Debt subordinated on terms acceptable to the Majority Lenders (acting reasonably), or by the contribution of equity to the capital of the Borrower or by taking such other remedial action as may be approved by the Majority Lenders provided always that the Borrower shall be entitled to remedy any such breach not more than twice in total and not more than once in any 12 month period.

29.3        Breach of other obligations

An Obligor, or KEI or KEH, does not comply with any other provision of the Finance Documents (other than any term referred to in clause 29.1 (Non-payment) or clause 29.2 (Breach of financial covenant), unless the non-compliance is:

(A)          capable of remedy; and

(B)           remedied within 30 days of the earlier of one of the Facility Agents giving notice or the Obligor becoming aware of the non-compliance.

29.4        Misrepresentation

Any representation or statement made or deemed to be made by an Obligor and/or KEI in the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made (or, in the case of a representation or statement that contains a materiality concept, is or proves to have been incorrect or misleading in any respect when made or deemed to be made), unless the misrepresentation is:

(A)          capable of remedy; and

(B)           remedied within 30 days of the earlier of one of the Facility Agents giving notice or the relevant Obligor or KEI, as the case may be, becoming aware of the misrepresentation.

29.5        Cross-default

(A)          Any Financial Indebtedness of any Obligor is not paid when due nor within any applicable grace period.

(B)           Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) and such amount is not paid when due.

(C)           Notwithstanding paragraphs (A) and (B) above, no Event of Default will occur under this clause if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness is less than USD 5 million (or its equivalent in any other currency or currencies) or if the relevant event or default has been waived, or if such event or default is caused by a Disruption Event, provided that, in the case of a Disruption Event the requisite payment is made within five Business Days.

29.6        Insolvency

Any of the following occurs in respect of an Obligor or KEI:

(A)          it is, or is deemed for the purposes of any law to be, unable to, or admits its inability to, pay its debts as they fall due or is or becomes insolvent or a moratorium is declared in relation to its indebtedness generally; or

(B)           it stops or suspends or threatens to suspend, or announces an intention to stop or suspend making payment of all or any class of its debts as they fall due in default of the obligation to make the relevant payment.

29.7        Insolvency proceedings

(A)          Except as provided in paragraph (B) below, any of the following occurs in respect of an Obligor or the KEG Branch or KEI:

(i)            a written resolution is passed or a resolution is passed at a meeting of its shareholders, directors or other officers to petition for or to file documents with a court or any registrar for its winding-up, administration or dissolution;

(ii)           any person presents a petition, or files documents with a court or any registrar for its winding-up, administration or dissolution;

(iii)          an order for its winding-up, administration or dissolution is made;

(iv)          any liquidator, provisional liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any material part of its assets;

(v)           a moratorium is declared in relation to the indebtedness of an Obligor,

(vi)                    its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, provisional liquidator, receiver, administrative receiver, administrator or similar officer,

(vii)                 any composition, compromise, assignment or arrangement is made with any of its creditors; or

(viii)              any other analogous step or procedure is taken in any jurisdiction.

(B)        Paragraph (A) does not apply to:

(i)                           any step or procedure which is part of a re-organisation of an Obligor on a solvent basis with the consent of the Majority Lenders (acting reasonably); or

(ii)                        in the case of sub-paragraph (ii) or (iv) (or any step or procedure under sub-paragraph (vi) that is analogous to sub-paragraph (ii) or (iv)), if the relevant step, petition or filing is made by a person other than an Obligor, shareholder or their respective officers or directors and the relevant Obligor is taking steps in good faith and with due diligence for such proceedings or action to be stayed, discontinued, revoked or set aside and the same is stayed, discontinued, revoked or set aside within a period of 60 days; or

(iii)                     any enforcement action that applies to assets having an aggregate value of less USD 5 million.

29.8                        Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of an Obligor, having an aggregate value of at least USD 5 million, and is not discharged within 45 days.

29.9                        Unlawfulness and Invalidity of the Finance Documents and Project Agreements

If:

(A)                              all or any part of a Finance Document is not, or ceases to be, a legal, valid, binding and enforceable obligation of an Obligor;

(B)                                following its execution, all or any part of a Project Document is not or ceases to be, a legal, valid, binding and enforceable obligation of an Obligor in circumstances which would have a Material Adverse Effect; or

(C)                                following its execution, all or any part of a Project Agreement is suspended, terminated or revoked in circumstances which would have a Material Adverse Effect,

and:

(i)                           Kosmos fails, within 60 days (or, in the case of a Finance Document, 30 days) of becoming aware of the matter, to procure the execution of a substitute agreement or agreements on substantially the same terms and with a commercially qualified party or parties acceptable to the Majority Lenders (acting reasonably); or

(ii)                        the matter is not otherwise remedied within 60 days (or, in the case of a Finance Document, 30 days) of an Obligor becoming aware of the matter.

29.10                 Cessation of Business

An Obligor ceases, or threatens to cease, all or a substantial part of its business (as carried on the date of this Agreement).

29.11                 Abandonment

(A)                              The Project is abandoned (other than as a consequence of unsuccessful exploration activities) in whole or in part and, in the case of an abandonment of part only, this has or could reasonably be expected to have a Material Adverse Effect.

(B)                                Without limiting paragraph (A) above, Kosmos will be deemed to have abandoned the Project if, after Project Completion, no petroleum is produced at a commercial level for a continuous period of 180 continuous days and all necessary steps are not being diligently pursued with a view to recommencing production as soon as practicably possible.

29.12                 Project Completion

Project Completion is not achieved on or before the Final Completion Date.

29.13                 Expropriation

The Government (or any other official central or local government body with due authority) states officially that it will take any step with a view to the seizure, expropriation, nationalisation, requisition or compulsory acquisition of:

(A)                              an Obligor or the Project or all of an Obligor’s rights in relation thereto; or

(B)                                part of the Project only or an Obligor’s rights in relation thereto,

and such act has, or could reasonably be expected to have, a Material Adverse Effect.

29.14                 Repudiation of Finance Documents

Any Finance Document is repudiated or rescinded by an Obligor.

29.15                 Material Litigation

Any material litigation, arbitration or administrative proceedings are commenced, threatened or pending against any Obligor which could reasonably be expected to be adversely determined against it and which, if so determined, has, or would have, a Material Adverse Effect.

29.16                 Breach or Termination of Project Agreements or the FPSO Agreement

Any party to a Project Agreement or the FPSO Agreement, following its execution, defaults under that Project Agreement or the FPSO Agreement or terminates a Project Agreement or the FPSO Agreement in circumstances which has, or would have, a Material Adverse Effect.

29.17                 Breach of the Joint Operating Agreements

Notwithstanding clause 29.16 (Breach or Termination of Project Agreements), any payment default by Kosmos under the Joint Operating Agreements.

29.18                 Failure to maintain Required Balance in DSRA

Each of the DSRAs does not have a balance equal to or greater than the Required Balance on or prior to 31 December 2012.

29.19                 Material Adverse Effect

Any event which, in the opinion of the Majority Lenders (acting reasonably), has a Material Adverse Effect but only following consultation between the Facility Agents and Kosmos over a period of not less than 30 days with a view to agreeing steps of mitigation (each Party acting reasonably with a view to appropriate remedial action being taken).

29.20                 Acceleration – all Lenders

(A)                              Subject to the terms of the Intercreditor Agreement, on and at any time after the occurrence of an Event of Default which is continuing, the Senior Facility Agent and/or the Junior Facility Agent, as the case may be, may, and shall if so directed by the Majority Senior Lenders or, as the case may be, the Majority Junior Lenders, by notice to the Borrower:

(i)                                     cancel the Total Commitments whereupon they shall immediately be cancelled;

(ii)                                  declare that all or part of the Senior Loans, or as the case may be, the Junior Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)                               declare that all or part of the Senior Loans, or as the case may be, the Junior Loans be payable on demand, whereupon they shall immediately become payable on demand by the relevant Facility Agent on the instructions of the Majority Senior Lenders or, as the case may be, the Majority Junior Lenders; and/or

(iv)                              exercise or direct the Security Trustee to exercise any or all of its rights, remedies, powers or discretions under any of the Finance Documents.

(B)                                Subject to the terms of the Intercreditor Agreement, at any time a Loan is outstanding under Tranche S1, paragraph (A) above shall also apply as if all references in the said paragraph (A) above and this clause 29 (Events of Default) to:

(i)                                     the “Majority Senior Lenders” were references to the “Tranche S1 Majority Lenders”; and

(ii)                                  the “Total Commitments” were references to the “Total Tranche S1 Commitments”.

(C)                                In the event that the Total S1 Commitments are cancelled pursuant to paragraph (B) above, any Lender may by notice to the Borrower cancel its Commitment whereupon the same shall immediately be cancelled.

29.21                 Acceleration – IFC and Banks

(A)                              This clause 29.21 is subject to the terms of the Intercreditor Agreement.

(B)                                (i)                                     After the occurrence of an IFC Acceleration Trigger Event at any time after the Relevant Standstill Period has expired and such IFC Acceleration Trigger Event is continuing, IFC may, by notice to the Borrower and the Senior Facility Agent:

(a)                                  cancel the Senior Commitment or, as the case may be, the Junior Commitment of IFC whereupon the same shall immediately be cancelled; and/or

(b)                                 declare that all or part of the Senior Loans under the Senior IFC Facility Agreement or, as the case may be, the Junior Loans under the Junior IFC Facility Agreement, together with accrued interest, and all other amounts accrued or outstanding under the Senior IFC Facility Agreement or, as the case may be, the Junior IFC Facility Agreement, be immediately due and payable, whereupon they shall become due and payable; and/or

(c)                                  declare that all or part of the Senior Loans under the Senior IFC Facility Agreement or, as the case may be, the Junior Loans under the Junior IFC Facility, be payable on demand, whereupon they shall become immediately payable on demand by IFC, provided that IFC may not take any of the above actions in relation to the Junior IFC Facility during a Deficiency Funded Period.

(ii)                                  In the event that the Senior Facility Agent or the Junior Facility Agent takes any action under clause 29.21(C) below in relation to the Senior Bank Facility or the Junior Bank Facility, IFC shall be entitled to take equivalent action in relation to the Senior IFC Facility or, as the case may be, the Junior IFC Facility.

(C)                             (i)                                        For the purposes of this clause 29.21(C), the Commitments of IFC shall be excluded in calculating the Majority Senior Lenders or the Majority Junior Lenders.

(ii)                                  After the occurrence of a Bank Acceleration Trigger Event at any time after the Relevant Standstill Period has expired and such Bank Acceleration Event is continuing, the Senior Facility Agent (or, as the case may be, the Junior Facility Agent) may, and shall if so directed by the Majority Senior Lenders (or, as the case may be, Majority Junior Lenders), by notice to the Borrower and IFC:

(a)                                  cancel the Senior Commitments or, as the case may be, the Junior Commitments (excluding any Commitment of IFC) whereupon they shall immediately be cancelled; and/or

(b)                                 declare that all or part of the Senior Loans under the Senior Bank Facility Agreement or, as the case may be, the Junior Loans under the Junior Bank Facility Agreement, together with accrued interest, and all other amounts accrued or outstanding under the Senior Bank Facility Agreement or, as the case may be, the Junior Bank Facility Agreement be immediately due and payable, whereupon they shall become due and payable; and/or

(c)                                  declare that all or part of the Senior Loans under the Senior Bank Facility Agreement or, as the case may be, the Junior Loans under the Junior Bank Facility Agreement, be payable on demand, whereupon they shall become immediately payable on demand by the Senior Facility Agent (or, as the case may be, the Junior Facility Agent) on the instructions of, as the case may be, the Majority Senior Lenders or, as the case may be, the Majority Junior Lenders, provided that the Junior Facility Lenders shall not take (and no Junior Lender shall instruct the Junior Facility Agent to take) any of such actions during a Deficiency Funded Period.

(iii)                               In the event that IFC takes any action under clause 29.21 (B) in relation to the Senior IFC Facility or the Junior IFC Facility, the Senior Facility Agent (if so instructed by the Majority Senior Lenders) or, as the case may be, the Junior Facility Agent (if so instructed by the Majority Junior

Lenders) shall be entitled to take equivalent action in relation to the Senior Bank Facility or, as the case may be, the Junior Bank Facility.

29.22                 Breach of Obligations in relation to FPSO

The failure to comply with any provision of clause 28.29 (FPSO Event) or clause 28.22 (FPSO Agreement).

PART 11

CHANGES TO LENDERS AND OBLIGORS AND ROLES

30.                               CHANGES TO THE LENDERS

30.1                        Assignments and transfers and changes in Facility Office by the Lenders

Subject to this clause, a Lender (the “Existing Lender”) may:

(A)                              (i)                                     assign any of its rights; or

(ii)                                  transfer by novation any of its rights and obligations,

to an Affiliate or, with the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed, to an internationally recognised Qualifying Bank or such other institution as the Borrower may agree (the “New Lender”), or

(B)                                change its Facility Office.

30.2                        Assignments and transfers by IFC

IFC may transfer its Commitment or its participation, in part or in whole, to any institution without the prior consent of the Borrower.

30.3                        Conditions of assignment and transfer or change in Facility Office

(A)                              The consent of Kosmos is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is (i) to, or in favour of, another Lender or an Affiliate of a Lender, or (ii) made at a time when an Event of Default is continuing.

(B)                                The-consent of Kosmos is required for a change in Facility Office to a different jurisdiction. In the case of a change of Facility Office for which Kosmos’s consent is not required, the Lender must notify Kosmos of the new Facility Office promptly on the change taking effect.

(C)                                The consent of Kosmos to an assignment or transfer or change in Facility Office must not be unreasonably withheld or delayed (and will be deemed to have been given five Business Days after the relevant Lender has requested it unless consent is expressly refused by Kosmos within that time).

(D)                               In the event a Letter of Credit is outstanding, transfer or assignment of a Senior Commitment shall require the prior consent of each LC Issuing Bank.

(E)                                 An assignment will only be effective on:

(i)                                     receipt by the relevant Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to such Facility Agent) that the New Lender will assume the same obligations to the other

Finance Parties as it would have been under if it was an Original Lender, and

(ii)                                  the New Lender entering into the documentation required for it to accede as a party to the relevant Finance Documents (including, but not limited to, the Intercreditor Agreement).

(F)                                 A transfer will only be effective if the procedure set out in clause 30.6 (Procedure for transfer) is complied with.

(G)                                If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 15 (Tax Gross Up and Indemnities) or clause 16 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(H)                               Each New Lender, by executing the relevant Transfer Certificate confirms, for the avoidance of doubt, that the relevant Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement.

(I)                                    Any assignment or transfer of part of the Existing Lender’s rights and/or obligations must be a minimum of USD 5 million and must not result in the Existing Lender retaining less than USD 5 million.

30.4                        Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the relevant Facility Agent (for its own account) a fee of USD 2,500.

30.5                        Limitation of responsibility of Existing Lenders

(A)                              Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of any Obligor;

(iii)                               the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(B)                                Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Facilities and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(C)                                Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

30.6                        Procedure for transfer

(A)                              Subject to the conditions set out in clause 30.3 (Conditions of assignment and transfer or change in Facility Office) a transfer is effected in accordance with paragraph (B) below when the relevant Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The relevant Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate on behalf of the other Finance Parties and the Obligors as well as itself, and notify Kosmos of the date of the transfer and name of the New Lender. Each Finance Party and each Obligor irrevocably authorises the relevant Facility Agent to sign such a Transfer Certificate on its behalf.

(B)                                On the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the relevant Facility Agent, each Mandated Lead Arranger, the New Lender and the other Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent such Finance Parties and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                              the New Lender shall become a Party as a “Lender”.

30.7                        Copy of Transfer Certificate to Borrower

The relevant Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to Kosmos a copy of that Transfer Certificate.

30.8                        Disclosure of information

Any Lender, its officers and agents may disclose to any of its Affiliates (including its head office, representative and branch offices in any jurisdiction) (each a “Permitted Party”) and:

(A)                              to any person (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement (or any adviser on a need to know basis advising such person on any of the foregoing);

(B)                                to a professional adviser or a service provider of the Permitted Parties on a need to know basis advising such person on the rights and obligations under the Finance Documents or to an auditor of any Permitted Party on a need to know basis;

(C)                                with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor (or any adviser of any of the foregoing on a need to know basis advising such person on the rights and obligations under the Finance Documents);

(D)                               to any rating agency (provided only general terms are disclosed in relation to the rating of a portfolio of assets), insurer or insurance broker, a direct or indirect provider of credit protection in respect of the Lender’s participation in the Facilities only on a need to know basis;

(E)                                 to any court or tribunal or regulatory, supervisory, governmental or quasi- governmental authority with jurisdiction over the Permitted Parties who requires disclosure of that information (where the Permitted Party has a legal obligation to provide that information or, if not, is customarily obligated or required to comply with such requirement); or

(F)                                 to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (A) to (C) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking and provided that it shall itself ensure that all such information is kept confidential and is protected with security measures and a degree of care that would apply to its own confidential information.

31.                               CHANGES TO THE OBLIGORS

31.1                        Assignments and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

31.2                        Additional Borrowers

(A)                              Subject to compliance with the provisions of paragraphs (C) and (D) of clause 24.9 (“Know your customer” and “customer due diligence” requirements), Kosmos may request that any of its Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower it:

(i)                                     the Majority Senior Lenders and the Majority Junior Lenders (or, if that Additional Borrower is incorporated in a jurisdiction in which no other Borrower is incorporated, all the Lenders) approve the addition of that Subsidiary;

(ii)                                  the Additional Borrower is, or simultaneously becomes, a Guarantor;

(iii)                               Kosmos delivers to the Facility Agents a duly completed and executed Accession Letter;

(iv)                              Kosmos confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)                                 the Facility Agents have received all of the documents and other evidence listed in Part III of Schedule 3 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agents.

(B)                                Each Facility Agent shall notify Kosmos and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 3 (Conditions Precedent).

(C)                                In the event that an Additional Borrower becomes a party to this Agreement

(i)                                     Kosmos, on behalf of all Obligors;

(ii)                                  the Senior Facility Agent on behalf of all Senior Finance Parties; and

(iii)                               the Junior Facility Agent on behalf of all Junior Finance Parties,

are hereby authorised to effect all amendments required to be made to the Finance Documents to which they are party to reflect the fact that there may be multiple borrowers of the Facilities.

31.3        Resignation of a Borrower

(A)                              Kosmos may request that a Borrower (other than Kosmos) ceases to be a Borrower by delivering to the Facility Agents a Resignation Letter.

(B)                                The Facility Agents shall accept a Resignation Letter and notify Kosmos and the Lenders of its acceptance if:

(i)                                     no Default is continuing or would result from the acceptance of the Resignation Letter (and Kosmos has confirmed this is the case); and

(ii)                                  the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

31.4        Additional Guarantor

(A)                              Subject to compliance with the provisions of paragraphs (C) and (D) of clause 24.9 (“Know your customer” and ‘customer due diligence” requirements), the Borrower may request that any of its Subsidiaries becomes an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)                                     Kosmos delivers to the Facility Agents an Accession Letter duly completed and executed by that Additional Guarantor and Kosmos; and

(ii)                                  the Facility Agents have received all of the documents and other evidence listed in Part III of Schedule 3 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agents.

(B)                                Each Facility Agent shall notify Kosmos and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 3 (Conditions Precedent).

31.5        Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

32.                               ROLE OF THE AGENTS AND THE ARRANGER

32.1                        Appointment of the Agents

(A)                              Each other Finance Party (other than the relevant Agent) appoints each Agent to act in that capacity under and in connection with the Finance Documents.

(B)                                Each other Finance Party authorises each Agent to exercise the rights, powers, authorities and discretions specifically given to that Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

32.2        Duties of the Facility Agents

(A)                              The Facility Agents shall promptly forward to a Party (including in the case of the Senior Facility Agent forwarding to IFC (in its role as a Senior Lender) anything delivered for the Senior Lenders, and the Junior Facility Agent forwarding to IFC (in its role as a Junior Lender) anything delivered for the Junior Lenders) the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(B)                                Except where a Finance Document specifically provides otherwise, the Facility Agents is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(C)                                If either of the Facility Agents receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(D)                               If either of the Facility Agents is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to an Agent or a Mandated Lead Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(E)                                 The Facility Agents’ duties under the Finance Documents are solely mechanical and administrative in nature.

32.3        Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has obligations of any kind to any other Party under or in connection with any Finance Document.

32.4        No fiduciary duties

(A)                              Except as specifically provided in the Finance Documents, nothing in this Agreement constitutes an Agent or a Mandated Lead Arranger as a trustee or fiduciary of any other person.

(B)                                No Agent nor any Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

32.5        Business with the Group

Each Agent and each Mandate Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

32.6        Rights and discretions of Agents

(A)                              Each Agent may rely on:

(i)                                     any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                  any statement made by a director, Authorised Signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(B)                                Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under clause 29.1 (Non-payment));

(ii)                                  any right, power, authority or discretion vested in any Party or the Lenders (or any consistent majority of Lenders) has not been exercised; and

(iii)                               any notice or request made by Kosmos (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(C)                                Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(D)                               Each Agent may act in relation to the Finance Documents through its personnel and agents.

(E)                                 Each Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(F)                                 Notwithstanding any other provision of any Finance Document to the contrary, no Agent nor any Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

32.7        Lenders’ instructions

(A)                              Unless a contrary indication appears in a Finance Document, each Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Lenders in accordance with this Agreement and the Intercreditor Agreement (or, if so instructed, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such instructions.

(B)                                Each Agent may refrain from acting in accordance with instructions given to it by the Lenders in accordance with this Agreement and the Intercreditor Agreement until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(C)                                In the absence of instructions in accordance with this Agreement and the Intercreditor Agreement each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(D)                               Neither Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

32.8        Responsibility for documentation

No Agent nor any Mandated Lead Arranger:

(A)                              is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by an Agent, a Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Final Information Memorandum; or

(B)                                is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document

32.9        Exclusion of liability

(A)                              Without limiting paragraph (B) below (and without prejudice to the provisions of paragraph (E) of clause 34.11 (Disruption to Payment Systems etc.), no Agent shall be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(B)                                No Party (other than the relevant Agent) may take any proceedings against any officer, employee or agent of that Agent in respect of any claim it might have against it or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the relevant Agent may rely on this clause.

(C)                                An Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

32.10      Lenders’ indemnity to the Agents

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Agent and the Technical and Modelling Bank, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by it (otherwise than by reason of the relevant Agent’s or Technical and Modelling Bank’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the relevant Agent’s or Technical and Modelling Bank’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the relevant Agent) in acting as an Agent or the Technical and Modelling Bank under the Finance Documents (unless the relevant Agent or the Technical and Modelling Bank has been reimbursed by an Obligor pursuant to a Finance Document).

32.11      Resignation of the Agent

(A)                              An Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and Kosmos.

(B)                                Alternatively, an Agent may resign by giving notice to the other Finance Parties and Kosmos, in which case the Majority Senior Lenders (or, in the case of a resigning Junior Facility Agent, the Majority Junior Lenders) (in each case with the prior written consent of Kosmos) may appoint a successor Agent.

(C)                                If the Majority Senior Lenders (or, as the case may be, the Majority Junior Lenders) have not appointed a successor Agent in accordance with paragraph (B) above within 30 days after notice of resignation was given, the relevant Agent may (with the prior written consent of Kosmos) appoint a successor Agent (acting through an office in the United Kingdom).

(D)                               A retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. This obligation shall not apply in the event the Agent is required to resign pursuant to clause 32.11(G) below.

(E)                                 An Agent’s resignation notice shall only take effect upon the appointment of a successor.

(F)                                 Upon the appointment of a successor, a retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 32.11. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(G)                                After consultation with Kosmos, the Majority Lenders may, by notice to an Agent, require it to resign in accordance with paragraph (B) above provided that in relation to the Junior Facility Agent only the Majority Junior Lenders may by notice require the Junior Facility Agent to resign. In any such event, the relevant Agent shall resign in accordance with paragraph (B) above.

32.12      Replacement of Administrative Parties

(A)                              If:

(i)                                     in relation to a Facility Agent, the Security Trustee or an LC Issuing-Bank (or their respective holding companies) clause 29.6 (insolvency) or clause 29.7 (insolvency proceedings) (disregarding paragraph (B) of that clause) applies or has occurred; or

(ii)                                  if a Facility Agent, the Security Trustee or an LC Issuing Bank or any of their Affiliates repudiates its obligations under the Facilities or (in its capacity as Lender) becomes a Non-Funding Lender,

Kosmos shall be entitled to request that Majority Lenders appoint within 10 Business Days either a co-Agent or additional LC Issuing Bank or a replacement Agent or LC Issuing Bank from one of their number or (subject to reasonable consultation with the Parent), from outside the Lender group.

(B)                                Each Facility Agent, Security Trustee or LC Issuing Bank to which either of the circumstances described in (A)(i) or (A)(ii) above applies (an “Affected Administrative Party”) shall cease to be entitled to fees in respect of its role upon becoming an Affected Administrative Party.

(C)                                Each Affected Administrative Party shall provide all assistance and documentation reasonably required to Kosmos and the other Lenders to enable the uninterrupted administration of the Facilities. This shall include, where the Affected Administrative Party is a Facility Agent, the provision to Kosmos on request and in any event, within five Business Days, of an up to date list of participants in the Facilities including names and contact details.

32.13      Confidentiality

(A)                              In acting as agent for the Finance Parties, an Agent shall be regarded as acting through its agency division or, in the case of the Technical and Modelling Bank, through the relevant division performing the role which shall be treated as a separate entity from any other of its divisions or departments.

(B)                                If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and the relevant Agent shall not be deemed to have notice of it.

32.14      Facility Agents relationship with the Lenders

(A)                              The Facility Agents may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(B)                                Each Lender shall supply a Facility Agent with any information required by that Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 7 (Mandatory Cost Formulae).

32.15      Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agents and each Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(A)                              the financial condition, status and nature of the Guarantor and each member of the Group;

(B)                                the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(C)                                whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(D)                               the adequacy, accuracy and/or completeness of the Final Information Memorandum and any other information provided by the Agents, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

32.16      Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agents shall (in consultation with Kosmos) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

32.17      Deductions from amounts payable by Agents

If any Party owes an amount to an Agent under the Finance Documents, the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that Party shall be regarded as having received any amounts so deducted.

33.          CONSULTANTS

33.1        Insurance Consultant

Kosmos and the Finance Parties hereby confirm the appointment of Moore-McNeil, LLC as Insurance Consultant, upon the terms and subject to the conditions set out in the Insurance Consultant Appointment Letter.

33.2        Technical Consultant

Kosmos and the Finance Parties hereby confirm the appointment of Shaw Consultants, Inc. as Technical Consultant upon the terms and conditions set out in the Technical and Environmental Consultant Appointment Letter.

33.3        Environmental Consultant

Kosmos and the Finance Parties hereby confirm the appointment of Shaw Consultants, Inc. as Environmental Consultant upon the terms and conditions set out in the Technical and Environmental Consultant Appointment Letter.

33.4        Reserves Consultant

Kosmos and the Finance Parties hereby confirm the appointment of Netherland Sewell & Associates, Inc. as Reserves Consultant upon the terms and conditions set out in the Reserves Consultant Appointment Letter.

33.5        Terms of appointment of Consultants

Each Party acknowledges that each of the Consultants has been appointed to act as consultant and adviser to the Finance Parties in relation to technical matters relating to the Project within its own sphere of competence. Each Finance Party acknowledges that each of the Consultants (and each replacement Consultant appointed pursuant to clause 33.6 (Termination and replacement)) may also act as consultant and adviser to other Parties in relation to the Project. The fees and other terms of those appointments are set out in the appointment letters between the Consultants and Kosmos, copies of which have been given to, and consented to by, the Lenders. The Facility Agents may, acting reasonably and consistently with the agreed scope of work for the relevant Consultant, request it to provide advice or services in relation to the Project.

33.6        Termination and replacement

The Facility Agents may, if it has reasonable grounds to do so and (unless an Event of Default has occurred and is continuing) has first consulted with Kosmos, at any time terminate the appointment of a Consultant if it considers it necessary or appropriate to do so, and shall promptly give notice of any such termination to Kosmos. If the Facility Agents terminate the appointment of any Consultant it may appoint as a replacement Consultant any person approved (which approval shall include the identity of the replacement, the terms of appointment and approval of the fees and expenses to be payable to that person) for this purpose by Kosmos (which approval may not be unreasonably withheld or delayed or required while an Event of Default is continuing). The terms of any such appointment shall be set out in an appointment letter between such replacement Consultant (or additional consultant as appropriate) and Kosmos.

PART 12

ADMINISTRATION, COSTS AND EXPENSES

34.          PAYMENT MECHANICS

34.1        Payments to the Facility Agent

(A)                              On each date on which an Obligor or a Lender (apart from IFC) is required to make a payment under a Finance Document (other than any Hedging Agreement), that Obligor or Lender shall make the same available to the relevant Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the relevant Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(B)                                Payment shall be made to such account in London (or, as the case may be, New York) as the relevant Facility Agent specifies.

34.2        Payments to IFC

The Borrower will make payments of all amounts due to IFC under the Finance Documents directly to the account number specified in:

(A)                              clause 9.1 (Accounts) of the Senior IFC Facility Agreement in respect of the Senior IFC Facility; and

(B)                                clause 9.1 (Accounts) of the Junior Facility Agreement in respect of the Junior IFC Facility,

and IFC will make any payments to the Borrower, without requiring payment through the offices of the Facility Agents.

34.3        Inconvertibility Payments

(A)                              IFC will not be obliged to share any IFC Inconvertibility Payments.

(B)                                AFC will not be obliged to share any AFC Inconvertibility Payments.

34.4        Distributions by the Facility Agent

Subject to the terms of the lntercreditor Agreement, each payment received by either of the Facility Agents under the Finance Documents for another Party shall be made available by the relevant Facility Agent as soon as practicable after receipt to the Party entitled to receive payment (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to such Facility Agent by not less than five Business Days’ notice with a bank in London (or, as the case may be, New York).

34.5                        Clawback

(A)                              Where a sum is to be paid to either of the Facility Agents under the Finance Documents for another Party, such Facility Agent is not obliged to pay that sum to that other Party (or enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(B)                                If either of the Facility Agents pay an amount to another Party and it proves to be the case that such Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by such Facility Agent shall on demand refund the same to such Facility Agent together with interest on that amount from the date of payment to the date of receipt by such Facility Agent, calculated by such Facility Agent to reflect its cost of funds.

34.6                        Partial Payments

If such Facility Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, such Facility Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in accordance with the Cash Waterfall. This clause will override any appropriation made by an Obligor.

34.7                        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.8                        Business Days

(A)                              Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(B)                                During any extension of the due date for payment of any principal or Unpaid Sum under the Finance Documents, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.9                        Currency of account

(A)                              Subject to paragraphs (B) to (E) below, the base currency is the currency of account and payment for any sum due from an Obligor under any Finance Document (“Base Currency”).

(B)                                A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(C)                                Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(D)                               Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(E)                                 Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

34.10                 Change of currency

(A)                              Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the relevant Facility Agent acting reasonably (after consultation with Kosmos); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the relevant Facility Agent (acting reasonably).

(B)                                If a change in any currency of a country occurs, the Parties will enter negotiations in good faith with a view to agreeing any amendments which may be necessary to this Agreement to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

34.11                 Disruption to Payment Systems etc.

If either of the Facility Agents determine (acting reasonably) that a Disruption Event has occurred or either of the Facility Agents is notified by Kosmos that a Disruption Event has occurred:

(A)                              the Facility Agents may, and shall if requested to do so by Kosmos, consult with Kosmos with a view to agreeing with Kosmos such changes to the operation or administration of the Facilities (including, without limitation, changes to the timing and mechanics of payments due under the Finance Documents) as the Facility Agents may deem necessary in the circumstances;

(B)                                the Facility Agents shall not be obliged to consult with Kosmos in relation to any changes mentioned in paragraph (A) above if, in its reasonable opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(C)                                the Facility Agents may consult with the Finance Parties in relation to any changes mentioned in paragraph (A) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(D)                               any such changes agreed upon by the Facility Agents and Kosmos shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 41 (Amendments and Waivers);

(E)                                 the Facility Agents shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of such Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause; and

(F)                                 the Facility Agents shall notify the Finance Parties of all changes agreed pursuant to paragraph (D) above.

35.                               SET-OFF

Subject to the terms of the Intercreditor Agreement and without prejudice to the rights of the Finance Parties at law, at any time after an Event of Default has occurred which is continuing, a Finance Party (other than a Non-Funding Lender) may, on giving notice to the Obligor, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

36.                               COSTS AND EXPENSES

36.1                        Transaction expenses

Kosmos shall within fifteen Business Days of demand, pay the Facility Agents and each Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with:

(A)                              the negotiation, preparation, printing, and execution of:

(i)                                     this Agreement and any other documents referred to in this Agreement; and

(ii)                                  any other Finance Documents executed after the date of this Agreement;

(B)                                the appointments of the Consultants.

36.2                        Amendment costs

If:

(A)                              an Obligor requests an amendment, waiver or consent; or

(B)                                an amendment is required pursuant to clause 34.10 (Change of currency),

Kosmos shall, within fifteen Business Days of demand, reimburse the Facility Agents for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agents in responding to, evaluating, negotiating or complying with that request or requirement.

36.3                        Enforcement costs

Kosmos shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement or attempted enforcement of, or the preservation of any rights under, any Finance Document.

37.                               NOTICES

37.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

37.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(A)                              in the case of the Obligors, that identified with its name below;

(B)                                in the case of each Lender or any other Initial Obligor, that notified in writing to the relevant Facility Agent on or prior to the date on which it becomes a Party; and

(C)                                in the case of an Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the relevant Facility Agent (or the relevant Facility Agent may notify to the other Parties, if a change is made by such Facility Agent) by not less than five Business Days’ notice.

Contact details of the Obligors:

To:		Copy:

P.O. Box 32322
4th Floor Century Yard		c/o Kosmos Energy LLC
Cricket Square		8176 Park Lane
Elgin Avenue		Suite 500
Georgetown		Dallas
Grand Cayman		Texas 75231
KY1 – 1209		USA
Cayman Islands

Fax:	+1 345 946 4090	Fax: +1 214 445 9709

Attention:	W. Greg Dunlevy	Attention:	William S. Hayes

Contact details of the Senior Facility Agent:

To:

1 Basinghall Avenue
EC2V 5DD
London, UK

Fax:	+4420 78851670

Attention:	Aimee Flynn
Michelle Goodridge

Contact details of the Junior Facility Agent:

To:

16 rue de Hanovre
75078 Paris
Cedex 02

Fax: +331 4298 1144

Attention:	Olivier Waman
Marina Palayret

37.3                        Delivery

(A)                              Subject to clause 37.5 (Electronic communication), any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post with postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under clause 37.2 (Addresses), if addressed to that department or officer.

(B)                                Any communication or document to be made or delivered to either of the Facility Agents will be effective only when actually received by the relevant Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the relevant Facility Agent’s signature below (or any substitute department or officer as the relevant Facility Agent shall specify for this purpose).

(C)                                All notices from or to an Obligor shall be sent through the relevant Facility Agent.

(D)                               Any communication or document made or delivered to Kosmos in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

37.4                        Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 37.2 (Addresses) or changing its own address or fax number, the relevant Facility Agent shall notify the other Parties.

37.5                        Electronic communication

(A)                              Any- communication to be made between the relevant Facility Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the relevant Facility Agent and the relevant Lender:

(i)                                     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(B)                                Any electronic communication made between the relevant Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to such Facility Agent only if it is addressed in such a manner as such Facility Agent shall specify for this purpose.

37.6                        English language

(A)                              Any notice given under or in connection with any Finance Document must be in English.

(B)                                All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by either of the Facility Agents, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.                               CALCULATIONS AND CERTIFICATES

38.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

38.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest or proven error, prima facie evidence of the matters to which it relates.

38.3                        Day count-convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

39.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

40.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

41.                               AMENDMENTS AND WAIVERS

41.1                        Required consents

(A)                              Subject to clause 41.2 (Exceptions) and to paragraph (C) below, any term of the Finance Documents (other than a waiver of a Condition Precedent or a Condition Subsequent, which shall be made pursuant to clause 2.4 (Waivers of Conditions Precedent) may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(B)                                The Facility Agents may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.

(C)                                Notwithstanding the terms of this Clause 41, in relation to an amendment, variation or waiver of the terms of the Intercreditor Agreement or the Security Documents, the terms of the Intercreditor Agreement shall prevail.

41.2                        Exceptions

(A)                              The following may not be effected without the consent of all the Lenders.

(i)                                     amending any of the definitions of “Majority Lenders” and/or “Super Majority Lenders”;

(ii)                                  amending any of the definitions of “Majority Junior Lenders” and/or “Super Majority Junior Lenders”;

(iii)                               amending any of the definitions of “Majority Senior Lenders”, “Tranche S1 Majority Lenders” and/or “Super Majority Senior Lenders”;

(iv)                              amending, varying or waiving clause 4 (Finance Parties’ Rights and Obligations) of this Agreement and/or any other term of any Finance Document which relates to the rights and/or obligations of each Finance Party being several;

(v)                                 varying the date for, or altering the amount or currency of, any payment to Lenders under the Finance Documents;

(vi)                              increasing or extending the Commitment of a Lender;

(vii)                           amending varying or waiving a term of any Finance Document which expressly requires the consent of all the Lenders; or

(viii)                        amending, varying or waiving this clause.

(B)                                An amendment, variation or waiver of clause 34.3 (Inconvertibility Payments) may not be effected without the consent of both IFC and AFC;

(C)                                In relation to a Utilisation of a Junior Facility made otherwise than during a Deficiency Funded Period, the conditions referred to at paragraphs (A) to (E) of clause 2.3 (Conditions Precedent to each Utilisation) may only be waived with the consent of the Junior Facility Agent acting on the instructions of the Majority Junior Lenders.

(D)                               In relation to an Utilisation of Tranche S1 made prior to the Satisfaction Date, the conditions referred to at paragraphs (A) to (E) of clause 2.3 (Conditions Precedent to each Utilisation) may only be waived with the consent of the Senior Facility Agent acting on the instructions of the Tranche S1 Majority Lenders.

(E)                                 An amendment, of clause 19.6 (Forecast Prior to Project Completion) to reduce the figure of 1.5 or the figure of 1.3 may not be effected without the consent of the Majority Senior Lenders and Majority Junior Lenders.

(F)                                 An amendment or waiver which relates to the rights or obligations of an Agent, an LC Issuing Bank or an Account Bank may not be effected without the consent of that Agent, LC Issuing Bank or an Account Bank.

(G)                                An amendment or waiver which relates to clause 21.2 (Withdrawals – No Default Outstanding) or clause 25 (Guarantee and Indemnity) and the rights or obligations of a Hedging Counterparty may not be effected without the consent of each Hedging Counterparty.

(H)                               An amendment or waiver which relates to the priority of the Junior Lenders under the Cash Waterfall or the percentage of funds available for a Cash Sweep for the Junior Facilities under clause 10.6 (Cash Sweep), may not be effected without the consent of the Junior Lenders.

(I)                                    If a Lender (i) becomes a Non-Funding Lender or (ii) does not accept or reject a request for an amendment, waiver, consent or approval within fifteen Business Days (or such longer period as Kosmos may specify) of such request being made, that Lender’s Commitment shall not be included for the purposes of calculating Total Commitments under the relevant Facility when ascertaining whether a certain percentage of Total Commitments has been obtained to approve the amendment, waiver, consent or approval, provided that (other than in the case of (i) above) no more than 25 per cent. of Lender votes (by Commitment) may be disregarded in such a way.

41.3                        Exclusions

Subject to clause 41.2 (Exceptions), if a Lender does not accept or reject a request for an amendment or waiver within ten Business Days of receipt of such request (or such longer period as Kosmos and the Facility Agents may agree), or abstains from accepting or rejecting a request for an amendment or waiver, or if the Lender is a Non Funding Lender, its Commitments shall not be included for the purpose of calculating the Total

Senior Commitments, Total Junior Commitments or, as the case may be, Total Commitments when ascertaining whether the consent of a Lender or Lenders whose Commitments aggregate more than the required percentage of the Total Senior Commitments, Total Junior Commitments or, as the case may be, Total Commitments has been obtained in respect of such request.

41.4                        Disenfranchisement of Shareholder Affiliates

Notwithstanding any other provisions of this Agreement, for so long as a Shareholder Affiliate is a Lender and/or to the extent that a Shareholder Affiliate beneficially owns a Commitment or has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, such Shareholder Affiliate shall not be entitled to exercise any rights to vote as Lender in respect of any matters requiring decision by the Lenders under the terms of this Agreement or any of the Finance Documents. Each such Shareholder Affiliate acknowledges and agrees that:

(A)                              in the event that a matter requires decision by one or more Lenders under this Agreement or any of the Finance Documents,

(i)                                     the Commitment of such Shareholder Affiliate and any associated participation of such Shareholder Affiliate in a Loan shall be deemed to be zero; and

(ii)                                  such Shareholder Affiliate shall be deemed not to be a Senior Lender (in the case of a Senior Commitment) or a Junior Lender (in the case of a Junior Commitment);

(B)                                in relation to any meeting or conference call to which all or any number of Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agents or, unless the Facility Agents otherwise agree, be entitled to receive the agenda or any minutes of the same; and

(C)                                it shall not, unless the Facility Agents otherwise agree, be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Facility Agents or one or more of the Lenders.

42.                               COUNTERPARTS

(A)                              This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

(B)                                Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

PART 13

GOVERNING LAW AND ENFORCEMENT

43.                               GOVERNING LAW

This Agreement shall be governed by and construed in accordance with English law.

44.                               JURISDICTION

44.1                        Submission

The parties hereby irrevocably agree for the exclusive benefit of the Secured Parties that the courts of England shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

44.2                        Forum convenience

The parties hereby irrevocably agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly irrevocably agree not to argue to the contrary.

44.3                        Concurrent jurisdiction

This clause 44.3 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

45.                               SERVICE OF PROCESS

(A)                              Without prejudice to any other mode of service allowed under any relevant law, each of the Obligors:

(i)                                     irrevocably appoints Trusec Limited of 2 Lambs Passage, London EC1Y 8BB (the “Process Agent”) as its agent for service of process in relation to any Dispute before the English courts in connection with any Finance Document;

(ii)                                  irrevocably agrees that any Service Document may be sufficiently and effectively served on it in connection with any Dispute in. England and Wales by service on the Process Agent (or any replacement agent appointed pursuant to paragraph (B) of this clause 45 (Service of Process); and

(iii)                               irrevocably agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(B)                                If the agent referred to in paragraph (A) of this clause 45 (or any replacement agent appointed pursuant to this paragraph (B)) at any time ceases for any reason to act as such, as the case may be, each Obligor shall as soon as reasonably practicable appoint a replacement agent to accept service having an address for service in England or Wales and shall notify the Facility Agents of the name and address of the replacement agent; failing such appointment and notification, the agent referred to in paragraph (A) of this clause 45 (or any replacement agent appointed pursuant to this paragraph (B)) shall continue to be authorised to act as agent for service of process in relation to any proceedings before the English courts on behalf of the relevant party and shall constitute good service.

(C)                                Any document addressed in accordance with clause 45 paragraph (A) shall be deemed to have been duly served it:

(i)                                     left at the specified address, when it is left; or

(ii)                                  sent by first class post, two clear Business Days after posting.

(D)                               For the purposes of this clause 45, “Service Document” means a writ, summons, order, judgment or other document relating to or in connection with any Dispute. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Initial Obligors

The Original Borrowers

Name	Jurisdiction of Incorporation	Registered Number

Kosmos Energy Finance	Cayman Islands	225882

The Original Guarantors

Name	Jurisdiction of Incorporation	Registered Number

Kosmos Energy Ghana HC	Cayman Islands	135710

Kosmos Energy Development	Cayman Islands	225879

Kosmos Energy Finance	Cayman Islands	225882

Schedule 2

The Original Lenders

	Senior Commitment (USD million)
Original Senior Lender	Senior Bank Facility	Senior IFC Facility	Tranche S1 Commitment
	(USD million)	(USD million)	(USD million)
Standard Chartered Bank	189	—	175
BNP Paribas SA	90	—	50
Société Générale	100	—	—
Calyon	50	—	—
Absa Bank Limited	75	—	—
Barclays Capital PLC	26	—	—
Africa Finance Corporation	10	—	10
Cordiant Emerging Loan Fund III, LLP.	10	—	—
International Finance Corporation	—	50	50
Credit Suisse International	75	—	—
Total	625	50	285

	Junior Commitment (USD million)
Original Junior Lender	Junior Bank Facility (Tranche J2)	Junior IFC Facility (Tranche J1)
	(USD million)	(USD million)
Standard Chartered Bank	50	—
BNP Paribas SA	10	—

Africa Finance Corporation	40	—
International Finance Corporation	—	50
Total	100	50

Schedule 3

Conditions Precedent

Part I

Conditions Precedent To Initial Utilisation

1.                                       Provision of each of the following Finance Documents, duly executed by each of the parties to them (subject, in the case of the relevant Security Document, to the Lenders having agreed to the requirements of subordination in relation to any Security created in respect of a Project Agreement):

(i)                                     this Agreement;

(ii)                                  the Senior Facility Agreement;

(iii)                               the IFC Senior Facility Agreement;

(iv)                              the Junior Facility Agreement;

(v)                                 the IFC Junior Facility Agreement;

(vi)                              any Intercompany Loan Agreement;

(vii)                           the Definitions Agreement;

(viii)                        the Offshore Project Accounts Agreement;

(ix)                                the KEF Offshore Project Accounts Agreement;

(x)                                   the Onshore Project Accounts Agreement;

(xi)                                the -Intercreditor Agreement;

(xii)                             to the extent the Original Borrower is utilising the Facility simultaneously with signing of this Agreement, the Utilisation Request in respect of utilisation of Tranche S1;

(xiii)                          the Charge over Shares in the Original Borrower;

(xiv)                         the Charge over Shares in KEG;

(xv)                            the Charge over Shares in KED;

(xvi)                         the KEF Offshore Security Assignment;

(xvii)                      the KED Offshore Security Assignment;

(xviii)                   the Senior Facility Agent Fee Letter;

(xix)                           the S1 front end and incentive Fee Letter;

(xx)                              the Junior Facility Agent Fee Letter;

(xxi)                           the Tranche S2 (excluding IFC) and Tranche J2 front end and incentive Fee Letter;

(xxii)                        the Lead Technical and Modelling Bank Fee Letter;

(xxiii)                     the Co-Technical and Modelling Bank Fee Letter;

(xxiv)                    the IFC portfolio supervision Fee Letter;

(xxv)                       the IFC Tranche S1 front end Fee Letter;

(xxvi)                    the IFC Tranche J1 front end Fee Letter;

(xxvii)                 the Hedging Coordinator Bank Fee Letter;

(xxviii)              the Security Trustee Fee Letter; and

(xxix)                      the Deed of Acknowledgement and Release.

2.                                       Provision of the Assignments (as defined in clause 28.27 (Due execution of security assignments)) duly executed by KEG (subject to execution by or on behalf of the Finance Parties in accordance with clause 28.27 (Due execution of security assignments)).

3.                                       Provision of certified copies of each Obligor’s constitutional documents, certificates of incorporation (or equivalent), registers of shareholders and corporate resolutions authorising entry into and performance of the Finance Documents to which they are a party.

4.                                       Receipt by the Facility Agents of appropriate legal opinions from Clifford Chance LLP, Walkers LLP, Reindorf Chambers, Maples & Calder, Thompson & Knight and Bentsi-Enchill, Letsa & Ankomah and legal due diligence reports from Clifford Chance LLP and Reindorf Chambers on the Project Agreements.

5.                                       Final Reports and/or letters issued by the Consultants in a form satisfactory to the Lenders, including in respect of the Technical Consultant’s Final Report, certification that the amount of Sponsor Base Equity contributed (showing the split between exploration costs and all other Project Costs) is not less than USD 375 million.

6.                                       Provision of confirmation from the Insurance Consultant that all Agreed Insurances (other than with respect to the other Lender endorsements which have not been evidenced at this time, to the extent that agreement with the relevant insurers is pending at the date such confirmation is given and is not expected to be unreasonably withheld) required to be implemented on the date of the confirmation are in place and are in full force and effect (such evidence may be in the form of a cover note from the relevant brokers) and if copies of such insurance policies are available on the date of Financial Close such copies shall be supplied.

7.                                       Provision of certified copies of all Project Agreements (excluding the UUOA) in place on the proposed first Utilisation Date.

8.                                       The initial Hedging Policy.

9.                                       Evidence that each Project Account has been opened.

10.                                 An oil benchmark and updated marketing study has been provided.

11.                                 Provision of certified copies of the account mandates relating to any Distribution Reserve Account.

12.                                 A certified copy of each of the Obligors original accounts.

13.                                 The original notices of assignment or charge to be given under the Security Documents (excluding the Deed of Reinsurance Assignment) duly signed on behalf of each relevant Obligor.

14.                                 A certified copy of the register of shareholders of each of the Obligors.

15.                                 Share certificates (if any) in relation to each Obligor, together with stamped, executed blank stock transfers in favour of the Security Trustee or other relevant transfer documents in relation to all those shares.

16.                                 A copy of the irrevocable payment instructions in the Agreed Form from Kosmos instructing the Account Bank to transfer all outstanding amounts due to the Finance Parties under the Fee Letters (i) on the date falling three Business Days following the Signing Date, (ii) after exercise of the cancellation option in clause 10.8(A) and (iii) on the date falling five Business Days following the Utilisation of the Tranche S1, as relevant.

17.                                 The Marketing Policy:

18.                                 Evidence that the process agent specified in clause 45 (Service of Process) has accepted its appointment in relation to KEG, the Original Borrower and KED.

19.                                 Provision of either:

(A)                              a certified copy of the consents from the Government and GNPC to the granting of the security contemplated by the Security Documents;

OR

(B)                                an alternative security package in relation to the granting of security for the benefit of the Finance Parties that is evidenced by the following documents in each case in form and substance satisfactory to the Facility Agents and IFC:

(i)                                     for each of KEO and KEI certified copies of the certificate of incorporation (and any change of name certificates), memorandum and articles of association and register of members;

(ii)                                  a certified copy of a corporate structure chart of KEH and its relevant subsidiaries immediately prior to and after the transfer of shares held by KEH in the capital of each of Longhorn, KEI, KECI, KECM and KEM to KEO;

(iii)                               a certified copy of the register of members for each of KEI, KECI, KECM Longhorn and KEM evidencing that each of such entities is a wholly owned subsidiary of KEO;

(iv)                              a certified copy of corporate resolutions of KEO authorising entry into and performance of the Charge over Shares in KEO, the KEI and KEO Offshore Security Assignment, the Accession and Amendment Letter and the Accession and Amendment Deed;

(v)                                 a certified copy of corporate and supermajority holder resolutions of KEH approving entry into and performance of the Charge over Shares in KEO, the Accession and Amendment Deed, and the Accession and Amendment Letter;

(vi)                              a certified copy of corporate resolutions of KEI approving entry into and performance of the Accession and Amendment Deed, the Accession and Amendment Letter and the KEI and KEO Offshore Security Assignment;

(vii)                           a certified copy of corporate resolutions of each of KED, KEF and KEG approving entry into and performance of the Accession and Amendment Letter and the Accession and Amendment Deed;

(viii)                        a duly executed copy of the Charge over Shares in KEO;

(ix)                                share certificates (if any) in relation to KEO, together with a stamped, executed, blank stock transfer in favour of the Security Trustee or other relevant transfer documents in relation to all of the issued shares in the capital of KEO (to be provided pursuant to the terms of the Charge over Shares in KEO);

(x)                                   a duly executed Accession and Amendment Deed;

(xi)                                a duly executed Accession and Amendment Letter;

(xii)                             a duly executed KEI and KEO Offshore Security Assignment;

(xiii)                          a legal opinion from Maples and Calder as to Cayman Islands law in relation to (a) the due incorporation and limited liability status of KEH, (b) the due capacity, authority and execution by KEH of the Charge over Shares in KEO, the Accession and Amendment Letter and the Accession and Amendment Deed; (c) the validity, legality and enforceability of the Charge over Shares in KEO, the Accession and Amendment Letter and the Accession and Amendment Deed in respect of KEH.

(xiv)                         a legal opinion from Thompson & Knight as to New York law in relation to the capacity of KEH to execute the Charge over Shares in KEO, the Accession and Amendment Letter and the Accession and Amendment Deed;

(xv)                            a legal opinion from Walkers, Cayman Islands as to Cayman Islands law in relation to (a) the due incorporation and limited liability status of KEO, Longhorn, KECI, KECM, KEM, KED, KEF and KEG; (b) the due capacity, authority and execution by KEO, KED, KEF, KEG and KEI of the Accession and Amendment Deed, by KEO of the Charge over Shares in KEO, by KEI, KED, KEF, KEG and KEO of the Accession and Amendment Letter, (c) the validity, legality and enforceability of the Accession and Amendment Deed, the Accession and Amendment Letter in respect of KEO, KEI, KEF, KEG and KED and the Charge over Shares in KEO in respect of KEO;

(xvi)                         a legal opinion from Clifford Chance LLP as to English law in relation to the validity and enforceability of the Charge over Shares in KEO, the Accession and Amendment Letter and the KEI and KEO Offshore Security Assignment;

(xvii)                      a legal opinion from Reindorf Chambers, Ghana as to Ghanaian law in connection with the Charge over Shares in KEO;

(xviii)                   a legal opinion from Bentsi-Enchill, Letsa & Ankomah, Ghana as to Ghanaian law in connection with the Charge over Shares in KEO;

(xix)                           process agent letters confirming that the process agent referred to in clause 45 of the CTA has accepted its appointment in relation to (a) KEH to reflect its accession to the Definitions Agreement and its entry into the Charge over Shares in KEO, (b) KEO, to reflect its accession to the Definitions Agreement, its entry into the KEI and KEO Offshore Security Assignment and the Charge over Shares in KEO and (c) KEI, to reflect its entry into the KEI and KEO Offshore Security Assignment.

Part II

Conditions Subsequent

1.                             Confirmation that the aggregate Commitments under the Senior Facilities are at least USD 600 million and that the aggregate Commitments under the Junior Facilities are at least USD 150 million.

2.                             Deposit by Kosmos or by the Account Bank pursuant to the Utilisation Request delivered by Kosmos in respect to Tranche S2, of the Stamp Duty Reserve Amount in the Stamp Duty Reserve Sub-Account.

3.                             Provision of a certificate (in a form satisfactory to the Facility Agents) from Kosmos that all Required Approvals (except (i) any necessary consents from the Government and from the GNPC to the Security contemplated by the Security Documents (to the extent that such consents have not been obtained) and (ii) except to the extent already provided as a Condition Precedent under paragraph 19 of Part I of this Schedule) on the date of the proposed utilisation have been obtained. Copies of all such Required Approvals shall also be provided to the Facility Agent.

4.                             Provision of a certified copy of the UUOA in place, or, if not, the Borrower satisfies the Lead Technical and Modelling Bank and the Technical Consultant (each acting reasonably) that the Project can be implemented and carried out in a manner which is consistent in all material respects with the requirements of the Phase 1 Plan of Development for the Jubilee Field and in accordance in all material respects with the Project Agreements.

5.                             Confirmation from the Borrower that all Project Agreements and Material Contracts (other than the FPSO Agreement) have been executed and any conditions precedent have been satisfied. Provision of certified copies of all such Project Agreements and Material Contracts (other than the FPSO Agreement).

6.                             Provision of an update to the final Project Model and the Forecast (including a satisfactory sources and uses statement taking account of Sponsor Equity contributed prior to the Satisfaction Date and used to meet Project Costs (other than exploration costs) as certified by the Technical Consultant) prepared as at the Satisfaction Date as required and as agreed by the Technical and Modelling Bank and the Borrower (each acting reasonably), taking into account any hedging to be implemented under the Hedging Policy following the Satisfaction Date and satisfaction of each of the Financial Covenants as at that date.

7.                             An audit of the Project Model satisfactory to the Lenders prepared by the Model Auditor.

8.                             USD 50 million has been deposited, or shall be deposited by the Account Bank pursuant to the Utilisation Request delivered by Kosmos in respect of Tranche S2, into the Reserve Equity Account.

9.                             Provision of the following documents in form and substance satisfactory to the Facility Agents:

(A)                Reliance letters addressed to and for the benefit of the Additional S2 Lender executed by Maples and Calder, Thompson & Knight, Walkers (Cayman Islands), Clifford Chance, Bentsi Enchill and Reindorf Chambers in relation to their respective legal opinions issued pursuant to paragraph 4 of Part I of Schedule 3 (Conditions Precedent) and pursuant to sub-paragraphs (xiii), (xiv), (xv), (xvi), (xvii) and (xviii) of paragraph 19(B) of Part I of Schedule 3 (Conditions Precedent);

(B)                  Appropriate legal opinions addressed to the Facility Agents from Clifford Chance LLP, Walkers (Cayman Islands), Maples and Calder and Thompson & Knight in relation to the Fourth Amendment Letter concerning the amendments to the CTA and Definitions Agreement contemplated therein.

(C)                  Certificates from authorised signatories of each of KEG, KEF, KED, KEI, KEO and KEH confirming that there have been no changes to (i) the constitutional documents and certificates of incorporation and (ii) the corporate resolutions provided pursuant to paragraphs 3 and 19(B) of Part I of Schedule 3 (Conditions Precedent) from the date on which such documents were delivered pursuant to such provisions and the date of the Fourth Amendment Letter except, in the case of (ii), to the extent that such corporate resolutions have been amended or supplemented by the corporate resolutions provided pursuant to paragraph (D) below).

(D)                 Certified copies of corporate resolutions from each of KEG, KEF, KED, KEI, KEO and KEH authorising its entry into and performance of the Fourth Amendment Letter and the amendments to the CTA and Definitions Agreement contemplated therein.

(E)                   Reliance letters addressed to the Additional S2 Lender from Clifford Chance LLP and Reindorf Chambers in relation to the legal due diligence reports provided by them pursuant to paragraph 4 of Part I of Schedule 3 (Conditions Precedent).

10.                       The Borrower has completed and delivered the ESER and the Action Plan.

11.                       NOT USED.

12.                       Delivery of letters of appointment of each Consultant addressed to the Facility Agent.

13.                       An update of the oil benchmark and updated marketing study, as referred to in paragraph 10 of Part I of Schedule 3, reflecting the relevance of the oil assay made in the Mahogany-2 well in relation to the projected future production from the Project and providing details of the tests that shall be undertaken in respect of the oil from the Mahogany-1 well.

14.                       Provision of an amended Hedging Policy (in the Agreed Form and initialled by the Borrower and/or KEG and the Facility Agents) and a certificate from Kosmos certifying that all hedging arrangements required on the Satisfaction Date (including, for the avoidance of doubt, any procedure for the interest rate hedging and, to the extent required pursuant to the Hedging Policy, implementation of the relevant trade) are in place and in full force and effect.

15.                       All taxes payable in respect of registration of security having been paid exc ept in relation to stamp duty and registration of the Assignments.

16.                       The Schedule of Insurances.

17.                       To the extent not already provided as a Condition Precedent under paragraph 6 of Part I of this Schedule, provision of confirmation from the Insurance Consultant that the required Lenders endorsements of the Schedule of Insurances which were not evidenced as a Condition Precedent.

Part Ill

Conditions Precedent Required to be Delivered by an Additional Obligor

1.                             Provision of an Accession Letter, duly executed by the Additional Obligor and the Borrower.

2.                             Provision of a Deed of Subordination in respect of any Financial Indebtedness of such Additional Obligor and a deed, duly signed on behalf of the Additional Obligor and each other Obligor, the Sponsor and KEI, substantially in the form of the Deed of Acknowledgment and Release.

3.                             Provision of certified copies of the Additional Obligor’s constitutional documents and certificates of incorporation (or equivalent).

4.                             A copy of a resolution of the board of directors of the Additional Obligor approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that one or more specified persons execute the Accession Letter and any other documents and notices in connection with the Finance Documents.

5.                             A specimen signature of each person authorised to execute the Accession Letter and any other documents and notices in connection with the Finance Documents.

6.                             A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

7.                             A certificate of an Authorised Signatory of the Additional Obligor certifying that each copy document listed in this Part III of Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.                             A copy of any other Authorisation or other document, opinion or assurance which the Facility Agents considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9.                             If available, the latest audited financial statements of the Additional Obligor.

10.                       Receipt by the Facility Agents of any appropriate legal opinions.

11.                       If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in clause 45 (Service of Process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

Schedule 4

Form of Facility Increase Request Notice

From:      Kosmos Energy Finance (the “Borrower”)

To:                              [•] (the “Senior Facility Agent”)

Dated:

Dear Sirs

Kosmos Energy Finance — Common Terms Agreement

dated [     ] (the “Agreement”)

and Senior Bank Facility Agreement and Senior IFC Facility Agreement

dated the same date (the “Senior Facility Agreement”)

1.                             We refer to the Agreement and the Senior Facility Agreements. This is a Facility Increase Request Notice. Terms defined in the Definitions Agreement relating to the Agreement have the same meaning in this Facility Increase Request Notice unless given a different meaning in this Facility Increase Request Notice.

2.                             Following a Forecast produced on [insert date], the Borrowing Base Amount has increased to [insert new amount]. Accordingly, pursuant to clause[   ] [(Increases in the Available Senior Bank Commitment)] of the Agreement, we hereby request that the Lenders consider increasing the Total Senior Facilities Amount as set out below:

	Current amount	Requested amount

Total Senior Facilities Amount	[X]	[Y]

Available Senior Commitment	[A]	[B]

3.                             We kindly ask that you confirm as soon as practicable (but in any event no later than 45 days following the date of this Facility Increase Request Notice) whether all of the Senior Lenders agree to the requested increases detailed in paragraph 2 above (including by way of conversion of Commitments under the Junior Facility), and if so, to provide details of:

(a)                         the margin that would be applicable if the Total Facility Amount and the Available Commitment under the Senior Facilities was so increased;

(b)                        the fees (if any) payable by Kosmos to the Senior Lenders in consideration for agreeing to such increases

(c)                         the names of any Lenders who wish to convert their Junior Facilities Commitments and the amount of any conversion; and

(d)                        the amount of additional Commitment each Senior Lender would be prepared to provide to Kosmos.

Yours faithfully

Authorised Signatory for
Kosmos Energy Finance

Schedule 5

Utilisation Requests

Part I

Loans

From:      Kosmos Energy Finance (the “Borrower”)

To:          [•] (the “Facility Agent”)

Copy:                International Finance Corporation

[Name of the other Facility Agent]

Dated:

Dear Sirs

Kosmos Energy Finance — Common Terms Agreement

dated [      ] (the “Agreement”)

and the [Senior Bank Facility Agreement and the Senior IFC Facility Agreement] /

[Junior Bank Facility Agreement and the Junior IFC Facility Agreement] dated the same date (the “Facility Agreements”)

1.                             We refer to the Agreement and the Facility Agreements. This is a Utilisation Request in respect of a Utilisation under [Tranche S1 of] the [Senior Bank Facility and the Senior IFC Facility] [Junior Bank Facility and the Junior IFC Facility]. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                             We wish to borrow a Loan under [Tranche S1 of] the [Senior Bank Facility and the Senior IFC Facility] / [Junior Bank Facility and the Junior IFC Facility] on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

[Senior Bank Facility[, Tranche S1] / [Junior Bank Facility] Amount:	[ ] under or, if less, the Total Available [Senior Bank] / [Junior Bank]Commitment

[Senior IFC Facility] / [Junior IFC Facility] Amount:	[ ] under or, if less, the Total Available [Senior IFC] / [Junior IFC]Commitment

Amount attributable to Interest	[ ]

payments

[Amount attributable to Excess Equity]	[ ](1)

Interest Period:	[ ]

3.                             We hereby certify that:

(a)                         no Default or Event of Default is continuing or will result from the proposed Loan;

(b)                        the Loan is expected to be applied in payment of amounts subject to and in accordance with the Cash Waterfall within 90 days of the Utilisation Date or are otherwise required for Kosmos to comply with clause 20.1(E) (Project Accounts) of the CTA;

(c)                         [there is no Funding Shortfall or any reasonable prospect of a Funding Shortfall arising in the future, or that any Funding Shortfall that does exist is otherwise fully funded;](2)

(d)                        [the making of the Utilisation would not result in the aggregate principal amount outstanding under the Senior Facilities exceeding the Borrowing Base Amount;](3)

(e)                         the Repeating Representations are, in the light of the facts and circumstances then existing, true and correct in all material respects (or, in the case of a Repeating Representation that contains a materiality concept, true and correct in all respects); and

(f)                           [the Total Available Senior Facilities Amount is, at the time of this notice, equal to zero.](4)

4.                             The proceeds of this Loan should be credited to the [KEF/other] Offshore Proceeds Account and to the extent an amount has been attributed to Interest payments above, such amount shall be applied towards the payment of Interest on the [insert details of relevant facility].

5.                             This Utilisation Request is irrevocable and is a Finance Document.

(1) Note — First drawdown under Tranche S1 and Senior Facilities only.

(2) Note — Include only if the drawing occurs before the date on which Project Completion occurs.

(3) Note — Include only in respect of a drawing under the Senior Facilities other than Tranche S1.

(4) Note — Include only if the drawing is under the Junior Facilities.

Yours faithfully

Authorised Signatory for
Kosmos Energy Finance

Part II

Letters of Credit

From:	[•1 (the “Borrower”)

To:	[•1 (the “Senior Facility Agent”)

[•] (the “LC Issuing Bank”) International Finance Corporation

[•] (the “Junior Facility Agent”)

Dated:

Dear Sirs

Kosmos Energy Finance — Common Terms Agreement

dated [       ]

and Senior Bank Facility Agreement dated [        ] (the “Agreement”)

1.                             We wish to arrange for a Letter of Credit to be issued by the LC Issuing Bank on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Total Amount:	[ ] or, if less, the Total Senior Commitments

Senior Bank Facility portion:	[ ]

Senior IFC Facility portion:	[ ]

Beneficiary:	[ ]

Term or Expiry Date:	[ ]

2.                             We hereby certify that each condition specified in clause 7.6 (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

3.                             We attach a copy of the proposed Letter of Credit.

4.                             This Utilisation Request is irrevocable and is a Finance Document.

Delivery Instructions:

[specify delivery instructions]

Yours faithfully

Authorised Signatory for
Kosmos Energy Finance

Schedule 6

Amortisation Schedule

Repayment Date	Amortisation Amount	Revised Total Facility Amount

15/6/2011	0	675
15/12/2011	75	600
15/6/2012	130	470
15/12/2012	120	350
15/6/2013	110	240
15/12/2013	100	140
15/6/2014	55	85
15/12/2014	35	50
15/6/2015	25	25
15/12/2015	25	0

Schedule 7

Mandatory Cost Formulae

1.                             The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England (and/or the Financial Services Authority (or, in either case, any other Authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                             On the first day of each Interest Period (or as soon as possible thereafter) the relevant Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by such Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                             The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the relevant Facility Agent. This percentage will be certified by that Lender in its notice to that Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                             The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the relevant Facility Agent as follows:

(a)       in relation to a sterling Loan:

AB + C(B – D)[+E]x 0.01	per cent. per annum
100 – (A + C)

(b)      in relation to a Loan in any currency other than sterling:

Ex0.01	per cent. per annum
300

Where:

A                                      is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest-free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                        is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (A) of clause 11.4 (Default interest)) payable for the relevant Interest Period on the Loan.

C                                        is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest-bearing Special Deposits with the Bank of England.

D                                       is the percentage rate per annum payable by the Bank of England to the relevant Facility Agent on interest-bearing Special Deposits.

E                                         is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the relevant Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to that Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.          For the purposes of this Schedule:

(A)                “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

(B)                  “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

(C)                 “Fee Tariffs” means the fee tariffs specified in the Fees Rules under activity group A.1 Deposit acceptors (ignoring any minimum fee or zero-rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(D)                 “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                             In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.                             If requested by the relevant Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to that Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                             Each Lender shall supply any information required by the relevant Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(A)                    the jurisdiction of its Facility Office; and

(B)                      any other information that the relevant Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify such Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.                             The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the relevant Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the relevant Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                       The relevant Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                       The relevant Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                       Any determination by the relevant Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest or proven error, be conclusive and binding on all Parties.

13.                       The relevant Facility Agent may from time to time, after consultation with Kosmos and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England or the Financial Services Authority or the European Central Bank (or, in any case, any other Authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest or proven error, be conclusive and binding on all Parties.

Schedule 8

Form of Transfer Certificate

To:          [•] as (the “[Senior/Junior] Facility Agent”)

From:      [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Dear Sirs

Kosmos Energy Finance — Common Terms Agreement

dated [        ] (the “Agreement”)

and [Senior/Junior Bank] [IFC] Facility Agreement dated

the same date (the “Facility Agreement”)

1.                             We refer to the Agreement and the Facility Agreement. This is a Transfer Certificate. Terms defined in the Definitions Agreement relating to the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                             We refer to clause 30.6 (Procedure for transfer):

(A)                     The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with clause 30.6 (Procedure for transfer).

(B)                       The proposed Transfer Date is [         ].

(C)                       The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 37.2 (Addresses) are set out in the Schedule.

3.                             The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (C) of clause 30.5 (Limitation of responsibility of Existing Lenders).

4.                             The New Lender confirms that it is a Qualifying Lender.

5.                             This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.                             This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitments/rights and obligations to be transferred

[Insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the [Senior/Junior] Facility Agent and the Transfer Date is confirmed as [ ].

[[Senior/Junior]Facility Agent]

By:

Schedule 9

Part A

Form of S1 Lender Accession Notice

To:                              [•] as Senior Facility Agent

From:                  [Additional S1 Lender]

Dated:

Dear Sirs,

Kosmos Energy Finance - Common Terms Agreement

dated        2009 (the “Agreement”)

and Senior Bank Facility Agreement dated

the same date (the “Facility Agreement”)

1.                             We refer to the Agreement and the Facility Agreement. This is an S1 Lender Accession Notice. Terms defined in the Definitions Agreement relating to the Agreement have the same meaning in this S1 Lender Accession Notice unless given a different meaning in this S1 Lender Accession Notice.

2.                             [Additional S1 Lender] agrees:

(a)                    to be bound by the terms of the Agreement and the Senior Facility Agreement as a Tranche S1 Lender pursuant to Clause [3.3] (Additional S1 Commitment) of the Agreement; and

(b)                   to be bound by the terms of the lntercreditor Agreement as a [Senior Lender/Senior Creditor].

3.                             [Additional S1 Lender’s] Additional Commitment is USD [            ].

4.                             [Additional S1 Lender’s] administrative details are as follows:

Account details:	[ ]

Facility Office Address:		[ ]

Telephone No.:		[ ]

Fax No.:		[ ]

Attention:                                                                          [          ]

5.                             This S1 Lender Accession Notice is governed by English law.

6.                             This S1 Lender Accession Notice has been delivered as a deed on the date stated at the beginning of this S1 Lender Accession Notice.

[Additional S1 Lender]

By:

This S1 Lender Accession Notice is accepted by the Senior Facility Agent and the S1 Commitment Commencement Date is confirmed as [      ].

Senior Facility Agent

By:

Schedule 9

Part B

Form of S2 Lender Accession Notice

To: SCB as Senior Facility Agent

From: [Additional S2 Lender]

Dated:

Dear Sirs,

Kosmos Energy Finance - Common Terms Agreement

dated 13 July 2009 (as amended from time to time) (the “Agreement”)

and Senior Bank Facility Agreement dated the same date

(the “Facility Agreement”)

1. We refer to the Agreement, and the Facility Agreement. This is an S2 Lender Accession Notice. Terms defined in the Definitions Agreement relating to the Agreement have the same meaning in this S2 Lender Accession Notice unless given a different meaning in this S2 Lender Accession Notice.

2. [Additional S2 Lender] agrees:

(A)                              to be bound by the terms of the Agreement and the Senior Facility Agreement as a Tranche S2 Lender pursuant to Clause [3.3] [(Additional S1 Commitment and Additional S2 Commitment)] of the Agreement;

(B)                                to be bound by the terms of the Intercreditor Agreement as a Senior Lender;

(C)                                to be bound by the terms of the Waiver Agreement as a Senior Lender; and

(D)                               to be bound by the terms of the Definitions Agreement as a Lender.

3. [Additional S2 Lender’s] Additional Commitment is USD [           ].

4. [Additional S2 Lender’s] administrative details are as follows:

Account details: [           ]

Facility Office Address: [           ]

Telephone No.: [           ]

Fax No.: [           ]

Attention: [           ]

5. This S2 Lender Accession Notice is governed by English law.

6. This S2 Lender Accession Notice has been delivered as a deed on the date stated at the beginning of this S2 Lender Accession Notice.

[Additional S2 Lender]

Executed as a Deed by:

This S2 Lender Accession Notice is accepted by the Senior Facility Agent and the S2 Commitment Commencement Date is confirmed as [ ].

Senior Facility Agent

By:

Schedule 10

Form of Accession Letter

From:      [name of Subsidiary] (the “Company”) and [Kosmos Energy Finance] (the “Borrower”)

To:          [•] and [•] (the “Facility Agents”)

Dated:

Dear Sirs

Kosmos Energy Finance — Common Terms Agreement

dated [         ] (the “Agreement”)

1.                             We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                             The Company agrees to become an Additional [Borrower]/[Guarantor) and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [31.2 (Additional Borrowers)]/[31.4 (Additional Guarantor)] of the Agreement. The Company is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.                             The Company’s administrative details are as follows:

Address:

Fax No:

Attention:

4.                         This Accession Letter is governed by English law.

This Accession Letter is entered into by deed.

[Borrower]                            [Kosmos Energy Finance]

Schedule 11

Form of Resignation Letter

From:      [resigning Obligor] and [Kosmos Energy Finance]

To:          [•] and [•] (the “Facility Agents”)

Dated:

Dear Sirs

Kosmos Energy Finance — Common Terms Agreement

dated [     ] (the “Agreement”)

1.                             We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                             Pursuant to Clause [31.3 (Resignation of a Borrower)] of the Agreement, we request that [resigning Obligor] be released from its obligations as a Borrower under the Agreement.

3.                             We confirm that:

(a)       no Default is continuing or would result from the acceptance of this request; and

(b)      [        ].

4.                             This Resignation Letter is governed by English law.

[resigning Obligor]                [Kosmos Energy Finance]

Schedule 12

Form of Compliance Certificate

To:          [•] as (the “Facility Agent”)

From:      [Kosmos Energy Finance] (the “Borrower”)

Date:

Dear Sirs

Kosmos Energy Finance — Common Terms Agreement

dated [      ] (the “Agreement”)

1.                             We refer to the Agreement. This is Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.         We confirm that as at [         ], being the last occurring Forecast Date:

(A)     the DSCR was [        ];

(B)      the Field Life Cover Ratio was [         ]; and

(C)      the Loan Life Cover Ratio was [        ],

in each case, as demonstrated by the current Forecast Assumptions.

3.          We set out below the calculations establishing the figures in paragraph 2 above: [       ]

4.                             We confirm that as at [         ], so far as we are aware having made diligent enquiries, no Default has occurred or is continuing.(5)

5.                             The balance of each Debt Service Reserve Account is as follows: [      ]

(5) Note — If this statement cannot be made, the certificate should identify any Default that has occurred or is continuing and the action taken, or proposed to be taken, to remedy it.

Yours faithfully

Authorised Signatory for	Authorised Signatory for
Kosmos Energy Finance	Kosmos Energy Finance

Schedule 13

Form of Letter of Credit

To:          [Beneficiary] (the “Beneficiary”)

Date:

Irrevocable Standby Letter of Credit no.[        ]

At the request and for the account of [            ], [LC Issuing Bank) (the “LC Issuing Bank”) hereby establishes in your favour this irrevocable standby letter of credit (“Letter of Credit”) not exceeding the Total L/C Amount on the following terms and conditions:

1.                            Definitions

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London.

“Demand” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

“Expiry Date” means[                    ].

“Total L/C Amount” means an aggregate amount not to exceed $[•] (USD [insert amount in words] only).

2.                            LC Issuing Bank’s agreement

(A)                The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the LC Issuing Bank a duly completed Demand. A Demand must be received by the LC Issuing Bank by [      ] p.m. (London time) on the Expiry Date. Multiple drawings are permitted.

(B)                       Subject to the terms of this Letter of Credit, the LC Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it shall pay to the Beneficiary the amount demanded in that Demand.

(C)                       The LC Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.                            Expiry

(A)                     The LC Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the LC Issuing Bank as the date upon which the obligations of the LC Issuing Bank under this Letter of Credit are released.

(B)                  Unless previously released under paragraph (a) above, on [          ] p.m. ([London] time) on the Expiry Date the obligations of the LC Issuing Bank under this Letter of Credit will cease with no further liability on the part of the LC Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(C)                  When the LC Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the LC Issuing Bank.

4.                       Payments

All payments under this Letter of Credit shall be made in [          ] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.                       Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, by registered mail or by courier on your letterhead, with the blanks appropriately completed, purportedly signed by your authorised officers bearing original handwritten signatures and must be received in legible form by the LC Issuing Bank at its address and by the particular department or officer (if any) as follows:

[ ]

6.                       Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.                       Amendment

The Letter of Credit may be amended only by written instrument signed by the LC Issuing Bank and the Beneficiary.

8.                       ISP 98

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

9.                       Governing Law

This Letter of Credit is governed by English law.

10.                Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit.

Yours faithfully,

[LC Issuing Bank]

By:

SCHEDULE

FORM OF DEMAND

To:          [LC Issuing Bank]

Date:

Dear Sirs

Standby Letter of Credit no. [         ] issued In favour of [BENEFICIARY] (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.                             We certify that the sum of [           ] is due [and has remained unpaid for at least [          ]Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [         ].

2.                             The amount specified in paragraph 1 is not in excess of the Total L/C Amount.

3.                             Payment should be made to the following account:

Name:

Account Number:

Bank:

4.                             The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)	(Authorised Signatory)

For

[BENEFICIARY]

Schedule 14

Form of Confidentiality Undertaking

To: [insert details of lender]

Re:

Kosmos Energy Finance (the “Company”) and the Phase 1 development of the Jubilee Project offshore Ghana (the “Project”)

[insert date]

Dear Sirs

We understand that you are considering participating in the financing of the Project. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.          Confidentiality Undertaking: You undertake:

(A)                              to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures with a degree of care not less than that which you would apply to your own confidential information;

(B)                                to keep confidential and not disclose to anyone except as provided for by paragraph 2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us;

(C)                                to use the Confidential Information only for the Permitted Purpose;

(D)                               to ensure that any person to whom you pass any Confidential Information in accordance with paragraph 2 (unless disclosed under paragraph 2(B) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

(E)                                 not to make enquiries in relation to the Confidential Information of any other person, whether a third party or any member of the Group or any of their officers, directors, employees or professional advisers, save for such officers, directors, employees or professional advisers as may be expressly nominated by us for this purpose.

2.                             Permitted Disclosure: We agree that you may disclose Confidential Information:

(A)                              to members of the Participant Group and your officers, directors, employees, consultants and professional advisers but only to the extent necessary for the proper fulfilment of the Permitted Purpose, provided that:

(i)                            such information is disclosed strictly on a need to know basis and provided that the Confidential Information may not be disclosed to any person in the Participant Group who is working or otherwise connected with the financing of the Project (other than where the Company is Kosmos); and

(ii)                        appropriate information barriers or other procedures as may be necessary are in place to ensure there can be no unauthorised disclosure of, or access to, the Confidential Information to any such person referred to in subparagraph (i) above;

(B)                                (i) where required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(C)                                with our prior written consent.

3.                             Notification of Required or Unauthorised Disclosure: You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) (in advance where reasonable and practicable) or immediately upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.                             Return of Copies: If we so request in writing, you shall return all Confidential Information supplied to you by us or any member of the Group and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body, or where the Confidential Information has been disclosed in accordance with paragraph 2(B) above.

5.                             Continuing Obligations: The obligations in the preceding paragraphs of this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us, irrespective of their outcome. Notwithstanding the previous sentence, the obligations in this letter shall cease twelve months after you have returned all Confidential Information and destroyed or permanently erased all copies of Confidential Information made by you to the extent required pursuant to paragraph 4 above.

6.                             No Representation; Consequences of Breach, etc: You acknowledge and agree that:

(A)                              neither we nor any of our officers, employees or advisers, and no other member of the Group and none of the officers, employees or advisers of any member of the Group (each a “Relevant Person”), (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any other member of the Group or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

(B)                                we and other members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you or any other person.

7.                            Inside Information: You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose. As a result of being given the Confidential Information you may well become insiders and, therefore, be unable to take certain actions which you would otherwise be able to take.

8.                             No Waiver; Amendments, etc: This letter shall not affect any other obligation owed by you to any member of the Group. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us and you.

9.                             Nature of Undertakings: The undertakings and acknowledgements given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of each other member of the Group.

10.                       Third party rights:

(A)                              Each other member of the Group and each Relevant Person (each a “Third Party”) may enforce the terms of this letter by virtue of the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”). This paragraph 10(A) confers a benefit on each Third Party, and, subject to the remaining provisions of this paragraph 10, is intended to be enforceable by each Third Party by virtue of the Third Parties Act.

(B)                                Subject to paragraph 10(a), a person who is not a party to this letter has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this letter.

(C)                                Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any person (other than the Company) to rescind or vary this letter at any time.

11.                       Governing Law and Jurisdiction: Any matter, claim or dispute, whether contractual or non-contractual, arising out of or in connection with this letter (including the agreement constituted by your acknowledgement of its terms), is to be governed by and determined in accordance with English law, and the parties submit to the non-exclusive jurisdiction of the English courts.

12.                       Definitions: In this letter (including the acknowledgement set out below):

“Confidential Information” means any and all information relating to the Company, the Group, the Project and the proposed financing of the Project, provided to you by us or any member of the Group or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information and information regarding all discussions and negotiations between us (including information regarding the outcome of such discussions or negotiations), but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any member of the Group or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

“Group” means the Company, its Holding Companies and each of their respective Subsidiaries;

“Holding Company” means, in relation to a company, any other company in respect of which it is a Subsidiary;

“Participant Group” means you, and each of your Holding Companies and Subsidiaries;

“Permitted Purpose” means considering and evaluating whether to enter into contracts with us in relation to the financing of the Project; and

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of Kosmos Energy Finance

To:                              Kosmos Energy Finance and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of [insert details of lender]

Schedule 15

Form of Deed of Subordination

THIS DEED is dated [                ] 2009 and made between:

(1)                   [•] (the “Obligor”);

(2)                   [•] in its capacity as Security Trustee for the Secured Parties on the terms and conditions set out in the Intercreditor Agreement (the “Security Trustee”) which expression includes its successors in title and assigns or any person appointed as an additional trustee for the purpose of and in accordance with the Intercreditor Agreement; and

(3)        [•] (the “Subordinated Party”).

BACKGROUND:

(1)                    Under the Senior Facilities, the Senior Lenders have agreed to make available $[600] million loan facilities to the Borrower.

(2)                    Under the Junior Facilities, the Junior Lenders have agreed to make available $[150] million loan facilities to the Borrower.

(3)                    The Subordinated Party has agreed to make, or may in the future make, loans available to the Obligor.

(4)                    The Obligor and the Subordinated Party have agreed that the Subordinated Debt (as defined below) shall be subordinated to the claims of the Secured Parties on the terms of this Deed.

IT IS AGREED as follows:

1.                        DEFINITIONS AND INTERPRETATION

1.1                 Definitions

In this Deed:

“Permitted Payment” means any payment or receipt expressly permitted by Clause 4 (Permitted Payments) so long as it is so permitted.

“Subordinated Debt” means all present and future moneys, debts, obligations and liabilities which are, or are expressed to be, or may become due, owing or payable by the Obligor to the Subordinated Party (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“Subordinated Documents” means any document evidencing or recording the terms of any Subordinated Debt.

“Subordination Period” means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid or discharged or satisfied in full and all commitments of the Secured Parties have expired or been cancelled.

1.2                 Incorporation of defined terms

Terms defined in clause 1 (Definitions) of the definitions agreement made on or about the date of this Deed (the “Definitions Agreement”) by, inter alios, the parties to this Deed shall have the same meaning and construction when used herein.

1.3                 Construction of particular terms

The rules of construction and interpretation set out in clause 2 (Interpretation and Construction) of the Definitions Agreement shall apply to this Deed as if expressly set out herein.

1.4                 Third Party Rights

(a)                   Subject to Clause 1.4(b), the parties to this Deed do not intend that any term of this Deed should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

(b)                  Each of the Secured Parties shall have the right to enforce the terms of this Deed.

2.                        RANKING

(a)                   The Secured Liabilities shall rank senior in priority to the Subordinated Debt.

(b)                  Except as provided in this Deed, any payment in respect of the Subordinated Debt is conditional upon the expiry of the Subordination Period.

(c)                   As between the Secured Parties, nothing in this Deed shall prejudice the ranking of the Secured Liabilities as set forth in the Intercreditor Agreement.

3.                        UNDERTAKINGS

3.1                 Undertakings of the Obligor

(a)                   During the Subordination Period the Obligor shall not, and the Subordinated Party shall not require the Obligor to:

(i)                       pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, or redeem, purchase,

acquire or defease, any of the Subordinated Debt whether in cash or in kind;

(ii)                    exercise any set-off against any Subordinated Debt;

(iii)                 create or permit to subsist any Security over any of its assets, or give any guarantee, for, or in respect of, any Subordinated Debt;

(iv)                amend, terminate or give any waiver or consent under the Subordinated Documents, other than any amendment, termination, waiver or consent purely of a technical or administrative nature; or

(v)                   take or omit to take any action whereby the ranking and/or subordination contemplated by this Deed might be impaired or terminated.

(b)                  Notwithstanding paragraph (a) above, the Obligor may:

(i)                       do anything prohibited by paragraph (a) above with the prior written consent of the Security Trustee; and

(ii)                    make any Permitted Payment.

3.2                 Undertakings of the Subordinated Party

(a)                   During the Subordination Period, the Subordinated Party shall not:

(i)                       demand or receive payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, the Subordinated Debt in cash or in kind or apply any money or property in or towards discharge of the Subordinated Debt;

(ii)                    exercise any set-off against the Subordinated Debt;

(iii)                 permit to subsist or receive any Security, or any guarantee, for, or in respect of, the Subordinated Debt;

(iv)                amend, terminate or give any waiver or consent under any Subordinated Document, other than any amendment, termination, waiver or consent purely of a technical or administrative nature; or

(v)                   take or omit to take any action whereby the ranking and/or subordination contemplated by this Deed might be impaired;

(vi)                take any Enforcement Action in relation to the Subordinated Debt; or

(vii)             assign, transfer or otherwise dispose of any of its rights, benefit, title or interest in or to the Subordinated Debt.

(b)                  Notwithstanding paragraph (a) above, the Subordinated Party may:

(i)                       do anything prohibited by paragraph (a) above with the prior written consent of the Security Trustee; and

(ii)                    receive and retain a Permitted Payment.

4.                        PERMITTED PAYMENTS

Subject to Clause 6 (Turnover) and Clause 7 (Subordination on Insolvency), unless:

(a)                   a Default is continuing; or

(b)                  an Insolvency Event or Insolvency Proceedings have occurred in which case Clause 7 (Subordination on Insolvency) applies; or

(c)                   the aggregate of the outstandings under the Senior Facilities on the most recent Forecast Date exceeds the Borrowing Base Amount pursuant to clause 10.3 (Aggregate outstandings exceed the Borrowing Base Amount) of the CTA and the earlier of the date of the mandatory prepayment to cure the deficiency or the date which is 90 days following that Forecast Date has not occurred, (in which case the provisions of Clause 7 (Subordination on Insolvency) shall apply); or

(d)                  a Deficiency Funding Period under clause 29.2 (Breach of financial covenant) of the CTA has occurred in which case Clause 7 (Subordination on Insolvency) applies,

the Obligor may pay and the Subordinated Party may receive and retain payments of [of interest and principal) on the Subordinated Debt in accordance with clause 21.2 (Withdrawals — No Default Outstanding) of the Common Terms Agreement, such payment or receipt to include payment or receipt by way of set-off.

5.                        REPRESENTATIONS

5.1                 Representations of the Subordinated Party

The Subordinated Party makes the representations and warranties set out in this Clause 5.1 on the date of this Deed:

(a)                   It is duly incorporated (if a corporate person) or duly established (in any other case except for a natural person) and validly existing under the law of its jurisdiction of incorporation or formation.

(b)                  It has the power to own its assets and carry on its business as it is being and is proposed to be, conducted, and it has the power to enter into and perform all its obligations under this Deed and the transactions contemplated by this Deed.

(c)                   The obligations expressed to be assumed by it under this Deed are legal, valid, binding and enforceable obligations.

(d)                  The entry into and performance by it of, and the transactions contemplated by, this Deed does not and will not conflict with:

(i)                       any law applicable to it;

(ii)                    its constitutional documents; or

(iii)                 any agreement or instrument binding upon it or any of its assets.

(e)                   It has (or had at the relevant time) the power and authority to execute and deliver this Deed and it has the power and authority to perform its obligations under this Deed and the transactions contemplated thereby.

(f)                     All Required Approvals have been obtained or effected and are in full force and effect where a failure to do so has or could reasonably be expected to have a Material Adverse Effect.

(g)                  It is the sole beneficial owner of the Subordinated Debt owed to it.

5.2                 Repetition

Each of the representations and warranties in clause 5.1 (representations of the subordinated party) will be repeated on the date of each utilisation date and on the first day of each interest period. Where a representation is repeated, it is applied to the facts and circumstances existing at the time of repetition.

6.                        TURNOVER

During the Subordination Period, if the Subordination Party received or recovers:

(a)                   a payment (other than a Permitted Payment) in cash or in kind or distribution in respect of any of the Subordinated Debt from the Obligor or any other source; Or

(b)                  the proceeds of any enforcement of any Security or any guarantee or other assurance against financial loss for any Subordinated Debt,

in each case, in contravention of Clause 2 (Ranking) or 3 (Undertakings), the Subordinated Party shall:

(i)                       within three (3) Business Days notify details of the receipt or recovery to the Security Trustee;

(ii)                    hold any such assets and moneys received or recovered by it (up to a maximum of an amount equal to the Secured Liabilities on trust for the

Security Trustee for application against the Secured Liabilities in accordance with the order and priority set forth in the Intercreditor Agreement; and

(iii)                 within three (3) Business Days of demand by the Security Trustee, pay an amount equal to such receipt or recovery (up to a maximum of an amount equal to the Secured Liabilities) to the Security Trustee for application against the Secured Liabilities in accordance with the order and priority set forth in the Intercreditor Agreement.

7.                        SUBORDINATION ON INSOLVENCY

7.1                 Subordination

If an Insolvency Event or Insolvency Proceedings occur, the Subordinated Debt will be subordinate to the Secured Liabilities.

7.2                 Filing of Claims

(a)                   If an Insolvency Event or Insolvency Proceedings occur or any Event of Default is continuing, the Security Trustee may, and is hereby irrevocably authorised on behalf of the Obligor and the Subordinated Party to:

(i)                       take any Subordinated Debt Enforcement Action;

(ii)                    demand, claim, enforce and prove for the Subordinated Debt;

(iii)                 file claims and proofs, give receipts and take any proceedings in respect of filing such claims or proofs and do anything which the Security Trustee reasonably considers necessary or desirable to recover the Subordinated Debt; and

(iv)                receive all distributions of the Subordinated Debt for application first against the Secured Liabilities in accordance with the order and priority set forth in the Intercreditor Agreement.

(b)                  If and to the extent that the Security Trustee is not entitled, or elects not, to take any of the action mentioned in paragraph (a) above, the Subordinated Party will do so promptly on request by the Security Trustee.

7.3                 Distributions

If an Insolvency Event or Insolvency Proceedings occur, the Subordinated Party will:

(a)                   hold all payments and distributions in cash or in kind received or receivable by it in respect of the Subordinated Debt on trust for the Security Trustee and promptly pay the same for application first against the Secured Liabilities in accordance with the order and priority set forth in the Intercreditor Agreement;

(b)                   within three Business Days of demand by Security Trustee, pay an amount equal to any Subordinated Debt owing to it and discharged by set-off or otherwise to the Security Trustee for application in accordance first against the Secured Liabilities in accordance with the order and priority set fourth in the Intercreditor Agreement;

(c)                    promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Obligor or their proceeds to pay any and all distributions in respect of the Subordinated Debt directly to the Security Trustee; and

(d)                   promptly undertake any action requested by the Security Trustee to give effect to this Clause 7.3.

7.4                 Voting

(a)                   If an Insolvency Event or Insolvency Proceedings occur:

(i)                       the Security Trustee may, and is hereby irrevocably so authorised on behalf of the Subordinated Party, to exercise [all powers of convening meetings, voting and representation in respect of the Subordinated Debt; and

(ii)                    the Subordinated Party shall promptly execute and/or deliver to the Security Trustee such forms of proxy and representation as it may require to facilitate any such action.

(b)                  If and to the extent that the Security Trustee is not entitled, or elects not, to exercise a power under paragraph (a) above, the Subordinated Party will:

(i)                       exercise that power in such manner as the Security Trustee directs; and

(ii)                    exercise that power so as not to impair the ranking and/or subordination contemplated by this Deed.

8.                        PROTECTION OF SUBORDINATION

8.1                 Continuing subordination

The subordination provisions in this Deed shall remain in full force and effect by way of continuing subordination and shall not be affected in any way by any intermediate payment or discharge in whole or in part of the Secured Liabilities.

8.2                 Waiver of defences

Neither the subordination in this Deed nor the obligations of the Obligor or the Subordinated Party shall be affected in any way by an act, omission, matter or thing which, but for this Clause 8, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, including, without limitation, the following:

(a)                   any time, waiver or consent granted to, or composition with, any person;

(b)                  the release of any person under the terms of any composition or arrangement with any creditor of any person;

(c)                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(e)                   any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatever nature) or replacement of any Finance Document or any other document or security;

(f)                     any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)                  any insolvency or similar proceedings; or

(h)                  any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under any Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

8.3                 Immediate recourse

The Subordinated Party waives any right it may have of first requiring the Security Trustee (or any other trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person claiming the benefit of this Deed. The Security Trustee may refrain from applying or enforcing any money, rights or security.

8.4                 Appropriations

The Security Trustee (or any trustee or agent on its behalf) may, subject to its obligations under this Deed:

(a)                   apply any moneys or other assets received or recovered by it under this Deed or from any person against the Secured Liabilities, in accordance with the order and priority set forth in the Intercreditor Agreement;

(b)                  apply any moneys or other assets received or recovered by it from any person (other than any moneys or other assets received or recovered under the applicable Finance Documents or under this Deed) against any liability of the relevant person to it other than the Secured Liabilities owed to it; and

(c)                   unless or until such moneys or other assets received or recovered by it under the applicable Finance Documents or under this Deed in aggregate are sufficient to end the Subordination Period if otherwise applied in accordance with the provisions of this Deed, hold in an interest-bearing suspense account any moneys or other assets received from any person.

9.                        PRESERVATION OF DEBT

9.1                 Preservation of Subordinated Debt

Notwithstanding any term of this Deed postponing, subordinating or preventing the payment of all or any part of the Subordinated Debt, the Subordinated Party shall, as between the Obligor and the Subordinated Party, be deemed to remain owing or due and payable (and interest, default interest or indemnity payments shall continue to accrue) in accordance with the Subordinated Documents.

9.2                 No liability

The Security Trustee will have no liability to the Obligor or to the Subordinated Party for any act, default, or omission in relation to the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Deed or any failure to collect or preserve any Subordinated Debt or delay in doing so.

10.                 SUBROGATION

If any of the Secured Liabilities are wholly or partially paid out of any proceeds received in respect of or on account of the Subordinated Debt, the Subordinated Party will to that extent be subrogated to the Secured Liabilities so paid (and all securities and guarantees for those Secured Liabilities), but not before the expiry of the Subordination Period.

11.                 NO OBJECTION BY SUBORDINATED PARTY

The Subordinated Party is deemed to consent to, and the Subordinated Party shall not have any claim or remedy against the Obligor or any Secured Party by reason of.

(a)                   the entry by any of them into any Finance Document or any other agreement between any Secured Party and the Obligor;

(b)                  any waiver or consent given by any Secured Party under any Finance Document or any such other agreement; or

(c)                   any requirement or condition imposed by or on behalf of any Secured Party under any Finance Document or any such other agreement,

from time to time which breaches or causes an event of default or potential event of default (however described) under any Subordinated Document

12.                 POWER OF ATTORNEY

(a)                   During the Subordination Period, the Subordinated Party, by way of security for the obligations of the Subordinated Party under this Deed, irrevocably appoints Security Trustee as its attorney (with full power of substitution and delegation), on its behalf and in its name or otherwise as its act and deed, and in such manner as the attorney thinks fit to do anything which the Subordinated Party is obliged to do under this Deed but has not done, and the taking of action by the attorney shall (as between it and any third party) be conclusive evidence of its right to take such action.

(b)                  The Subordinated Party ratifies and confirms and agrees to ratify and confirm everything that such attorney does or purports to do in the exercise or purported exercise of the power of attorney granted by it in this Clause 12.

13.                 NEW MONEY

The Subordinated Party agrees and acknowledges that the Secured Parties may, at their discretion, increase any amounts payable or make further advances under the Finance Documents and/or make further facilities available to the Borrower. Any such increased payments, further advances and/or additional facilities will be deemed to be made under the terms of the Finance Documents.

14.                 FAILURE OF TRUSTS

If any trust intended to arise pursuant to any provision of this Deed fails or for any reason (including the laws of any jurisdiction in which any assets, moneys, payments or distributions may be situated) cannot be given effect to, the Subordinated Party will pay to the Security Trustee for application against the Secured Liabilities an amount equal to the amount (or the value of the relevant assets) intended to be so held on trust for the Security Trustee.

15.                 TRUSTS

(a)                   The Security Trustee shall hold the benefit of this Deed upon trust for itself and the other relevant Secured Parties.

(b)                  The perpetuity period of the trusts created under this Deed shall be 80 years.

16.                 NON-CREATION OF CHARGE

No provision of this Deed is intended to or shall create a charge or other security.

17.                 CERTIFICATES AND DETERMINATIONS

Any certification or determination by the Security Trustee of a rate or amount under this Deed will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

18.                 CHANGES TO THE PARTIES

18.1          The Obligor and the Subordinated Party

Neither the Obligor nor the Subordinated Party may assign or transfer any of its rights or obligations under this Deed without prior written consent of the Security Trustee.

18.2        The Security Trustee

(a)                    The Security Trustee may assign or otherwise dispose of all or any of its rights under this Deed as permitted under the Finance Documents.

(b)                   References in this Deed to the Security Trustee include any successor in title and assigns or any person appointed as an additional trustee for the purposes of and in accordance with the Intercreditor Agreement.

19.                 INFORMATION

19.1          Defaults

The Subordinated Creditor will notify the Security Trustee, of the occurrence of an event of default or potential event of default (however described) under or breach of any Subordinated Document, promptly upon becoming aware of it.

19.2          Amounts of Subordinated Debt

The Subordinated Creditor will, on request by the Security Trustee from time to time notify it of details of the amount of outstanding Subordinated Debt.

20.                 NOTICES

20.1          Communications in writing

Any communication or document to be made or delivered under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made or delivered by fax or letter.

20.2          Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Deed is that identified in accordance with the terms of the CTA (or in the case of the Subordinated Party, the Finance Documents to which it is a party) or otherwise as notified to the other parties on the date of this Deed, or any substitute address, fax number or department or officer as the party notifies to the other parties by not less than five Business Days’ notice.

20.3          Delivery

Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

(a)                    if by way of fax, when received in legible form; or

(b)                   if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 20.2 (Addresses), if addressed to that department or officer.

20.4          English language

Any notice given under or in connection with this Deed must be in English.

21.                 REMEDIES AND WAIVERS

No delay or omission by the Security Trustee in exercising any right provided by law or under this Deed shall impair, affect, or operate as a waiver of, that or any other right. The single or partial exercise by the Security Trustee of any right shall not, unless otherwise expressly stated, preclude or prejudice any other or further exercise of that, or the exercise of any other, right. The rights of the parties under this Deed are in addition to and do not affect any other rights available to them by law.

22.                 PARTIAL INVALIDITY

(a)                    If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction or any other jurisdiction will in any way be affected or impaired.

(b)                   The parties shall enter into good faith negotiations, but without any liability whatsoever in the event of no agreement being reached, to replace any illegal, invalid or unenforceable provision with a view to obtaining the same commercial effect as this Deed would have had if such provision had been legal, valid and enforceable.

23.                 AMENDMENTS

No amendment may be made to this Deed (whether in writing or otherwise) without the prior written consent of the parties to this Deed.

24.                 COUNTERPARTS

This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but will not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Deed, but all the counterparts will together constitute one and the same instrument.

25.                 EXECUTION AS A DEED

Each of the parties to this Deed intends it to be a deed and confirms that it is executed and delivered as a deed, in each case notwithstanding the fact that any one or more of the parties may only execute it under hand.

26.     ENFORCEMENT

26.1   Jurisdiction

(a)                    The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

(b)                   The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c)                    This clause 26.1 is for the benefit of the Security Trustee only. As a result but subject to paragraph (d) below, the Security Trustee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Security Trustee may take concurrent proceedings in any number of jurisdictions.

(d)                   The Subordinated Party agrees that it will not take proceedings relating to a Dispute in relation to the Subordinated Debt in any other courts with jurisdiction.

26.2   Service of process

(a)                    Without prejudice to any other mode of service allowed under any relevant law the Subordinated Party (which is not incorporated in England and Wales) irrevocably appoints [name] of [address] as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed.

(b)                   The Subordinated Party agrees that failure by a process agent to notify the relevant party of the process will not invalidate the proceedings concerned.

27.     FURTHER ASSURANCE

Each of the Obligor and the Subordinated Party agrees that it will promptly, at the direction of the Security Trustee (acting reasonably), execute and deliver at its own expense any document (to be executed as a deed or under hand) and do any act or thing in order to confirm or establish the validity and enforceability of the subordination effected by, and the obligations of the Obligor and the Subordinated Party under, this Deed.

28.     GOVERNING LAW

This Deed is governed by and is to be construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Deed, whether contractual or non-contractual, is to be governed by and construed in accordance with English law.

IN WITNESS of which this document has been executed as a deed and delivered on the date stated at the beginning of this Deed.

Executed and Delivered as a Deed by	)
[name of Obligor] in the presence of:	)
	)	Per:
		Title:	Director/Attorney-in-Fact
Name:

Witness’s Signature

(Name)

(Address)

(Occupation)

Executed as a deed [name of Security Trustee]
acting by [a director and its	Director
[secretary/two directors]]

[Secretary/Director]

[Address:

Fax Number:

Department:

Attention:]

Executed as a deed [name of Subordinated
Party] acting by [a director and its	Director
[secretary/two directors]]

[Secretary/Director]

[Address:

Fax Number:

Department:

Attention:]

Schedule 16

Lenders’ Reliability Test

1.1          Test Procedures and Criteria

1.1.1        The Borrower shall prepare in good faith test procedures to determine whether technical completion has occurred in respect of the Project Facilities (the “Test Procedures”) during the conduct of a prescribed test (the “Lenders’ Reliability Test”). The Test Procedures shall document how the requirements of the Lenders’ Reliability Test will be met.

1.1.2        The Lenders’ Reliability Test is a prescribed period of 60 continuous days during which the First Oil Project Infrastructure has:

(A)          been operated by the OpCo’s Normal Operating Staff;

(B)           produced an average daily rate of production of Unit Substances which is not less than the average daily rate of production for the first three years of commercial production as assumed in calculating the Borrowing Base Amount in the Forecast produced as at the Signing Date;

(C)           the Entitlement of Kosmos has been lifted in accordance with the lifting arrangements referred to in paragraph (C) under the definition of Project Completion; and

(D)          exhibited downtime of less than 72 hours in the aggregate, where downtime is defined as an inability to deliver treated Crude Oil to the storage tanks of the FPSO.

The Borrower shall submit the Test Procedures to each of the Facility Agent and Technical Consultant 6 (six) months prior to the date on which the Borrower wishes to commence the Test Period. The Test Procedures shall each be prepared in accordance with good international oil industry practice and reflect normal operation of the Project.

1.1.3        If the Technical Consultant acting reasonably and in consultation with the Technical and Modelling Bank determines within 20 (twenty) Business Days from receipt of the relevant Test Procedures that the Borrower’s Test Procedures are not adequate to demonstrate the performance required by paragraph 2.1.5, the Borrower, the Technical and Modelling Bank and the Technical Consultant shall meet to discuss the views of the Technical Consultant and agree any changes required to the Test Procedures.

1.1.4        If agreement between the Borrower and the Technical Consultant (in consultation with the Technical and Modelling Bank) on such matter(s) is not reached within a further period of 20 (twenty) Business Days, the matter shall be referred to an independent expert for determination. Such independent expert shall be appointed by the President of the Energy Institute in accordance with the Rules for Expertise of the International Chamber of Commerce. The decision of the independent expert shall be final and binding on the parties.

1.1.5        The Technical Consultant and the Technical and Modelling Bank shall be entitled to witness any part of any Test on behalf of the Finance Parties upon giving reasonable notice to the Borrower of its intention to attend. Borrower shall facilitate the Technical Consultant’s attendance at such tests.

1.1.6        The Borrower shall provide the Facility Agents, the Technical and Modelling Bank and the Technical Consultant at least 15 (fifteen) Business Days written notice of the intention to commence the conduct of the Lenders’ Reliability Test.

1.2          Testing

Prior to the commencement of the Test Period, the Borrower shall give each of the Facility Agents, the Technical and Modelling Bank and the Technical Consultant a certificate, signed by the Operations Director, which states:

1.2.1        that the First Oil Project Infrastructure has been in the operational phase during at least the one calendar month period preceding the date of the certificate, without any Material Failure which will remain outstanding at the start of the Test Period;

1.2.2        that all First Oil Project Infrastructure has been Accepted;

1.2.3        the number and sizes of cargos per month of Crude Oil loaded by the Project since First Oil Date;

1.2.4        that the OpCo and lessor of the FPSO are fully-staffed with the operations and maintenance personnel required for the safe and reliable operation of the Project during all reasonably foreseeable operating conditions, and the First Oil Project Infrastructure is otherwise ready for the Test.

1.3          Certification and Acknowledgement of Data

1.3.1        During the Test Period the Borrower will measure a number of operating parameters as set out in paragraphs 2.1 below and in the relevant Test Procedures (the “Test”). After conclusion of the Test Period, the Borrower will certify the measurements set out in paragraphs 1.1.2 and 2.1 below and issue a certificate (an “Operations Certificate”) to each of the Facility Agent and the Technical Consultant. If the Technical Consultant agrees with the certifications in the Operations Certificate and is satisfied that there is no Material Failure as referred to in paragraphs 2.2, it will acknowledge such certifications or confirmation in a certificate (an “Acknowledgement Certificate”) to the Borrower (with a copy to the Facility Agent).

1.3.2        If the Technical Consultant and the Technical and Modelling Bank do not agree with the certifications in the Operations Certificate and the Borrower, the Facility Agents, the Technical and Modelling Bank and the Technical Consultant are unable to resolve the matter within a period of 20 (twenty) Business Days, the matter shall be referred to an independent expert for determination. Such independent expert shall be appointed by the President of the Energy Institute in accordance with the Rules for Expertise of the

International Chamber of Commerce. The decision of the independent expert shall be final and binding on the parties.

2              Test Requirements

2.1          Crude Oil Requirements

During the Test Period the First Oil Project Infrastructure must satisfy each of the following requirements:

2.1.1        the First Oil Project Infrastructure shall produce the quantity of Crude Oil required under paragraph 1.1.2(B);

2.1.2        the First Oil Project Infrastructure shall load no less than 4.5 million barrels of Crude Oil over the 60-day Test Period;

2.1.3        the First Oil Project Infrastructure shall operate concurrently for a period of not less than 72 (seventy two) consecutive hours to demonstrate its ability to process Crude Oil at a rate equivalent to at least 95% (ninety five per cent) of the Design Capacity, subject to the aggregate production well capacity at the time of the Test being able to support this rate. In the event that the aggregate well capacity does not support this rate, the Borrower and Technical Consultant shall agree a revised rate. Such revised rate shall not be less than 90% of the Design Capacity;

2.1.4        all Crude Oil produced by the Project during the Test Period shall meet the minimum quality requirements specified in the FPSO Agreement;

2.1.5        the First Oil Project Infrastructure shall have operated throughout the Test period in accordance with the requirements of the environmental licences without benefit of waiver.

2.2          No Material Failure

If there is a Material Failure in respect of the First Oil Project Infrastructure during the Test Period, the Borrower shall stop the Test Period and re start in accordance with paragraph 2.3.2.

2.3          Extension of Test Period

2.3.1        Without prejudice to paragraph 2.3.2, in the event that the requirement specified in paragraph 1.1.2(D) is not satisfied for any reason other than a Material Failure during the Test Period, the Test Period may be extended to a period of 90 (ninety) consecutive days. In such case, the exhibited downtime over the 90-day extended period of the Test shall be less than 108 hours in the aggregate, where downtime is defined as an inability to deliver treated Crude Oil to the storage tanks of the FPSO.

2.3.2        The Borrower can stop the Test Period at any time. The Borrower shall notify the Technical Consultant at least 15 (fifteen) Business Days in advance of a re start of the

Test Period. If the Borrower stops the Test Period for any reason, or at any time during the Test Period there is a Material Failure, the Borrower shall be required to re perform in their entirety the tests set out in paragraph 2.1, provided always that where (i) paragraph 4.1.1 applies and (ii) the provisions of paragraph 2.1.3 have already been satisfied, as modified by the requirements of paragraph 2.1.1, during the Test Period, the requirements of paragraph 2.1.1 do not need to be repeated. For the avoidance of doubt, the Borrower shall not be required to satisfy the pre conditions set out in paragraph 1.2 prior to any restart of the Test Period.

3              Force Majeure

If Force Majeure occurs during the Test Period, the Test Period shall be extended on a “day for day” basis in respect of the period of Force Majeure, up to an aggregate extension of 10 (ten) days. For this purpose Force Majeure has the meaning given to it in the Petroleum Agreements as at the date of the CTA.

4              Normal Operating Staff

The Normal Operating Staff shall operate the First Oil Project Infrastructure during the Test Period and will perform the tests required in connection with Technical Completion, provided always that nothing in this Schedule 15 shall prevent the OpCo using, in the operation and maintenance of any part or parts of the Project (i) vendors and contractors, whether under long term or ad hoc contracts for the maintenance or to support the operation of equipment and/or (ii) personnel contracted in relation to the training of Ghanaian nationals.

SIGNATURES

Original Borrower

KOSMOS ENERGY FINANCE

By:	W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Director

Original Guarantors

KOSMOS ENERGY GHANA HC

By:	W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Director

KOSMOS ENERGY DEVELOPMENT

By:	W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Director

KOSMOS ENERGY FINANCE

By:	W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Director

SIGNATURES

Global Co-ordinator

STANDARD CHARTERED BANK

By:	J.H. Courtenay	By:	Ade Adeola

Name:	J.H. Courtenay	Name:	Ade Adeola
Title:	Global Head of Project Finance	Title:	Managing Director Project and
Export Finance

SIGNATURES

Senior Mandated Lead Arrangers

STANDARD CHARTERED BANK

By:	J.H. Courtenay	By:	Ade Adeola

Name:	J.H. Courtenay	Name:	Ade Adeola
Title:	Global Head of Project Finance	Title:	Managing Director Project and
Export Finance

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President

SOCIÉTÉ GÉNÉRALE

By:	Kevin Price

Name:	Kevin Price
Title:	MD RBF

CALYON

By:	L. Renard	By:	F. Pluta

Name:	L. Renard	Name:	F. Pluta
Title:	Associate Director	Title:	Head of RBC

ABSA BANK LIMITED

By:	J.H. de la Pasture	By:	N. Balgobind

Name:	J.H. de la Pasture	Name:	N. Balgobind
Title:	Principal	Title:	Associate Principal

AFRICA FINANCE CORPORATION

By:	Andrew Alli

Name:	Andrew Alli
Title:	CEO

INTERNATIONAL FINANCE CORPORATION

By:	Delanson Crist

Name:	Delanson Crist
Title:	Senior Manager

CORDIANT EMERGING LOAN FUND III, L.P.

By:	Bertrand Millot

Name:	Bertrand Millot
Title:	VP Portfolio Management

SIGNATURES

Junior Mandated Lead Arrangers

STANDARD CHARTERED BANK

By:	J.H. Courtenay	By:	Ade Adeola

Name:	J.H. Courtenay	Name:	Ade Adeola
Title:	Global Head of Project Finance	Title:	Managing Director Project and
Export Finance

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President

INTERNATIONAL FINANCE CORPORATION

By:	Delanson Crist

Name:	Delanson Crist
Title:	Senior Manager

AFRICA FINANCE CORPORATION

By:	Andrew Alli

Name:	Andrew Alli
Title:	CEO

SIGNATURES

Original Senior Lenders

STANDARD CHARTERED BANK

By:	J.H. Courtenay	By:	Ade Adeola

Name:	J.H. Courtenay	Name:	Ade Adeola
Title:	Global Head of Project Finance	Title:	Managing Director Project and
Export Finance

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President

SOCIÉTÉ GÉNÉRALE

By:	Kevin Price

Name:	Kevin Price
Title:	MD RBF

CALYON

By:	L. Renard	By:	F. Pluta

Name:	L. Renard	Name:	F. Pluta
Title:	Associate Director	Title:	Head of RBC

ABSA BANK LIMITED

By:	J.H. de la Pasture	By:	N. Balgobind

Name:	J.H. de la Pasture	Name:	N. Balgobind
Title:	Principal	Title:	Associate Principal

AFRICA FINANCE CORPORATION

By:	Andrew Alli

Name:	Andrew Alli
Title:	CEO

CORDIANT EMERGING LOAN FUND III, L.P.

By:	Bertrand Millot	By:	Donald S. McKelvie

Name:	Bertrand Millot	Name:	Donald S. McKelvie
Title:	VP Portfolio Management	Title:	Treasurer

SIGNATURES

IFC (as Original Senior Lender under the Senior IFC Facility Agreement)

INTERNATIONAL FINANCE CORPORATION

By:	Delanson Crist

Name:	Delanson Crist
Title:	Senior Manager

SIGNATURES

Original Junior Lenders

STANDARD CHARTERED BANK

By:	J.H. Courtenay	By:	Ade Adeola

Name:	J.H. Courtenay	Name:	Ade Adeola
Title:	Global Head of Project Finance	Title:	Managing Director Project and
Export Finance

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President

AFRICA FINANCE CORPORATION

By:	Andrew Alli

Name:	Andrew Alli
Title:	CEO

SIGNATURES

IFC (as Original Junior Lender under the Junior IFC Facility Agreement)

INTERNATIONAL FINANCE CORPORATION

By:	Delanson Crist

Name:	Delanson Crist
Title:	Senior Manager

SIGNATURES

Lead Technical and Modelling Bank

SOCIÉTÉ GÉNÉRALE

By:	Kevin Price

Name:	Kevin Price
Title:	MD RBF

SIGNATURES

Co-Technical and Modelling Bank

STANDARD CHARTERED BANK

By:	J.H. Courtenay	By:	Ade Adeola

Name:	J.H. Courtenay	Name:	Ade Adeola
Title:	Global Head of Project Finance	Title:	Managing Director Project and
Export Finance

SIGNATURES

Onshore Account Bank

STANDARD CHARTERED BANK

By:	J.H. Courtenay	By:	Ade Adeola

Name:	J.H. Courtenay	Name:	Ade Adeola
Title:	Global Head of Project Finance	Title:	Managing Director Project and
Export Finance

SIGNATURES

Offshore Account Bank

STANDARD CHARTERED BANK

By:	J.H. Courtenay	By:	Ade Adeola

Name:	J.H. Courtenay	Name:	Ade Adeola
Title:	Global Head of Project Finance	Title:	Managing Director Project and
Export Finance

SIGNATURES

Senior Facility Agent

STANDARD CHARTERED BANK

By:	J.H. Courtenay	By:	Ade Adeola

Name:	J.H. Courtenay	Name:	Ade Adeola
Title:	Global Head of Project Finance	Title:	Managing Director Project and
Export Finance

SIGNATURES

Junior Facility Agent

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President

SIGNATURES

Security Trustee

BNP PARIBAS SA

By:	S. Cantoia	By:	Olivier Warnan

Name:	S. Cantoia	Name:	Olivier Warnan
Title:	Attorney	Title:	Vice President